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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TPT GLOBAL TECH, INC.

(Exact name of registrant as specified in its charter)

FLORIDA (State or jurisdiction of incorporation or organization)	4899 (Primary Standard Industrial Classification Code Number)	45-4916705 (I.R.S. Employer Identification No.)

501 West Broadway, Suite 800, San Diego, CA 92101/ Phone (619) 301-4200

(Address and telephone number of principal executive offices)

Stephen Thomas, Chief Executive Officer

501 West Broadway, Suite 800, San Diego, CA 92101/ Phone (619) 301-4200

(Name, address and telephone number of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

Michael A. Littman, Attorney at Law

P.O. Box 1839, Arvada, CO 80001 / phone (720) 530-6184

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[___]	Accelerated filer	[___]
Non-accelerated filer (Do not check if a smaller reporting company)	[___]	Smaller reporting company	[_X_]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. [ ]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [_]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock by Selling Shareholders	47,184,585	$0.13	$6,133,996.05	$763.68

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 ("the Securities Act") based on the average of the 5-day average of the closing price of the common stock on December 11, 2017 as reported on the OTC Market QB.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

(Subject to Completion)

PROSPECTUS

TPT GLOBAL TECH, INC.

47,184,585 shares of common stock of selling shareholders

We are registering securities listed for sale on behalf of selling shareholders: 47,184,585 shares of common stock.

We will not receive any proceeds from sales of shares by selling shareholders.

Our selling shareholders plan to sell common shares at market prices for the securities as the market may dictate from time to time. There is a limited market price for the common stock, which has traded in the OTC Pink Sheets, (“TPTG”) in the range of $0.13 in the past 5 days.

Title	Price Per Share
Common Stock	$ $0.13*

*Five-day average market price

Our security holders may sell their securities at market prices or at any price in privately negotiated transactions.

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 6 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state or provincial securities commission, nor has the SEC or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This offering will be on a delayed and continuous basis only for sales of selling shareholders shares. The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders. (See “Description of Securities – Shares”).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the date that the registration statement relating to these securities, which has been filed with the Securities and Exchange Commission, becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is December 13, 2017.

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ITEM 3. PROSPECTUS SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

Our Company

TPT Global Tech, Inc. (“We”, “us”, “our” or “TPT Global”), is incorporated in the State of Florida with operations located in San Diego, California, providing complete, communication and data services and products to small to mid-sized organizations (“SMB”).

CORPORATE HISTORY

COMPANY OVERVIEW

We were originally incorporated in 1988 in the state of Florida. TPT Global, Inc., a Nevada corporation formed in June 2014, merged with Ally Pharma US, Inc., a Florida corporation, (“Ally Pharma”, formerly known as Gold Royalty Corporation) in a “reverse merger” wherein Ally Pharma issued 110,000,000 shares of Common Stock, or 80% ownership, to the owners of TPT Global, Inc. and Ally Pharma changed its name to TPT Global Tech, Inc. In 2014, we acquired all the assets of K Telecom and Wireless LLC (“K Telecom”) and Global Telecom International, LLC (“Global Telecom”). Effective January 31, 2015, we completed our acquisition of 100% of the outstanding stock of Copperhead Digital Holdings, Inc. (“Copperhead Digital”) and Subsidiaries, TruCom, LLC (“TruCom”), Nevada Utilities, Inc. (“Nevada Utilities”) and CityNet Arizona, LLC (“CityNet”). In October 2015, we acquired the assets of both Port2Port, Inc. (“Port2Port”) and Digithrive, Inc. (“Digithrive”). Effective September 30, 2016, we acquired 100% ownership in San Diego Media, Inc. (“SDM”). In December 2016, we acquired the Lion Phone technology. In October and November 2017, we acquired Blue Collar, Inc. (“Blue Collar”), Hollywood Riviera, LLC (“Hollywood Riviera”) and HRS Mobile, LLC (“HRS”), and certain assets of Matrixsites, Inc. (“Matrixsites”).

We are based in San Diego, California, and operate as a Media Content Hub for Domestic and International syndication Technology/Telecommunications company operating on our own proprietary Global Digital Media TV and Telecommunications infrastructure platform and also provides technology solutions to businesses domestically and worldwide. We offer Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS) and carrier-grade performance and support for businesses over our private IP MPLS fiber and wireless network in the United States. Our cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. We also operate as a Master Distributor for Nationwide Mobile Virtual network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones, Cellphone Accessories and Global Roaming Cellphones.

Our executive offices are located at 501 West Broadway, Suite 800, San Diego, CA 92101 and the telephone number is (619) 400-4996. We maintain a website at www.tptglobaltech.com, and such website is not incorporated into or a part of this filing.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion of revenue during our last fiscal year, we qualify as an emerging growth company as defined in the JOBS Act, and we may remain an emerging growth company for up to five years from the date of the first sale in this offering. However, if certain events occur prior to the end of such five-year period, including if we become a large accelerated filer, our annual gross revenue exceeds $1.0 billion, or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not emerging growth companies. In particular, in this prospectus, we have provided only two years of audited financial statements and have not included all of the executive compensation related information that would be required if we were not an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity interests. However, we have irrevocably elected not to avail ourselves of the extended transition period for complying with new or revised accounting standards, and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Summary of Financial Information

The following tables set forth, for the periods and as of the dates indicated, our summary financial data. The statements of operations for the three months ended September 30, 2017, and the balance sheet data as of September 30, 2017 are derived from our unaudited condensed consolidated financial statements. The unaudited financial statements include, in the opinion of management, all adjustments consisting of only normal recurring adjustments, that management considers necessary for the fair presentation of the

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financial information set forth in those statements. You should read the following information together with the more detailed information contained in “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. Our historical results are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year. The statements of operations for the years ended December 31, 2016 and 2015, and balance sheet data as of December 31, 2016, are derived from our audited financial statements included elsewhere in this prospectus. You should read the following information together with the more detailed information contained in “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. Our historical results are not indicative of the results to be expected in the future.

	September 30,	December 31,
	2017	2016	2015
Total Assets	$5,037,221	$6,081,222	$4,976,670
Current Liabilities	$6,652,689	$5,609,676	$4,137,705
Long-term Liabilities	$261,872	$257,088	$12,519
Stockholders’ Equity (Deficit)	($1,877,340)	$214,458	$826,447

	Three Months Ended	Years Ended
	September 30, 2017 (Unaudited)	December 31, 2016 (Audited)	December 31, 2015 (Audited)
Revenues	$477,184	$2,766,730	$3,204,423
Net Loss	($653,497)	($4,463,199)	($4,963,858)

At September 30, 2017, the accumulated deficit was $(11,748,600). At December 31, 2016, the accumulated deficit was $(9,618,038). At December 31, 2015, the accumulated deficit was $(5,154,839). We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

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CORPORATE ORGANIZATION CHART

TPT Global Tech, Inc.
and Active Subsidiaries

TPT Global Tech, Inc.
Stephen J. Thomas III, CEO
Copperhead Digital Holdings, Inc.
Richard Eberhardt, CEO
Trucom, LLC
Richard Eberhardt, CEO
CityNet Arizona, LLC
San Diego Media, Inc.
Brian Kent, CEO
K Telecom and Wireless, LLC ,
CJ Singh, CEO
Blue Collar, Inc.
Mark Rowan, CEO
Hollywood Riviera Studio, LLC and
HRS Mobile, LLC, Rolando Nichols, CEO

The Offering

We are registering 47,184,585 shares for sale on behalf of selling shareholders.

Our common stock, only, will be transferable immediately upon the effectiveness of the Registration Statement. (See “Description of Securities”)

Common shares outstanding before this offering	136,953,904
Maximum common shares being offered by our existing selling shareholders	47,184,585
Maximum common shares outstanding after this offering	136,953,904

We are authorized to issue 1,000,000,000 shares of common stock with a par value of $0.001 and 100,000,000 shares of preferred stock. Our current shareholders, officers and directors collectively own 136,953,904 shares of restricted common stock as of this date. Our shares being registered were issued in the following amounts and at the following prices:

Number of Shares	Original Consideration	Issue Price Per Share
2,000,000	Founders Services	$0.001
11,267,670	Asset Acquisition	$0.10 to $0.81
2,983,380	Conversion of Convertible Promissory Notes	$0.20 to $0.80
4,278,496	Private Placement	$0.10 to $0.50
8,876,649	Services	$0.10 to $0.30
10,150,012	Prior Ally Pharma	$0.001
3,140,245	CDDE & CO	$0.001
4,488,033	Gifts to Family	$0.001

Currently there is a limited public trading market for our stock on OTC Pink Sheets under the symbol “TPTG.”

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Forward Looking Statements

This prospectus contains various forward-looking statements that are based on our beliefs as well as assumptions made by and information currently available to us. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. These statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

RISK FACTORS RELATED TO OUR BUSINESS

Many of our competitors are better established and have resources significantly greater than we have, which may make it difficult to attract and retain subscribers.

We will compete with other providers of telephony service, many of which have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry. In addition, a number of these competitors may combine or form strategic partnerships. As a result, our competitors may be able to offer, or bring to market earlier, products and services that are superior to our own in terms of features, quality, pricing or other factors. Our failure to compete successfully with any of these companies would have a material adverse effect on our business and the trading price of our common stock.

The market for broadband and VoIP services is highly competitive, and we compete with several other companies within a single market:

•	cable operators offering high-speed Internet connectivity services and voice communications;
•	incumbent and competitive local exchange carriers providing DSL services over their existing wide, metropolitan and local area networks;
•	3G cellular, PCS and other wireless providers offering wireless broadband services and capabilities, including developments in existing cellular and PCS technology that may increase network speeds or have other advantages over our services;
•	internet service providers offering dial-up Internet connectivity;
•	municipalities and other entities operating free or subsidized WiFi networks;
•	providers of VoIP telephony services;
•	wireless Internet service providers using licensed or unlicensed spectrum;
•	satellite and fixed wireless service providers offering or developing broadband Internet connectivity and VoIP telephony;
•	electric utilities and other providers offering or planning to offer broadband Internet connectivity over power lines; and
•	resellers providing wireless Internet service by “piggy-backing” on DSL or WiFi networks operated by others.

Moreover, we expect other existing and prospective competitors, particularly if our services are successful; to adopt technologies or business plans similar to ours, or seek other means to develop a product competitive with our services. Many of our competitors are well-established and have larger and better developed networks and systems, longer-standing relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources than we have. These competitors can often subsidize competing services with revenues from other sources, such as advertising, and thus may offer their products and services at lower prices than ours. These or other competitors may also reduce the prices of their services significantly or may offer broadband connectivity packaged with other products or services. We may not be able to reduce our prices or otherwise alter our services correspondingly, which would make it more difficult to attract and retain subscribers.

Our Acquisitions could result in operating difficulties, dilution and distractions from our core business.

We have evaluated, and expect to continue to evaluate, potential strategic transactions, including larger acquisitions. The process of acquiring and integrating a company, business or technology is risky, may require a disproportionate amount of our management or financial resources and may create unforeseen operating difficulties or expenditures, including:

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•	difficulties in integrating acquired technologies and operations into our business while maintaining uniform standards, controls, policies and procedures;
•	increasing cost and complexity of assuring the implementation and maintenance of adequate internal control and disclosure controls and procedures, and of obtaining the reports and attestations that are required of a company filing reports under the Securities Exchange Act;
•	difficulties in consolidating and preparing our financial statements due to poor accounting records, weak financial controls and, in some cases, procedures at acquired entities based on accounting principles not generally accepted in the United States, particularly those entities in which we lack control; and
•	the inability to predict or anticipate market developments and capital commitments relating to the acquired company, business or technology.

Acquisitions of and joint ventures with companies organized outside the United States often involve additional risks, including:

•	difficulties, as a result of distance, language or culture differences, in developing, staffing and managing foreign operations;
•	lack of control over our joint ventures and other business relationships;
•	currency exchange rate fluctuations;
•	longer payment cycles;
•	credit risk and higher levels of payment fraud;
•	foreign exchange controls that might limit our control over, or prevent us from repatriating, cash generated outside the United States;
•	potentially adverse tax consequences;
•	expropriation or nationalization of assets;
•	differences in regulatory requirements that may make it difficult to offer all of our services;
•	unexpected changes in regulatory requirements;
•	trade barriers and import and export restrictions; and
•	political or social unrest and economic instability.

The anticipated benefit of any of our acquisitions or investments may never materialize. Future investments, acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Future investments and acquisitions may require us to obtain additional equity or debt financing, which may not be available on favorable terms, or at all.

Our substantial indebtedness and our current default status and any restrictive debt covenants could limit our financing options and liquidity position and may limit our ability to grow our business.

Our indebtedness could have important consequences to the holders of our common stock, such as:

•	we may not be able to obtain additional financing to fund working capital, operating losses, capital expenditures or acquisitions on terms acceptable to us or at all;
•	we may be unable to refinance our indebtedness on terms acceptable to us or at all;
•	if substantial indebtedness continues it could make us more vulnerable to economic downturns and limit our ability to withstand competitive pressures; and
•	cash flows from operations are currently negative and may continue to be so, and our remaining cash, if any, may be insufficient to operate our business.
•	paying dividends to our stockholders;
•	incurring, or cause certain of our subsidiaries to incur, additional indebtedness;
•	permitting liens on or conduct sales of any assets pledged as collateral;
•	selling all or substantially all of our assets or consolidate or merge with or into other companies;
•	repaying existing indebtedness; and
•	engaging in transactions with affiliates.

Some of our indebtedness is in default and most is current. Our inability to renegotiate our indebtedness may cause lien holders to obtain possession of a good portion of our assets which would significantly alter our ability to generate revenues and obtain any additional financing.

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We may experience difficulties in constructing, upgrading and maintaining our network, which could adversely affect customer satisfaction, increase subscriber turnover and reduce our revenues.

Our success depends on developing and providing products and services that give subscribers a high quality Internet connectivity and VoIP experience. If the number of subscribers using our network and the complexity of our products and services increase, we will require more infrastructure and network resources to maintain the quality of our services. Consequently, we expect to make substantial investments to construct and improve our facilities and equipment and to upgrade our technology and network infrastructure. If we do not implement these developments successfully, or if we experience inefficiencies, operational failures or unforeseen costs during implementation, the quality of our products and services could decline.

We may experience quality deficiencies, cost overruns and delays on construction, maintenance and upgrade projects, including the portions of those projects not within our control or the control of our contractors. The construction of our network requires the receipt of permits and approvals from numerous governmental bodies, including municipalities and zoning boards. Such bodies often limit the expansion of transmission towers and other construction necessary for our business. Failure to receive approvals in a timely fashion can delay system rollouts and raise the cost of completing construction projects. In addition, we typically are required to obtain rights from land, building and tower owners to install our antennas and other equipment to provide service to our subscribers. We may not be able to obtain, on terms acceptable to us, or at all, the rights necessary to construct our network and expand our services.

We also face challenges in managing and operating our network. These challenges include operating, maintaining and upgrading network and customer premises equipment to accommodate increased traffic or technological advances, and managing the sales, advertising, customer support, billing and collection functions of our business while providing reliable network service at expected speeds and VoIP telephony at expected levels of quality. Our failure in any of these areas could adversely affect customer satisfaction, increase subscriber turnover, increase our costs, decrease our revenues and otherwise have a material adverse effect on our business, prospects, financial condition and results of operations.

If we do not obtain and maintain rights to use licensed spectrum in one or more markets, we may be unable to operate in these markets, which could adversely affect our ability to execute our business strategy.

Even though we have established license agreements, growth requires that we plan to provide our services obtaining additional licensed spectrum both in the United States and internationally, we depend on our ability to acquire and maintain sufficient rights to use licensed spectrum by obtaining our own licenses or long-term spectrum leases, in each of the markets in which we operate or intend to operate. Licensing is the short-term solution to obtaining the necessary spectrum as building out spectrum is a long and difficult process that can be costly and require a disproportionate amount of our management resources. We may not be able to acquire, lease or maintain the spectrum necessary to execute our business strategy.

Using licensed spectrum, whether owned or leased, poses additional risks to us, including:

•	inability to satisfy build-out or service deployment requirements upon which our spectrum licenses or leases are, or may be, conditioned;
•	increases in spectrum acquisition costs;
•	adverse changes to regulations governing our spectrum rights;
•	the risk that spectrum we have acquired or leased will not be commercially usable or free of harmful interference from licensed or unlicensed operators in our or adjacent bands;
•	with respect to spectrum we will lease in the United States, contractual disputes with or the bankruptcy or other reorganization of the license holders, which could adversely affect our control over the spectrum subject to such license;
•	failure of the FCC or other regulators to renew our spectrum licenses as they expire; and
•	invalidation of our authorization to use all or a significant portion of our spectrum, resulting in, among other things, impairment charges related to assets recorded for such spectrum.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business, brand and reputation with investors may be harmed.

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In addition, reporting a material weakness may negatively impact investors’ perception of us. We have allocated, and will continue to allocate, significant additional resources to remedy any deficiencies in our internal control. There can be no assurances that our remedial measures will be successful in curing the any material weakness or that other significant deficiencies or material weaknesses will not arise in the future.

Interruption or failure of our information technology and communications systems could impair our ability to provide our products and services, which could damage our reputation and harm our operating results.

We have experienced service interruptions in some markets in the past and may experience service interruptions or system failures in the future. Any unscheduled service interruption adversely affects our ability to operate our business and could result in an immediate loss of revenues. If we experience frequent or persistent system or network failures, our reputation and brand could be permanently harmed. We may make significant capital expenditures to increase the reliability of our systems, but these capital expenditures may not achieve the results we expect.

Our products and services depend on the continuing operation of our information technology and communications systems. Any damage to or failure of our systems could result in interruptions in our service. Interruptions in our service could reduce our revenues and profits, and our brand could be damaged if people believe our network is unreliable. Our systems are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks or other attempts to harm our systems, and similar events. Some of our systems are not fully redundant, and our disaster recovery planning may not be adequate. The occurrence of a natural disaster or unanticipated problems at our network centers could result in lengthy interruptions in our service and adversely affect our operating results.

The industries in which we operate are continually evolving, which makes it difficult to evaluate our future prospects and increases the risk of your investment. Our products and services may become obsolete, and we may not be able to develop competitive products or services on a timely basis or at all.

The markets in which we and our customers compete are characterized by rapidly changing technology, evolving industry standards and communications protocols, and continuous improvements in products and services. Our future success depends on our ability to enhance current products and to develop and introduce in a timely manner new products that keep pace with technological developments, industry standards and communications protocols, compete effectively on the basis of price, performance and quality, adequately address end-user customer requirements and achieve market acceptance. There can be no assurance that the deployment of wireless networks will not be delayed or that our products will achieve widespread market acceptance or be capable of providing service at competitive prices in sufficient volumes. In the event that our products are not timely and economically developed or do not gain widespread market acceptance, our business, results of operations and financial condition would be materially adversely affected. There can also be no assurance that our products will not be rendered obsolete by the introduction and acceptance of new communications protocols.

The broadband services industry is characterized by rapid technological change, competitive pricing, frequent new service introductions and evolving industry standards and regulatory requirements. We believe that our success depends on our ability to anticipate and adapt to these challenges and to offer competitive services on a timely basis. We face a number of difficulties and uncertainties associated with our reliance on technological development, such as:

•	competition from service providers using more traditional and commercially proven means to deliver similar or alternative services;
•	competition from new service providers using more efficient, less expensive technologies, including products not yet invented or developed;
•	uncertain consumer acceptance;
•	realizing economies of scale;
•	responding successfully to advances in competing technologies in a timely and cost-effective manner;
•	migration toward standards-based technology, requiring substantial capital expenditures; and
•	existing, proposed or undeveloped technologies that may render our wireless broadband and VoIP telephony services less profitable or obsolete.

As the products and services offered by us and our competitors develop, businesses and consumers may not accept our services as a commercially viable alternative to other means of delivering wireless broadband and VoIP telephony services.

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If we are unable to successfully develop and market additional services and/or new generations of our services offerings or market our services and product offerings to a broad number of customers, we may not remain competitive.

Our future success and our ability to increase net revenue and earnings depend, in part, on our ability to develop and market new additional services and/or new generations of our current services offerings and market our existing services offerings to a broad number of customers. However, we may not be able to, among other things:

•	successfully develop or market new services or product offerings or enhance existing services offerings;
•	educate third-party sales organizations adequately for them to promote and sell our services offerings;
•	develop, market and distribute existing and future services offerings in a cost-effective manner; or
•	operate the facilities needed to provide our services offerings.

If we fail to develop new service offerings, or if we incur unexpected expenses or delays in product development or integration, we may lose our competitive position and incur substantial additional expenses or may be required to curtail or terminate all or part of our present planned business operations.

Our failure to do any of the foregoing could have a material adverse effect on our business, financial condition and results of operations. In addition, if any of our current or future services offerings contain undetected errors or design defects or do not work as expected for our customers, our ability to market these services offerings could be substantially impeded, resulting in lost sales, potential reputation damage and delays in obtaining market acceptance of these services offerings. We cannot assure you that we will continue to successfully develop and market new or enhanced applications for our services offerings. If we do not continue to expand our services offerings portfolio on a timely basis or if those products and applications do not receive market acceptance, become regulatory restricted, or become obsolete, we will not grow our business as currently expected.

We operate in a very competitive environment.

There are three types of competitors for our service offerings.

(1)	The value-added resellers and other vendors of hardware and software for on-site installation do not typically have an offering similar to our cloud-based services. However, they are the primary historic service suppliers to our targeted customers and will actively work to defend their customer base.

(2)	There are a number of providers offering services, but they typically offer only one or two applications of their choosing instead of our offering which bundles customer’s chosen services.

(3)	There are a few providers that offer more than two applications from the cloud. However currently, these providers typically offer only those applications they have chosen.

Our industry is characterized by rapid change resulting from technological advances and new services offerings. Certain competitors have substantially greater capital resources, larger customer bases, larger sales forces, greater marketing and management resources, larger research and development staffs and larger facilities than our and have more established reputations with our target customers, as well as distribution channels that are entrenched and may be more effective than ours. Competitors may develop and offer technologies and products that are more effective, have better features, are easier to use, are less expensive and/or are more readily accepted by the marketplace than our offerings. Their products could make our technology and service offerings obsolete or noncompetitive. Competitors may also be able to achieve more efficient operations and distribution than ours may be able to and may offer lower prices than we could offer profitably. We may decide to alter or discontinue aspects of our business and may adopt different strategies due to business or competitive factors or factors currently unforeseen, such as the introduction by competitors of new products or services technologies that would make part or all of our service offerings obsolete or uncompetitive.

In addition, the industry could experience some consolidation. There is also a risk that larger companies will enter our markets.

If we fail to maintain effective relationships with our major vendors, our services offerings and profitability could suffer.

We use third party providers for services. In addition, we purchase hardware, software and services from external suppliers. Accordingly, we must maintain effective relationships with our vendor base to source our needs, maintain continuity of supply, and achieve reasonable costs. If we fail to maintain effective relationships with our vendor base, this may adversely affect our ability to deliver the best products and services to our customers and our profitability could suffer.

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Our business, financial condition and results of operations may be adversely affected by the performance of third-party distributors and consultants and our ability to maintain these relationships on terms that are favorable.

We will use third-party sales organizations, along with employee sales organizations, to sell our services. These third-party sales organizations operate independently, and we have limited control over their operations, which exposes us to significant risks. These sales organizations may not commit the necessary resources to market and sell our service offerings and these sales organizations have non-exclusive relationships with us, meaning they may also market and sell competitive products and services. In addition, many of these third-party sales organizations may not comply with the laws and regulatory requirements in their local jurisdictions, which may limit their ability to market or sell our service and product offerings. If current or future distributors do not perform adequately, or if we are unable to locate and retain competent distributors and secure their services on favorable terms, or at all, we may be unable to increase or maintain our level of net revenue in these markets or enter new markets, and we may not realize our expected growth.

We rely to some degree upon third parties to augment product development and licensed software. For example, we rely on Microsoft to supply certain software or applications for our service offerings and third parties also assist with product development and testing activities. To the extent any of these parties fail to deliver their components and other services in a timely manner or within required specifications or pricing, we could be adversely affected.

Any failure of the physical or electronic security that resulted in unauthorized parties gaining access to customer data could adversely affect our business, financial condition and results of operations.

We use commercial data networks to service customers cloud based services and the associated customer data. Any data is subject to the risk of physical or electronic intrusion by unauthorized parties. We have a multi-homed firewalls and Intrusion Detection / Prevention systems to protect against electronic intrusion and two physical security levels in our networks. Our policy is to close all external ports as a default. Robust anti-virus software runs on all client servers. Systems have automated monitoring and alerting for unusual activity. We also have a Security Officer who monitors these systems. We have better security systems and expertise than our clients can afford separately but any failure of these systems could adversely affect our business growth and financial condition.

Demand for our service offerings may decrease if new government regulations substantially increase costs, limit delivery or change the use of Internet access and other products on which our service offerings depend.

We are dependent on Internet access to deliver our service offerings. If new regulations are imposed that limit the use of the Internet or impose significant taxes on services delivered via the Internet it could change our cost structure and/or affect our business model. The significant changes in regulatory costs or new limitations on Internet use could impact our ability to operate as we anticipate, could damage our reputation with our customers, disrupt our business or result in, among other things, decreased net revenue and increased overhead costs. As a result, any such failure could harm our business, financial condition and results of operations.

Our securities, as offered hereby, are highly speculative and should be purchased only by persons who can afford to lose their entire investment in us. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

We will be unable to fully implement our Business Plan without raising additional money through the sale of debt or equity securities, or without obtaining other financing.

We anticipate generating revenues in the future from broadband connectivity, other Internet services, and telephony services. Demand and market acceptance for these recently introduced services and products delivered over the Internet is uncertain. Critical issues concerning the use of the Internet, such as ease of access, security, reliability, cost and quality of service, exist and may affect the growth of Internet use or the attractiveness of conducting commerce online. In addition, the Internet and online services may not be accepted as viable for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. To the extent that the Internet and online services continue to experience significant growth, there can be no assurance that the infrastructure of the Internet and online services will prove adequate to support increased user demands. In addition, the Internet or online services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet or online service activity. Changes in, or insufficient availability of, telecommunications services to support the Internet or online services also could result in slower response times and adversely affect usage of the Internet and online services generally and us in particular. If use of the Internet and online services does not continue to grow or grows more slowly than expected, if the infrastructure for the Internet and online services does not effectively support growth that may occur, or if the Internet and online services do not become a viable commercial marketplace, our business could be adversely affected.

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Certain aspects of our VoIP telephony services differ from traditional telephone service. The factors that may have this effect include:

•	our subscribers may experience lower call quality than they experience with traditional wireline telephone companies, including static, echoes and transmission delays;
•	our subscribers may experience higher dropped-call rates than they experience with traditional wireline telephone companies; and
•	a power loss or Internet access interruption causes our service to be interrupted.

Additionally, our VoIP emergency calling service is significantly more limited than the emergency calling services offered by traditional telephone companies. Our VoIP emergency calling service can only transmit to a dispatcher at a public safety answering point, or PSAP, the location information that the subscriber has registered with us, which may at times be different from the actual location at the time of the call. As a result, our emergency calling systems may not assure that the appropriate PSAP is reached and may cause significant delays, or even failures, in callers’ receipt of emergency assistance. Our failure to develop or operate an adequate emergency calling service could subject us to substantial liabilities and may result in delays in subscriber adoption of our VoIP telephony services or all of our services, abandonment of our services by subscribers, and litigation costs, damage awards and negative publicity, any of which could harm our business, prospects, financial condition or results of operations.

If our subscribers do not accept the differences between our VoIP telephony services and traditional telephone service, they may not adopt or keep our VoIP telephony services or our other services, or may choose to retain or return to service provided by traditional telephone companies. Because VoIP telephony services represent an important aspect of our business strategy, failure to achieve subscribers’ acceptance of our VoIP telephony services may adversely affect our prospects, results of operations and the trading price of our shares.

If our ViVoware Technology division does not develop and deliver the software and equipment that we need, we may be unable to execute our business strategy or operate our business.

We will depend on ViVoware Technology to develop complex systems, software and hardware products and components in a timely manner at a high level of quality, including our NLOS wireless broadband connectivity platform and other related products. In addition, we will depend on ViVoware to develop additional equipment for use with our broadband service. We intend to expand ViVoware’s portfolio of supported devices to include products like PC Cards, PC Express Module and chip sets installed directly in consumer devices such as PDAs and other portable and mobile devices. We believe we will need these products and supported systems to address customers’ growing preference for greater mobility. Furthermore, original equipment manufacturers may be unwilling to incorporate our chipsets into their devices. These new products and services may not be successful, and we may incur significant losses as a result. If our products and services become obsolete or we otherwise do not develop and offer competitive products or services on a timely basis, our business, prospects and operating results would be adversely affected.

The development process for ViVoware products is highly uncertain, as the products are sophisticated and require significant innovation from both ViVoware’s product designers and engineers and our third-party developers and suppliers. The development process is lengthy and requires that we incur significant expenses, some of which may be unforeseen or may exceed our estimates. Since we believe the prices of established products tend to decline significantly over time, we believe we will need to develop product enhancements and new technologies continuously to mitigate the effects of declining prices for products sold to third parties or to reduce production and delivery costs. If we fail to anticipate developments in technological trends or the adoption of new engineering or industry standards, or we are otherwise unable to develop high quality products on a timely basis, or if we cannot acquire such products from other sources, we may be unable to introduce new products and services and our existing products and services may become obsolete. Such failure would adversely affect our operating results and prospects, and may impair the value of our assets.

We rely on contract manufacturers and a limited number of third party suppliers to produce our network equipment and to maintain our network sites. If these companies fail to perform, we may have a shortage of components and may be required to suspend our network deployment and our product and service introduction.

We depend on contract manufacturers, to produce and deliver acceptable, high quality products on a timely basis. We also depend on a limited number of third parties to maintain our network facilities. If our contract manufacturer or other providers do not satisfy our requirements, or if we lose our contract manufacturers or any other significant provider, we may have an insufficient network services for delivery to subscribers, we may be forced to suspend portions of our wireless broadband network, enrollment of new subscribers, and product sales and our business, prospects, financial condition and operating results may be harmed.

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We rely on highly skilled executives and other personnel. If we cannot retain and motivate key personnel, we may be unable to implement our business strategy.

We will be highly dependent on the scientific, technical, and managerial skills of certain key employees, including technical, research and development, sales, marketing, financial and executive personnel, and on our ability to identify, hire and retain additional personnel. To accommodate our current size and manage our anticipated growth, we must expand our employee base. Competition for key personnel, particularly persons having technical expertise, is intense, and there can be no assurance that we will be able to retain existing personnel or to identify or hire additional personnel. The need for such personnel is particularly important given the strains on our existing infrastructure and the need to anticipate the demands of future growth. In particular, we are highly dependent on the continued services of our senior management team, which currently is composed of a small number of individuals. We do not maintain key-man life insurance on the life of any employee. The inability of us to attract, hire or retain the necessary technical, sales, marketing, financial and executive personnel, or the loss of the services of any member of our senior management team, could have a material adverse effect on us.

Our future success depends largely on the expertise and reputation of our founder, Chairman and Chief Executive Officer Stephen J. Thomas, Richard Eberhardt, and the other members of our senior management team. In addition, we intend to hire additional highly skilled individuals to staff our operations. Loss of any of our key personnel or the inability to recruit and retain qualified individuals could adversely affect our ability to implement our business strategy and operate our business.

We are currently managed by a small number of key management and operating personnel. Our future success depends, in part, on our ability to recruit and retain qualified personnel. Failure to do so likely would have an adverse impact on our business and the trading price of our common stock.

If our data security measures are breached, subscribers may perceive our network and services as not secure.

Our network security and the authentication of the subscriber’s credentials are designed to protect unauthorized access to data on our network. Because techniques used to obtain unauthorized access to or to sabotage networks change frequently and may not be recognized until launched against a target, we may be unable to anticipate or implement adequate preventive measures against unauthorized access or sabotage. Consequently, unauthorized parties may overcome our encryption and security systems and obtain access to data on our network, including on a device connected to our network. In addition, because we operate and control our network and our subscribers’ Internet connectivity, unauthorized access or sabotage of our network could result in damage to our network and to the computers or other devices used by our subscribers. An actual or perceived breach of network security, regardless of whether the breach is our fault, could harm public perception of the effectiveness of our security measures, adversely affect our ability to attract and retain subscribers, expose us to significant liability and adversely affect our business prospects.

Our activities outside the United States could disrupt our operations.

We intend to invest in various international companies and spectrum opportunities through acquisitions and strategic alliances as these opportunities arise. Our activities outside the United States operate in environments different from the one we face in the United States, particularly with respect to competition and regulation. Due to these differences, our activities outside the United States may require a disproportionate amount of our management and financial resources, which could disrupt our U.S. operations and adversely affect our business.

In a number of international markets, we face substantial competition from local service providers that offer or may offer their own wireless broadband or VoIP telephony services and from other companies that provide Internet connectivity services. We may face heightened challenges in gaining market share, particularly in certain European countries, where a large portion of the population already has broadband Internet connectivity and incumbent companies already have a dominant market share in their service areas. Furthermore, foreign providers of competing services may have a substantial advantage over us in attracting subscribers due to a more established brand, greater knowledge of local subscribers’ preferences and access to significant financial or strategic resources.

In addition, foreign regulatory authorities frequently own or control the incumbent telecommunications companies operating under their jurisdiction. Established relationships between government-owned or government-controlled telecommunications companies and their traditional local providers of telecommunications services often limit access of third parties to these markets. The successful expansion of our international operations in some markets will depend on our ability to locate, form and maintain strong relationships with established local communication services and equipment providers. Failure to establish these relationships or to market or sell our products and services successfully could limit our ability to attract subscribers to our services.

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We may be unable to protect our intellectual property, which could reduce the value of our services and our brand.

Our ability to compete effectively depends on our ability to protect our proprietary technologies, system designs and manufacturing processes. We may not be able to safeguard and maintain our proprietary rights. We rely on patents, trademarks and policies and procedures related to confidentiality to protect our intellectual property. Some of our intellectual property, however, is not covered by any of these protections.

We could be subject to claims that we have infringed on the proprietary rights of others, which claims would likely be costly to defend, could require us to pay damages and could limit our ability to use necessary technologies in the future.

Our competitors may independently develop or patent technologies or processes that are substantially equivalent or superior to ours. These competitors may claim that our services and products infringe on these patents or other proprietary rights. Defending against infringement claims, even merit less ones, would be time consuming, distracting and costly. If we are found to be infringing proprietary rights of a third party, we could be enjoined from using such third party’s rights and be required to pay substantial royalties and damages, and may no longer be able to use the intellectual property on acceptable terms or at all. Failure to obtain licenses to intellectual property could delay or prevent the development, manufacture or sale of our products or services and could cause us to expend significant resources to develop or acquire non-infringing intellectual property.

Our business depends on our brand, and if we do not maintain and enhance our brand, our ability to attract and retain subscribers may be impaired and our business and operating results harmed.

We believe that our brand is a critical part of our business. Maintaining and enhancing our brand may require us to make substantial investments with no assurance that these investments will be successful. If we fail to promote and maintain the “TPTG ViVoware and ViVo-Link” brand, or if we incur significant expenses in this effort, our business, prospects, operating results and financial condition may be harmed. We anticipate that maintaining and enhancing our brand will become increasingly important, difficult and expensive.

We are subject to extensive regulation.

Our acquisition, lease, maintenance and use of spectrum licenses are extensively regulated by federal, state, local, and foreign governmental entities. A number of other federal, state, local and foreign privacy, security and consumer laws also apply to our business. These regulations and their application are subject to continual change as new legislation, regulations or amendments to existing regulations are adopted from time to time by governmental or regulatory authorities, including as a result of judicial interpretations of such laws and regulations. Current regulations directly affect the breadth of services we are able to offer and may impact the rates, terms and conditions of our services. Regulation of companies that offer competing services, such as cable and DSL providers and incumbent telecommunications carriers, also affects our business indirectly.

We are also subject to regulation because we provide VoIP telephony services. As an “interconnected” VoIP provider, we are required under FCC rules, to comply with the Communications Assistance for Law Enforcement Act, or CALEA, which requires service providers to build certain capabilities into their networks and to accommodate wiretap requests from law enforcement agencies.

In addition, the FCC or other regulatory authorities may in the future restrict our ability to manage subscribers’ use of our network, thereby limiting our ability to prevent or address subscribers’ excessive bandwidth demands. To maintain the quality of our network and user experience, we manage the bandwidth used by our subscribers’ applications, in part by restricting the types of applications that may be used over our network. Some providers and users of these applications have objected to this practice. If the FCC or other regulatory authorities were to adopt regulations that constrain our ability to employ bandwidth management practices, excessive use of bandwidth-intensive applications would likely reduce the quality of our services for all subscribers. Such decline in the quality of our services could harm our business.

In certain of our international markets, the services provided by our business may require receipt of a license from national, provincial or local regulatory authorities. Where required, regulatory authorities may have significant discretion in granting the licenses and in the term of the licenses, and are often under no obligation to renew the licenses when they expire.

The breach of a license or applicable law, even if inadvertent, can result in the revocation, suspension, cancellation or reduction in the term of a license or the imposition of fines. In addition, regulatory authorities may grant new licenses to third parties, resulting in greater competition in territories where we already have rights to licensed spectrum. In order to promote competition, licenses may also require that third parties be granted access to our bandwidth, frequency capacity, facilities or services. We may not be able to obtain or retain any required license, and we may not be able to renew a license on favorable terms, or at all.

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Our wireless broadband and VoIP telephony services may become subject to greater state or federal regulation in the future. The scope of the regulations that may apply to VoIP telephony services providers and the impact of such regulations on providers’ competitive position are presently unknown.

Our Chairman and Chief Executive Officer is also our largest stockholder, and as a result he can exert control over us and has actual or potential interests that may diverge from yours.

Mr. Thomas may have interests that diverge from those of other holders of our common stock and he owns our super majority voting Series A stock. As a result, Mr. Thomas may vote the shares he owns or otherwise cause us to take actions that may conflict with your best interests as a stockholder, which could adversely affect our results of operations and the trading price of our common stock.

Through his control, Mr. Thomas can control our management, affairs and all matters requiring stockholder approval, including the approval of significant corporate transactions, a sale of our company, decisions about our capital structure and, the composition of our board of directors.

RISK FACTORS RELATED TO OUR STOCK

We can give no assurance of success or profitability to our investors.

We incurred losses for the years ended December 31, 2016 and 2015 of $4,463,199 and $4,963,858, respectively, and for the nine months ended September 30, 2017 of $2,130,562. Our cash flows from operating activities for the nine months ended September 30, 2017 and 2016 were negative $538,187 and $244,159, respectively. In order for us to continue as a going concern, we will need to obtain additional debt or equity financing, and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

Our sources of capital are loans and sales of equity from common or preferred stock. We have no commitments for loans or equity sales at this date.

We may in the future issue more shares which could cause a loss of control by our present management and current stockholders.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current shareholders, which could present significant risks to investors.

We have options issued and outstanding which are convertible into our common stock. A conversion of such equity instruments could have a dilutive effect to existing shareholders.

At September 30, 2017, we had options issued and outstanding exercisable into 53,600 shares of our common stock at ranges from $0.046 to $0.22 per share. The options are all exercisable. The exercise of the options into shares of our common stock could have a dilutive effect to the holdings of our existing shareholders. There are no warrants outstanding.

Our officers and directors may have conflicts of interests as to corporate opportunities which we may not be able or allowed to participate in.

Presently there is no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring business opportunity from any affiliate or officer or director. (See “Conflicts of Interest” at page 63)

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We have agreed to indemnification of officers and directors as is provided by Florida Statutes.

Florida Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

Our directors’ liability to us and shareholders is limited.

Florida Statutes exclude personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors that otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

Our Stock prices in the Market may be volatile.

The value of our Common stock following this offering may be highly volatile and could be subject to fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

•	quarterly variations in our results of operations or those of our competitors;
•	announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;
•	disruption to our operations or those of other sources critical to our network operations;
•	the emergence of new competitors or new technologies;
•	our ability to develop and market new and enhanced products on a timely basis;
•	seasonal or other variations in our subscriber base;
•	commencement of, or our involvement in, litigation;
•	availability of additional spectrum;
•	dilutive issuances of our stock or the stock of our subsidiaries, or the incurrence of additional debt;
•	changes in our board or management;
•	adoption of new or different accounting standards;
•	changes in governmental regulations or in the status of our regulatory approvals;
•	changes in earnings estimates or recommendations by securities analysts;
•	announcements regarding WiMAX and other technical standards; and
•	general economic conditions and slow or negative growth of related markets.

In addition, the stock market in general, and the market for shares of technology companies in particular, has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. We expect the value of our common stock will be subject to such fluctuations.

We may not be able to successfully implement our business strategy without substantial additional capital. Any such failure may adversely affect the business and results of operations.

Unless we can generate revenues sufficient to implement our Business Plan, we may need to obtain additional financing through debt or bank financing, or through the sale of shareholder interests to execute our Business Plan. We may not be able to obtain this financing at all or on terms that are favorable or acceptable to us. Moreover, if we issue additional equity securities to support our operations, Investor holdings may be diluted.

We are reliant, in part, on third party sales organizations, which may not perform as we expect.

We, from time to time rely on the sales force of third-party sales organizations with support from our own selling resources. The third-party relationships and internal organization are not fully developed at this time and must be developed. We may not be able to hire effective inside sales people to help our third-party sales organizations close sales. There is no assurance that any approaches will improve sales. Further, using only a direct sales force would be less cost-effective than our plan to use third-party sales organizations. In addition, a direct sales model may be ineffective if we were unable to hire and retain qualified salespeople and if the sales force fails to complete sales. Moreover, even if we successfully implement our business strategy, we may not have positive operating results. We may decide to alter or discontinue aspects of our business strategy and may adopt different strategies due to business or competitive factors.

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Our growth may be affected adversely if our sales of products and services are negatively affected by competition or other factors.

The growth of our business is dependent, in large part, upon the development of sales for our services and product offerings. Market opportunities that we expect to exist may not develop as expected, or at all. For example, a substantial percentage of our service offerings is oriented around data access. If lower cost alternatives are developed, our sales would decrease and our operating results would be negatively affected. Moreover, even if market opportunities develop as expected, new technologies and services offerings introduced by competitors may significantly limit our ability to capitalize on any such market opportunity. Our failure to capitalize on expected market opportunities would adversely affect revenue growth.

The lack of operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast revenues and operating results. We anticipate that revenues and operating results might fluctuate in the future due to a number of factors including the following:

•	the timing of sales for current services and products offerings
•	the timing of new product implementations
•	unexpected delays in introducing new services and products offerings
•	increased expense related to sales and marketing, product development or administration
•	the mix of products and our services offerings
•	costs related to possible acquisitions of technology or business.
•	costs of providing services

We may be unable to compete with larger, more established competitors.

The market for providing network delivered service solutions is competitive. We expect competition to intensify in the future. Many of our potential competitors have longer operating histories, larger customer bases, greater recognition and significantly greater resources. As a result, competitors may be able to respond more quickly to emerging technologies and changes in customer requirements than we can. The continuous and timely introduction of competitively priced services offerings into the market is critical to our success, and there can be no assurance that we will be able to introduce such services offerings. We may not be able to compete successfully against competitors, and the competitive pressures we face may have an adverse effect on our business.

RISKS RELATING TO OUR INTELLECTUAL PROPERTY AND POTENTIAL LITIGATION

We may not be able to protect our intellectual property and proprietary rights.

There can be no assurances that we will be able to obtain intellectual property protection that will effectively prevent any competitors from developing or marketing the same or a competing technology. In addition, we cannot predict whether we will be subject to intellectual property litigation the outcome of which is subject to uncertainty and which can be very costly to pursue or defend. We will attempt to continue to protect our proprietary designs and to avoid infringing on the intellectual property of third parties. However, there can be no assurance that we will be able to protect our intellectual property or avoid suits by third parties claiming intellectual property infringement.

If our patents and other intellectual property rights do not adequately protect our service offering, we may lose market share to competitors and be unable to operate our business profitably.

Patents and other proprietary rights are anticipated to be of value to our future business, and our ability to compete effectively with other companies depends on the proprietary nature of our current or future technologies. We also rely upon trade secrets, know-how, continuing technological innovations and licensing opportunities to develop, maintain, and strengthen our competitive position. We cannot assure you that any future patent applications will result in issued patents, that any patents issued or licensed to us will not be challenged, invalidated or circumvented or that the rights granted there under will provide a competitive advantage to us or prevent competitors from entering markets which we currently serve. Any required license may not be available to us on acceptable terms, if at all or may become invalid if the licensee’s right to such technology become challenged and/or revoked. In addition, some licenses may be non-exclusive, and therefore competitors may have access to the same technologies as we do. Furthermore, we may have to take legal action in the future to protect our trade secrets or know-how, or to defend them against claimed infringement of the rights of others. Any legal action of that type could be costly and time-consuming to us, and we cannot assure you that such actions will be successful. The invalidation of key patents or proprietary rights which we own or unsuccessful outcomes in lawsuits to protect our intellectual property may have a material adverse effect on our business, financial condition and results of operations.

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We may in the future become subject to claims that some, or the entire service offering violates the patent or intellectual property rights of others, which could be costly and disruptive to us.

We operate in an industry that is susceptible to patent litigation. As a result, we or the parties we license technology from may become subject to patent infringement claims or litigation. Further, one or more of our future patents or applications may become subject to interference proceedings declared by the U.S. Patent and Trademark Office, (“USPTO”) or the foreign equivalents thereof to determine the priority of claims to inventions. The defense of intellectual property suits, USPTO interference proceedings or the foreign equivalents thereof, as well as related legal and administrative proceedings, are both costly and time consuming and may divert management's attention from other business concerns. An adverse determination in litigation or interference proceedings to which we may become a party could, among other things:

  subject us to significant liabilities to third parties, including treble damages;
  require disputed rights to be licensed from a third party for royalties that may be substantial;
  require us to cease using such technology; or
  prohibit us from selling certain of our service offerings.

Any of these outcomes could have a material adverse effect on our business, financial condition and results of operations.

Our stock will in all likelihood be thinly traded and as a result you may be unable to sell at or near ask prices or at all if you need to liquidate your shares.

The shares of our common stock may be thinly-traded on the OTC Market, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of any of our Securities until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our Securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price. We cannot give you any assurance that a broader or more active public trading market for our common Securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities of our Company.

The regulation of penny stocks by SEC and FINRA may discourage the tradability of our securities.

We are a “penny stock” company. None of our securities currently trade in any market and, if ever available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired

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consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Inventory in penny stocks have limited remedies in the event of violations of penny stock rules. While the courts are always available to seek remedies for fraud against us, most, if not all, brokerages require their customers to sign mandatory arbitration agreements in conjunctions with opening trading accounts. Such arbitration may be through an independent arbiter. Investors may file a complaint with FINRA against the broker allegedly at fault, and FINRA may be the arbiter, under FINRA rules. Arbitration rules generally limit discovery and provide more expedient adjudication, but also provide limited remedies in damages usually only the actual economic loss in the account. Investors should understand that if a fraud case is filed against a company in the courts it may be vigorously defended and may take years and great legal expenses and costs to pursue, which may not be economically feasible for small investors.

That absent arbitration agreements, specific legal remedies available to investors of penny stocks include the following:

If a penny stock is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

If a penny stock is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

The fact that we are a penny stock company will cause many brokers to refuse to handle transactions in the stocks, and may discourage trading activity and volume, or result in wide disparities between bid and ask prices. These may cause investors significant illiquidity of the stock at a price at which they may wish to sell or in the opportunity to complete a sale. Investors will have no effective legal remedies for these illiquidity issues.

We will pay no dividends in the foreseeable future.

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future.

Rule 144 sales in the future may have a depressive effect on our stock price.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for six months, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six month. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Any sales of our common stock, if in significant amounts, are likely to depress the future market price of our securities.

Assuming all of the shares of common stock held by the selling security holders registered hereby are sold, we would have 47,184,585 new shares that are freely tradable and therefor available for sale, in market or private transactions.

Unrestricted sales of 47,184,585 shares of stock by our selling stockholders could have a huge negative impact on our share price, and the market for our shares.

Any new potential investors will suffer a disproportionate risk and there will be immediate dilution of existing investor’s investments.

Our present shareholders have acquired their securities at a cost significantly less than that which the investors purchasing pursuant to shares will pay for their stock holdings or at which future purchasers in the market may pay. Therefore, any new potential investors will bear most of the risk of loss.

19

We can issue shares of preferred stock without shareholder approval, which could adversely affect the rights of common shareholders.

Our Articles of Incorporation permit our Board of Directors to establish the rights, privileges, preferences and restrictions, including voting rights, of future series of stock and to issue such stock without approval from our shareholders. The rights of holders of common stock may suffer as a result of the rights granted to holders of preferred stock that may be issued in the future. In addition, we could issue preferred stock to prevent a change in control of our Company, depriving common shareholders of an opportunity to sell their stock at a price in excess of the prevailing market price.

We will become a reporting company upon the effectiveness of this registration statement.

We will become subject to the reporting requirements under the Securities and Exchange Act of 1934, Section 13a, after the effectiveness of this offering, pursuant to Section 15d of the Securities Act and we intend to be registered under Section 12(g). As a result, shareholders will have access to the information required to be reported by publicly held companies under the Exchange Act and the regulations thereunder. As a result, we will be subject to legal and accounting expenses that private companies are not subject to and this could affect our ability to generate operating income.

ITEM 4. USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares being registered on behalf of our selling shareholders.

We may raise additional funds through a placement of shares of our common stock. At this time, there is no committed source for such funds and we cannot give any assurances of being able to raise such funds. We will require additional funds to carry out our business plan. The availability and terms of any future financing will depend on market and other conditions.

The monies we have raised thus far from private placements to our current Shareholders is anticipated to be sufficient to pay all expenses of this registration statement, which is estimated to be $175,000.

ITEM 5. DETERMINATION OF OFFERING PRICE

We have a limited established market for our common stock in OTC Pink Sheets under the symbol “TPTG.”

Our selling shareholders plan to sell shares at market prices, at such prices as the market may dictate from time to time or in private transactions.

Title	Per Share
Common Stock	$0.13

* 5 day average closing price preceding filing of this Registration Statement

As of September 30, 2017, there were 136,953,904 shares of common stock issued and outstanding.

The market share price likely bears no relationship to any criteria of goodwill value, asset value, market price or any other measure of value.

ITEM 6. DILUTION

The following table sets forth with respect to existing shares being offered and under this registration, the number of our shares of common stock offered by shareholders, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share. All percentages are computed based upon cumulative shares and consideration assuming sale of all shares in the line item as compared to maximum in each previous line.

20

	Shares Purchased and being offered for resale		Average
	Number	Percent (1)	Price/Share

Existing Shareholders whose shares are being registered	47,184,585	34.45%	$0.13

(1)	Percentage relates to total percentage of shares to be registered for existing shareholders.
(2)	Percentage relates to total percentage of capital raised post offering.

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity. Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock. Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

As at September 30, 2017 and December 31, 2016, the net tangible book value excluding intangible assets of our stock was ($0.028) and ($0.018) per share, respectively.

ITEM 7. SELLING SECURITY HOLDERS

The selling shareholders obtained their shares of our stock in the following transactions:

Number of Shares	Original Consideration	Issue Price Per Share
2,000,000	Founders Services	$0.001
11,267,670	Asset Acquisition	$0.10 to $0.81
2,983,380	Conversion of Convertible Promissory Notes	$0.20 to $0.80
4,278,496	Private Placement	$0.10 to $0.50
8,876,649	Services	$0.10 to $0.30
10,150,012	Prior Ally Pharma	$0.001
3,140,245	CDDE & CO	$0.001
4,488,033	Gifts to Family	$0.001

Other than the stock transactions discussed above, we have not entered into any transaction nor are there any proposed transactions in which any founder, director, executive officer, significant shareholder of our company or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us except those persons who are our salaried employees or directors. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the shareholders.

21

(a)All	of the securities listed below are being registered in this Registration Statement.

	Common Shares Held	Common Shares	% Owned	Shares Owned	% Owned
	By Each Shareholder	To Be	Before	After	After
Name	Before Offering	Registered	Offering	Offering	Offering
ANDY NEAL	180	180	0.00%	—	0.00%
ARTHUR BRANDING	1,000	1,000	0.00%	—	0.00%
ASIA GLOVE, INC.	61	61	0.00%	—	0.00%
BERNIE KARNS	12,500	12,500	0.01%	—	0.00%
BERTRAM E. CUTLER	19	19	0.00%	—	0.00%
BREANNE ROJESKI	200	200	0.00%	—	0.00%
CAROLS ADAMICK MENDOZA	100,000	100,000	0.07%	—	0.00%
CASH CUTLER	4	4	0.00%	—	0.00%
CHRISTOPHER WILLIAMS	5,200	5,200	0.00%	—	0.00%
DALE FINCK	1,000	1,000	0.00%	—	0.00%
DANIEL WROBLESKI	800	800	0.00%	—	0.00%
FREDERICK EBERHARDT (5)	615,000	615,000	0.45%	—	0.00%
GUADALUPE SILVA	9,350	9,350	0.01%	—	0.00%
HAYDEN F. BELLAMY	10,000	10,000	0.01%	—	0.00%
J WINSTON MICHAEL TRAVIS OLSON	1,000	1,000	0.00%	—	0.00%
JAMES D. AND KAREN G. SCHINDLER JTWROS	1,000	1,000	0.00%	—	0.00%
JEFF OLSEN	339,166	339,166	0.25%	—	0.00%
JOHN BENDLE	2,000	2,000	0.00%	—	0.00%
KATHI OLSON	10,000	10,000	0.01%	—	0.00%
KRISTEN REDETTE OLSON	1,000	1,000	0.00%	—	0.00%
LOUIS ELLIOTT	1,000	1,000	0.00%	—	0.00%
MARISOL SCHLEMMER	21,000	21,000	0.02%	—	0.00%
MICHAEL EMMERS	135,000	135,000	0.10%	—	0.00%
ROBERT A PUTT	2,000	2,000	0.00%	—	0.00%
ROBERT ANDREWS	1,000	1,000	0.00%	—	0.00%
SHERRY ORSBORN	7,500	7,500	0.01%	—	0.00%
SUSAN ELLSWORTH	400	400	0.00%	—	0.00%
SUSAN ROLL REVOCABLE TRUST	500,000	500,000	0.37%	—	0.00%
THOMAS B. SEITER	1,000	1,000	0.00%	—	0.00%
TONI GIGLIOTTI	200	200	0.00%	—	0.00%
BRIAN POWERS	500,000	500,000	0.37%	—	0.00%
22

KN SOLOMON MBAGWU	2,000,000	2,000,000	1.46%	—	0.00%
EDDIE BAKER	4	4	0.00%	—	0.00%
GEORGE RESTEA	5,000,000	2,000,000	3.65%	3,000,000	2.19%
JACK NAJJAR	8,095,000	2,000,000	5.91%	6,095,000	4.45%
JUAN C. FERNANDEZ	12,500	12,500	0.01%	—	0.00%
KHALID S. DAOUD	5,000	5,000	0.00%	—	0.00%
KOKI NAGASHIMA	18,544	18,544	0.01%	—	0.00%
LUI CHI HO RONALD	174	174	0.00%	—	0.00%
MANUEL FERNANDEZ	550	550	0.00%	—	0.00%
SHINICHRO GOTO	6	6	0.00%	—	0.00%
MARVIN G. OTO	440,010	220,010	0.32%	220,000	0.16%
MATTHEW MCCRIMMON	715,000	715,000	0.52%	—	0.00%
PRAISE DIRECT HOLDINGS LIMITED	1,000	1,000	0.00%	—	0.00%
RICHARD NAOTAKA OTO	440,010	220,010	0.32%	220,000	0.16%
SHEN TIAOJUAN	200	200	0.00%	—	0.00%
THOMAS MCCRIMMON IV	1,565,454	—	1.14%	1,565,454	1.14%
VONNIE K. OTO	640,006	320,006	0.47%	320,000	0.23%
ARLENA FARINAS	300	300	0.00%	—	0.00%
CHIUWAI SITU	400	400	0.00%	—	0.00%
CHRISTINA E. CHAPMAN	440,000	440,000	0.32%	—	0.00%
DAVID PINTO	200	200	0.00%	—	0.00%
FRANCES MCCRIMMON	3,294,805	2,000,000	2.41%	1,294,805	0.95%
SCOTT THOMAS	4	4	0.00%	—	0.00%
SABURO OTO	990,028	445,028	0.72%	545,000	0.40%
MARK ROWAN	6,500,000	2,000,000	4.75%	4,500,000	3.29%
TODD WIGINGTON	16,492	16,492	0.01%	—	0.00%
RICHARD EBERHARDT (2)(4)	19,000,000	2,000,000	13.87%	17,000,000	12.41%
GARY COOK (2)(4)	6,500,000	2,000,000	4.75%	4,500,000	3.29%
RUSSELL WILLIAMS	7,500,000	2,000,000	5.48%	5,500,000	4.02%
STACIE STRICKER (2)(4)	500,000	500,000	0.37%	—	0.00%
STEPHEN J. THOMAS, III (2)(4)	42,493,073	2,000,000	31.03%	40,493,073	29.57%
SCOTT GOODWIN	50,000	50,000	0.04%	—	0.00%
DON RUSSELL CARRUTH TRUST	77,968	77,968	0.06%	—	0.00%
ERIK VERDUZCO	75,954	75,954	0.06%	—	0.00%
GABRIEL BARBARENA	75,954	75,954	0.06%	—	0.00%
KAROL AND FAYAD PALOS	151,907	151,907	0.11%	—	0.00%
SUE BERRY	50,000	50,000	0.04%	—	0.00%
23

CHAD EUMURA	50,000	50,000	0.04%	—	0.00%
LOUIE SAENZ	75,954	75,954	0.06%	—	0.00%
MARIA DOLORES NICHOLS	151,907	151,907	0.11%	—	0.00%
MIGUEL MEDINA	151,907	151,907	0.11%	—	0.00%
OFELIA DE LA TORRE	197,480	197,480	0.14%	—	0.00%
PAUL JULIEN	75,954	75,954	0.06%	—	0.00%
RAMSES ACOSTA	151,907	151,907	0.11%	—	0.00%
ROLANDO NICHOLS	1,729,224	1,729,224	1.26%	—	0.00%
JAMIE HERNANDEZ	100,000	100,000	0.07%	—	0.00%
L2 COMPANIES	148,884	148,884	0.11%	—	0.00%
LINDA KELLY	1,000,000	1,000,000	0.73%	—	0.00%
QUYNTWAN HENRY	100,000	100,000	0.07%	—	0.00%
DUANE JACKSON	500,000	500,000	0.37%	—	0.00%
ENOCH BRANDE	500,000	500,000	0.37%	—	0.00%
CANE INDUSTRIES LLC	50,000	50,000	0.04%	—	0.00%
PENNY PROS LLC	50,000	50,000	0.04%	—	0.00%
SEO STRADEGY GROUP	450,000	450,000	0.33%	—	0.00%
JOYCE EARLY	5,000	5,000	0.00%	—	0.00%
NATALIE WASHCO	5,000	5,000	0.00%	—	0.00%
BRIAN KENT	265,950	265,950	0.19%	—	0.00%
KAREN KENT	243,225	243,225	0.18%	—	0.00%
MARIO PENA	2,000,000	750,000	1.46%	1,250,000	0.91%
CARLOS ANDRES CASTRO	5,000	5,000	0.00%	—	0.00%
CONRAD CALDERON	10,000	10,000	0.01%	—	0.00%
DELIA DIOQUINO	10,000	10,000	0.01%	—	0.00%
LIZETTE CALDERON	150,000	150,000	0.11%	—	0.00%
SHARON DARRAH	20,000	20,000	0.01%	—	0.00%
ANDY DOUGHTY	60,000	60,000	0.04%	—	0.00%
BRUNO BARBARAI	50,000	50,000	0.04%	—	0.00%
CARLETON GREGORY SOLLOWAY	250,000	250,000	0.18%	—	0.00%
CAROL JOANNE BOOTH	100,000	100,000	0.07%	—	0.00%
CECIL JONES	32,000	32,000	0.02%	—	0.00%
CELESTE JANET FITZPATRICK	21,000	21,000	0.02%	—	0.00%
CRAIG FULLER	150,000	150,000	0.11%	—	0.00%
CRAIG HILL	100,000	100,000	0.07%	—	0.00%
DAVID WARD	75,000	75,000	0.05%	—	0.00%
DEBORAH MILLER	2,000	2,000	0.00%	—	0.00%
24

DENNI GRIFFITH	5,000	5,000	0.00%	—	0.00%
EMILIANO BONANNO	155,000	155,000	0.11%	—	0.00%
FEIVEL INVESTMENT LLC	30,000	30,000	0.02%	—	0.00%
GARY STEWART	20,000	20,000	0.01%	—	0.00%
GRANT HENRY	10,000	10,000	0.01%	—	0.00%
HOLLY MEAD	55,000	55,000	0.04%	—	0.00%
JEBB DYKSRA	75,000	75,000	0.05%	—	0.00%
JOE OBEZO	5,000	5,000	0.00%	—	0.00%
KONSTANTIN SHAPOVALOV	10,000	10,000	0.01%	—	0.00%
KRISSY BARLOW TAYLOR	50,000	50,000	0.04%	—	0.00%
LAURIE L POWER	10,000	10,000	0.01%	—	0.00%
LUIS ALBERTO SANZ	1,765,742	500,000	1.29%	1,265,742	0.92%
MARIO SCADE GARCIA	25,000	25,000	0.02%	—	0.00%
MARLA ELLERMAN	50,000	50,000	0.04%	—	0.00%
NORMAN BRANDER	5	5	0.00%	—	0.00%
PANTHEON PARTNERS	200,000	200,000	0.15%	—	0.00%
PATRICK TAYLOR	10,000	10,000	0.01%	—	0.00%
REGGIE THOMAS (6)	165,000	165,000	0.12%	—	0.00%
CHARLES GREGORY THOMAS (6)	8	8	0.00%	—	0.00%
CHARLES R. THOMAS (6)	6	6	0.00%	—	0.00%
WIE FAMILY TRUST	5	5	0.00%	—	0.00%
RIGO FLORES	10,000	10,000	0.01%	—	0.00%
ROBERT GOOLD	100,000	100,000	0.07%	—	0.00%
RUDOLF EDUARD BOHLI	500,000	500,000	0.37%	—	0.00%
SANFORD LEAVENWORTH	8,000	8,000	0.01%	—	0.00%
SHIGETOMI KOMATSU	9	9	0.00%	—	0.00%
SHANNON JOHNSON	350,000	350,000	0.26%	—	0.00%
STEPHANIE KRAUSE	88,000	88,000	0.06%	—	0.00%
THOMAS J. POWERS	12,000	12,000	0.01%	—	0.00%
TOM SHAEFFER	300,000	300,000	0.22%	—	0.00%
WARREN WINFIELD GIBSON III	100,000	100,000	0.07%	—	0.00%
YU CHUNG CHO	500,000	500,000	0.37%	—	0.00%
BRIAN MICHAEL FIELDING	15,035	15,035	0.01%	—	0.00%
ANDY ELLISON	100,000	100,000	0.07%	—	0.00%
SHELLY FULTON	250,000	250,000	0.18%	—	0.00%
BRADEN SCHUSTER	100,000	100,000	0.07%	—	0.00%
AARON D CLARK	282,459	282,459	0.21%	—	0.00%
25

BENJAMIN AMMONS	8,764	8,764	0.01%	—	0.00%
BROWN LIVING TRUST	16,492	16,492	0.01%	—	0.00%
CAPITAL-PLUS PARTNERS	333,422	333,422	0.24%	—	0.00%
CHRISTIAN A. MASSETTI	32,500	32,500	0.02%	—	0.00%
CHRISTOPHER J. GAVIGAN	20,330	20,330	0.01%	—	0.00%
CHRISTOPHER SHIPPY G CANTON	65,967	65,967	0.05%	—	0.00%
CINDY ARMSTRONG	125,000	125,000	0.09%	—	0.00%
CLEAR VIEW COMMUNICATIONS	40,000	40,000	0.03%	—	0.00%
CONEXUS TELECOM	125,000	125,000	0.09%	—	0.00%
CRITICAL SYSTEMS & SUPPORT LTD	13,476	13,476	0.01%	—	0.00%
DAVID CLARK	8,246	8,246	0.01%	—	0.00%
DON & BRENDA MORRIS JT TEN	3,298	3,298	0.00%	—	0.00%
DOUGLAS R PETERLIN	9,616	9,616	0.01%	—	0.00%
EDWARD DAVIS	30,000	30,000	0.02%	—	0.00%
EQUITY TRUST COMPANY, CUSTODIAN FBO KARL M CRISS IRA	4,383	4,383	0.00%	—	0.00%
FORESIGHT GROUP LLC	150,000	150,000	0.11%	—	0.00%
FRED T DAVIS, JR.	20,000	20,000	0.01%	—	0.00%
GARY AND JAMIE GORDON JT	7,499	7,499	0.01%	—	0.00%
GAYLE SETZER	50,025	50,025	0.04%	—	0.00%
GRANT EVANS	3,298	3,298	0.00%	—	0.00%
GREG DREW	3,298	3,298	0.00%	—	0.00%
GREGG MASSETTI	10,231	10,231	0.01%	—	0.00%
HAL CLARK	21,116	21,116	0.02%	—	0.00%
IRA HUGHES	16,492	16,492	0.01%	—	0.00%
JASON DUNCAN	16,492	16,492	0.01%	—	0.00%
JIM RICHARDS	14,500	14,500	0.01%	—	0.00%
JOELLE CLARK	167,541	167,541	0.12%	—	0.00%
JOHN DREW	111,649	111,649	0.08%	—	0.00%
JOHN P. WARD	36,803	36,803	0.03%	—	0.00%
JORGE L. FERNANDEZ	12,500	12,500	0.01%	—	0.00%
JOSE J. FERNANDEZ	12,500	12,500	0.01%	—	0.00%
JOSE M. FERNANDEZ	12,500	12,500	0.01%	—	0.00%
JOSEPH LAWRENCE HAGER	20,330	20,330	0.01%	—	0.00%
JOSH HITT	9,525	9,525	0.01%	—	0.00%
KIM KELLAR	4,123	4,123	0.00%	—	0.00%
LISA & DOUG COOPER JT	10,956	10,956	0.01%	—	0.00%
M-CUBE CORPORATION	6	6	0.00%	—	0.00%
26

MARK CLARK	3,298	3,298	0.00%	—	0.00%
MARK MONTANO	251,649	251,649	0.18%	—	0.00%
MARK PALUSO	100,000	100,000	0.07%	—	0.00%
MICHAEL FLEMING (3)	181,953	181,953	0.13%	—	0.00%
MICHAEL P MURPHY	1,541,949	1,541,949	1.13%	—	0.00%
NICK MULHOLLAND	75,000	75,000	0.05%	—	0.00%
NICOLE & ERIC CARTER JT TEN	3,298	3,298	0.00%	—	0.00%
NOVA ENERGY CO., LTD.	182,068	182,068	0.13%	—	0.00%
PAUL E. KNAG	15,035	15,035	0.01%	—	0.00%
PLANET ONE COMMUNICATIONS INC.	150,000	150,000	0.11%	—	0.00%
ROBERT RICCI	11,108	11,108	0.01%	—	0.00%
ROBERT SCHUSTER	100,000	100,000	0.07%	—	0.00%
ROBERT SETZER (3)	126,120	126,120	0.09%	—	0.00%
RON A. LEVENE	82,767	82,767	0.06%	—	0.00%
TERRY BRODKIN	110,000	110,000	0.08%	—	0.00%
THE MANGIA FAMILY TRUST U/A DTD 01/12/16	3,298	3,298	0.00%	—	0.00%
TRAVIS CLARK	4,123	4,123	0.00%	—	0.00%
STEVE CAUDLE	4,000,000	2,000,000	2.92%	2,000,000	1.46%
CEDE & CO	3,140,245	3,140,245	2.29%	—	0.00%
CHRIS COPELAND	12,675	12,675	0.01%	—	0.00%
DAVID I NEWMAN REVOCABLE LIVING TRUST	1,000,000	1,000,000	0.73%	—	0.00%
INVESTMENT REAL ESTATE	2,500	2,500	0.00%	—	0.00%
KERRY J. NEAL	5,000	5,000	0.00%	—	0.00%
KEYSTONE ASSETS & SERVICES, INC	499,780	499,780	0.36%	—	0.00%
MITSUNOBU AMAZAKI	6	6	0.00%	—	0.00%
PATRICK GUIANT	55,200	55,200	0.04%	—	0.00%
ROB JENKS	38,025	38,025	0.03%	—	0.00%
ROBERT JAMES SHUBERT	2,500	2,500	0.00%	—	0.00%
RON MONARK	125,400	125,400	0.09%	—	0.00%
EDWARD WILLIS LEVERT JR.	250,000	250,000	0.18%	—	0.00%
XROADS LLC	10,000	10,000	0.01%	—	0.00%
	136,953,659	47,184,585		89,769,074

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(1)	Based upon 136,953,904 shares of common stock issued and outstanding at December 1, 2017. Certain shareholders not included in total above due to small amounts.
(2)	Officer and/or director of our Company.
(3)	The individuals have voting control for the entities noted in the list below (b).
(4)	We are registering a total of 6,500,000 shares in which our officers/directors are considered to have beneficial ownership.
(5)	Are the family members of Richard Eberhardt, officer and a Director of our Company, but not dependents and he disclaims any ownership or control of such shares.
(6)	Are the family members of Stephen J. Thomas, III, officer and a Director of our Company, but not dependents and he disclaims any ownership or control of such shares.

Other than the material relationships, discussed above, the listed selling security holders have not had a material relationship with the registrant.

(b) The table below shows the person with voting control for the entities listed in (a) above.

NAME OF THE ENTITY	PERSON WITH VOTING CONTROL	NUMBER OF COMMON SHARES BEING REGISTERED	AFFILIATE OF COMPANY?
Asia Glove, Inc.	Unknown	61	No
Cane Industries, LLC	Chris Cane	50,000	No
Capital-Plus Partners	Robert Setzer	333,422	No
Cede & Co	Unknown	3,140,245	No
Clear View Communications	William Maloney	40,000	No
Conexus Telecom	Jonathan Fink	125,000	No
Critical Systems & Support Ltd.	Michael Fleming	13,476	No
Feivel Investment, LLC	Ethan Luu	30,000	No
Foresight Group, LLC	Robert Fabrizio	150,000	No
Investment Real Estate	Unknown	2,500	No
Keystone Assets & Services, Inc.	Saburo Oto	499,780	No
L2 Companies	Rolando Nichols	148,884	No
M-Cube Corporation	Unknown	6	No
Nova Energy Co., Ltd.	Unknown	182,068	No
Pantheon Partners	Renee Morentine	200,000	No
Penny Pros, LLC	Sean Ryan	50,000	No
Planet One Communications, Inc.	Ted Schuman	150,000	No
Praise Direct Holdings Limited	Unknown	1,000	No
SEO Stradegy Group	Jay Scorakaw	450,000	No
XROADS, LLC	Unknown	10,000	No

ITEM 8. PLAN OF DISTRIBUTION

Upon effectiveness of this amendment to the registration statement, of which this prospectus is a part, our existing selling shareholders may sell their securities at market prices or at any price in privately negotiated transactions.

Our selling shareholders may be deemed underwriters in this offering.

The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders.

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ITEM 9. DESCRIPTION OF SECURITIES

The securities being registered and/or offered by this Prospectus are common shares.

Common Stock

We are presently authorized to issue one billion (1,000,000,000) shares of our $0.001 par value common stock. A total of One Hundred Thirty Six Million, Nine Hundred Fifty Three Thousand, Nine Hundred Four (136,953,904) common shares are issued and outstanding as of September 30, 2017.

Common Shares

All common shares are equal to each other with respect to voting, liquidation, and dividend rights. Special shareholders' meetings may be called by the officers or director, or upon the request of holders of at least one-tenth (1/10th) of the outstanding shares. Holders of shares are entitled to one vote at any shareholders' meeting for each share they own as of the record date fixed by the board of directors. There is no quorum requirement for shareholders' meetings. Therefore, a vote of the majority of the shares represented at a meeting will govern even if this is substantially less than a majority of the shares outstanding. Holders of shares are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to our Articles of Incorporation and our By-Laws as well as to the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of shares. It should be noted that the board of directors without notice to the shareholders may amend the By-Laws. Our shares do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) of the shares voting for election of directors may not be able to elect any director.

Preferred shares

As of September 30, 2017, we had authorized one hundred million (100,000,000) shares of Preferred Stock, of which certain shares had been designated as Series A Preferred Stock and Series B Preferred Stock.

Series A Convertible Preferred Stock

In February 2015, we designated 1,000,000 shares of Preferred Stock as Series A Preferred Stock.

The Series A Preferred Stock was designated in February 2015, has a par value of $.001, is senior to any other class or series of outstanding Preferred Stock or Common Stock and does not bear dividends. The Series A Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined, and of an amount equal to $100 per share. Holders of the Series A Preferred Stock shall, collectively have the right to convert all of their Series A Preferred Stock when conversion is elected into that number of shares of Common Stock of our Company, determined by the following formula: 60% of the issued and outstanding Common Shares as computed immediately after the transaction for conversion. For further clarification, the 60% of the issued and outstanding common shares includes what the holders of the Series A Preferred Stock may already hold in common shares at the time of conversion. The Series A Preferred Stock, collectively, shall have the right to vote as if converted prior to the vote to an amount of shares equal to 60% of the outstanding Common Stock of our Company.

In February 2015, the Board of Directors authorized the issuance of 1,000,000 shares of Series A Preferred Stock to Stephen J. Thomas, III, Chairman, CEO and President of our Company, valued at $3,117,000 for compensation expense.

Series B Convertible Preferred Stock

In February 2015, we designated 3,000,000 shares of Preferred Stock as Series B Preferred Stock.

The Series B Preferred Stock was designated in February 2015, has a par value of $.001, is senior to any other class or series of outstanding Preferred Stock, except the Series A Preferred Stock, or Common Stock and does not bear dividends. The Series B Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A Preferred Stock, and of an amount equal to $2.00 per share. Holders of the Series B Preferred Stock have a right to convert all or any part of the Series B Preferred Shares and will receive and equal amount of common shares at the conversion price of $2.00 per share. The Series B Preferred Stock holders have a right to vote on any matter with holders of Common Stock and shall have a number of votes equal to that number of Common Shares on a one to one basis.

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Options & Warrants

Effective October 14, 2017, we adopted the 2017 TPT Global Tech, Inc. Stock Option and Award Incentive Plan (the "Plan"). The Plan provides for grants of nonqualified stock options and other stock awards, including warrants, to designated employees, officers, directors, advisors and independent contractors. A maximum of 20,000,000 shares of our common stock were reserved for options and other stock awards under the Plan. We have the ability to issue either options or warrants under the Plan.

As of September 30, 2017, we had options issued and outstanding outside of the Plan exercisable into 53,600 shares of our common stock at ranges from $0.046 to $0.22 per share. The options do not have a vesting period and are 100% exercisable.

There are no warrants outstanding as of September 30, 2017.

Transfer Agent

The transfer agent for our securities is Clear Trust, with offices at 16540 Pointe Village Dr., Suite 210, Lutz, Florida 33558, Phone (813) 235-4490.

ITEM 10. INTEREST OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in us, or who is, or was, our promoter, underwriter, voting trustee, director, officer or employee.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT

a. DESCRIPTION of BUSINESS

BUSINESS SUMMARY

This prospectus contains various forward-looking statements that are based on our beliefs as well as assumptions made by and information currently available to us. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. These statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

In this prospectus, unless the context requires otherwise, references to “we,” “our,” or “us” refer to TPT Global Tech, Inc. and our consolidated subsidiaries.

Company Overview

Through key acquisitions, in 2015 we launched wholesale and retail operations in the United States and Internationally. These first acquisitions with their customer bases, Distribution Channels and Technology are the base for our organic growth strategy opportunities to cross pollinate or sell our planned New Generation, New Media Technology products and services, Domestically and Internationally.

We, and our related companies and acquisitions, are seeking to be an innovative Telecom/CUBS (Cloud Unified Businesses Services) as one of the first to combine recurring Telecom, Mobile Banking, Media and Data/Cloud Services revenue under one roof, and then bring all relevant data from those services into a proprietary information matrix platform capable of delivering a “Daily and Non-Intelligence Dashboard” to our Domestic and International customers. Such a cohesive combination of services and information from a single provider has been heretofore nonexistent. We intend to pioneer an integrated communication services and information technology suite, to empower companies with vital communications services technology, and highly relevant diagnostic information.

To date we have generated revenues primarily through operating as a Competitive Local Exchange Carrier (“CLEC”) in Arizona. Our primary revenues in 2016 and 2017 are primarily from telecommunications services and products.

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Our operating divisions historically have been those that sell telecommunications services and those that sale telecommunications products. Cloud based services assets were acquired in 2016 and are intended to be more of a contributing factor to revenues in 2017 and forward.

Our Key Divisions: K Telecom and Global Telecom- GSM Distribution

K Telecom and Global Telecom are located in the Northwest of the United States and sell and distribute GSM Cell Phone and Prepaid GSM Services for MVNO’s (Mobile Virtual Network Operators) through approximately 100 brick and mortar retail store-front locations in Washington and Oregon.

Our TruCom, LLC– CLEC–Phoenix, Arizona

Our TruCom division, a subsidiary of Copperhead Digital Holdings, LLC, is a Facilities Based Competitive Local Exchange Carrier (CLEC) headquartered in Phoenix, AZ. Founded in 2006 (as Copperhead Digital Carrier) for the purpose of operating a state-of-the-art Fiber Optic Network constructed by and acquired from Adelphia Communications, TruCom now operates its own carrier class Fiber Optic Network, state-of-the-art Wireless Point-to-Point network, and Patent Pending proprietary “Bulletproof”™ technology seamlessly integrating the two.

TruCom offers Phone, Internet, Fiber Optic, Wireless, Hosted PBX, Wi-Fi, Wi-Max, Engineering, Cabling, Wiring and Cloud services. With a penchant for pushing the envelope, TruCom has pioneered innovative, hosted firewall and managed MPLS service technologies (SuperCore MPLS™) and was the Industry first to engineer patent-pending failover services utilizing our own fiber optic and wireless networks to guarantee business continuity and service uptime. Located in multiple Local Serving Offices and Points of Presence (POP’s) in the primary Data Centers in the market, TruCom’s extensive Fiber Optic Network runs through the heart of the most densely populated corridors of the Greater Phoenix Metro Area. Their Wireless Point to Point and Point to Multipoint Network is fed by the infinitely scalable capacity of the Fiber Optic Network and consists of more than 16 Major Access Points. This footprint not only provides coverage throughout the metro area, but also spans into outlying Cities, often providing the only carrier grade solution available in the region. TruCom’s substantial Network Assets, Innovative Service Offerings, and Dedicated Customer Service have driven a substantial increase in revenue each year over the past several years. With Clients like Arizona’s largest Hospitals, Multiple Universities, Government Municipalities, and Business leaders, TruCom has established itself as a Telecommunications Network Operator and Service Provider in the State of Arizona, operating since 2007.

Our Port2Port Division

We acquired assets that relate to reseller call termination both domestically and internationally in Dallas Texas of Port2Port. These assets provide approximately 100 Domestic and international customers and vendors terminating wholesale calls domestically and internationally.

Our San Diego Media Division

San Diego Media, Inc. (“SDM”)(www.sandiegomedia.com) is an established Southern California based software engineering and Internet e-commerce marketing services company that provides enterprise-class integrated solutions for manufacturers, retailers, and distributors focused on developing solutions for companies seeking online growth and profitability.

Founded in 1999, historically the primary market offering has been MaxEXP®, a proven stable, productivity-enabling proprietary eCommerce platform, built on open-standards technology that empowers companies to deploy and manage eCommerce offerings at lower cost and at less time than required to deploy more conventional high-end solutions — and, we believe, all without sacrificing the essential merchandising functionality, customizability, extensibility, scalability, security, and performance that much more expensive solutions provide. MaxEXP supports both B2B and B2C functionality simultaneously which few other eCommerce solution will provide successfully out-of-the-box.

These early engagements have enabled SDM to solidify and refine the core SDM technology architecture and to enhance the platform with market-driven merchandising features and functionality. SDM has made significant R&D investments in operational infrastructure including sophisticated monitoring systems, comprehensive security, time-tracking, client management tools, and continuous compliance with the demanding payment card industry (PCI) standards.

SDM has complemented these systems with a full range of automated and enterprise-class capabilities for fully integrating with customer’s legacy systems, call centers, fulfillment houses, and other critical business process applications.

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SDM has complimented its technologies with a wider range of professional internet and marketing services that enables client success, to create successful business relationships over long-term.

As the market has changed through the years SDM has continued to innovate and expand it strategic and technology development partnerships; these include, MIndTouch, BigCommerce, Avalara, CPC Strategies, eBridge, Imperva Incapsula, Chris Chase Design. SDM’s newest client is based in Singapore and it represents its most innovative use of technologies to date.

RECENT ACQUISITIONS OF OPERATING DIVISIONS/SUBSIDIARIES

We have acquired in November of 2017, the following new business subsidiaries:

Hollywood Riviera Studios

Hollywood Riviera Studios (“HRS”) offers a state-of-the-art, high-end production facility for commercials, TV production and short videos. HRS offers technical and creative direction with the ability to interface with clients at any stage of production.

HRS offers Stage Rentals, Green Screens, Edit Bays + Productions Offices for live TV Shows, Reality Shows, Commercials, Web-episodes, Corporate Videos and Mobile On-Location services for live sporting events, award shows, concerts and any other type of media production. Hollywood Riviera Studios offers services to major networks and clients to contract use of any party of our 13,000 Sq. Ft. Divisible Studio. HRS offers large storage capabilities, parking for over 200 vehicles, kitchen, bathrooms with showers, outdoor eating area, and green rooms.

HRS also has an equipment rental division. HRS offers a wide variety of equipment for rent, from cameras to lighting, grip, production trucks, and accessories. Just about anything else a production requires. In addition , HRS also offers our existing standing pre-lit sets.

HRS Mobile Production Truck service is a technical resource that can provide the exact needs for off-site production. Our total service capability for turnkey mobile service includes: Mobile Production Trucks Rental, Crewing, Mobile Satellite Trucks and Technical Management.

Our partial list of clients and services provided:

CNN Turner Broadcasting/Hero Broadcasting

HRS produced for 2 years a daily 1hr. live TV news magazine show. HRS provided all the technical needs including full HD control room, stage rental, lighting and full technical crewing Time Warner Cable Sports and TWC Deportes: HRS was the production company for 29 MLS Games in 2012 for the Los Angeles Galaxy. Each job required a dual feed in English and Spanish. HRS provided Post-Production Services such as dubbing, translating, voice over recording and editing of various projects for TWC. We have produced several live and tape delay High School Football, Soccer, Softball and Basketball Games since 2012.

Univision:

Production Company for Rose Parade since 2010 handling crewing, mobile unit, satellite truck, staging, lighting and all the engineering logistics involved with a production of such magnitude.

“Mananitas a la Virgen” since 2010 providing full production services for the network.

Several Town Halls for “Despierta America” and KMEX-34 where HRS provided all the technical elements for a pre-taped shows in the Los Angeles area.

“Fiestas Patrias”-Mobile Unit, Satellite Transmission, Crewing, Staging, and Lighting

“Desfile de la Independencia” - Mobile Unit, Satellite Transmission, Crewing, Staging and Lighting.

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NBC/Universal:

For 2 years HRS Studios was home to 2 daily local shows that aired on Channel 22 in Los Angeles. “Con Chile y Limon” was an entertainment daily show and “Contacto Deportivo” was a 1hr. sports show.

HRS provided studio space, control room, stage, crewing and transmission via fiber.

HRS also provided all the production for in-house commercial production and support for their promotions department.

MundoFox:

HRS provides post-production services for the network’s segment “La Academia”.

HRS has produced 2 live specials for MundoFox. One with former president of Mexico V. Fox and another one with former Sec. of State Condolesa Rice. We provided staging, lighting, HD Mobile Truck and crewing services for Fiesta Broadway Festival.

Televisa Network:

HRS has provided all production needs for Telethon Mexico. HD Truck, Staging, Lighting, Logistics and Crewing Services.

LA GALAXY:

HRS is the production company for all local soccer games for Galaxy II, a development team for the LA Galaxy. The games are being streamed lived on YouTube. HRS is in charge of all the technical logistics and crewing for those games.

Chivas USA:

HRS is the production company for most of Chivas USA local games in Los Angeles. We provide, HD Truck, Transmission, Crewing and Engineering Services.

Blue Collar Production Division

Our production division, Blue Collar Productions, creates original live action and animated content productions and has produced hundreds of hours of material for the television, theatrical, home entertainment and new media markets. Mr. Rowen, our CEO of Blue Collar, works closely with major television networks, cable channels and film studios to produce home entertainment products. Blue Collar creates original live action and animated content and has produced hundreds of hours of material for the television, theatrical, home entertainment and new media markets.

The Documentary film group at Blue Collar recently completed a film on the cultural impact of Goodfellas: 20 Years Later that featured Martin Scorsese, Robert DeNiro, Lorraine Bracco, Leonardo DiCaprio and many others. They have also produced a series of film anthologies for Turner Classic Movies. Blue Collar is currently in production on Built To Fail, which is a look at the history of street wear. The film features Tommy Hilfiger, Russell Simmons and a host of notable street wear designers. They are also in pre-production on The 29 Club, a look at notable musicians who all tragically died at age 29; Memories in Music, which is an in-depth study of the impact of memory through music on Alzheimer’s patients and Faces of Vegas, an exploration into the culture of Las Vegas, Nevada.

Blue Collar Productions currently has the feature film Looking For Alaska, based on the John Green novel, producing for Paramount Pictures. The company produced for a pilot for MTV for a possible series, “My Jam” aired in the Fall of 2016. Blue Collar has also produced two seasons of “Caribbean’s Next Top Model Season.”

Blue Collar Productions designs branding and marketing campaigns and has had contracts with some of the world’s largest companies including PepsiCo, Intel, HP, WalMart and many other Fortune 500 companies. Additionally, they create motion picture, television and home entertainment marketing campaigns for studios including Sony, DreamWorks, Twentieth Century Fox, Universal Studios, Paramount Studios, and Warner Brothers.

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The CEO of this division, Mr. Rowen, has worked with filmmakers including Steven Spielberg, Ron Howard, Brett Ratner and James Cameron. Mr. Rowen also has very close working relationships with actors including Tom Hanks, Brad Pitt, Julia Roberts, Robert Downey, Jr., Denzel Washington, Ryan Gosling, Sofia Vergara, Mariska Hargitay and many others.

Prior to starting Blue Collar Productions, Mr. Rowen functioned as the head of home entertainment production for DreamWorks SKG from 1997 to 2000. He also serves as the President of Long Leash Entertainment, an aggregator of entertainment based intellectual property and creator of high end entertainment content.

Our Business Methods

Centralized Platform and New Generation Network

We are now operating a next-generation broadband network reselling other companies’ networks on a wholesale arbitrage basis (buying and reselling other companies’ capacity) on our centralized VIVO Platform. We are interconnected to U.S. and International carriers to date. Once funded, we intend to deploy our own in-country networks in the targeted emerging markets. This will enable us to be able to provide better quality termination and increase our operating margins. We believe our platform will produce substantial operational cost savings. Because of our pricing advantage, we are able to offer our clients products and services at an attractive pricing structure, creating a strong competitive advantage. Based on our low network operating costs and low-cost infrastructure, we believe we may penetrate emerging markets with little network build-out and at a reasonable price. Management believes that our service offerings will be well received in emerging markets based on existing relationships and pricing structure, which will enable us to set the industry standard with little competition.

Once we establish in-country networks, we will be able to market Phones, Networks, Content and SaaS products targeted to specific subgroups that coincide with the country/region where we have a network in place or a strategic partnership network in place.

Use of Incumbent Networks

Under formal agreements we can privately brand and resell incumbent carriers’ underlying broadband networks, while deploying our own Wimax/Wi-Fi/GSM service plans and mobile handsets.

As a true value add, our VIVO billing platform allows us to manage the billing and routing, offering our customers a seamless, branded network from anywhere we maintain a relationship. By way of incumbent operator networks, we can sell and market to retail and wholesale customers without the high infrastructure costs associated with deploying our own network. If and when the revenues justify the cost of constructing our own network, we plan to investigate adding a wireless Broadband/ GSM network, and transfer our customer base in a final step to reduce costs of goods sold long-term.

Wholesale Termination

Wholesale termination is the reselling of excess network capacity on a reciprocal basis to other telecom carriers both domestically and internationally. Due to the large number of carrier relationships we have in the US and abroad, we believe we can immediately increase our wholesale termination in each country in which we have a license to operate. This wholesale activity generates additional cash flow immediately if successfully implemented. Wholesale termination is a low risk, low margin business.

Service Description

Our next-generation wireless Broadband/GSM network relies on non-line-of-sight technology. This will provide a level of performance comparable to that delivered by evolving Worldwide Interoperability of Microwave Access (WiMAX) standards. The cost advantage equates to substantial reductions of fixed costs as compared to building traditional, legacy, and switched networks.

Our products and marketing strategy unifies the various features available in today’s telecommunication environment including:

•	Significant international broadband capacity
•	High quality VoIP communication
•	Cellular/GSM and Wi-Fi wireless convergence
•	IPTV, Content Applications and Financial Services Products
•	Remote network management
•	Sophisticated Prepaid, Wholesale and Retail billing
•	CRM management; and Intranet Build-out, back office management and reporting.
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We have developed and deployed an intuitive and cost-effective VoIP, Wi-Fi, and cellular billing solution called ViVoware that offers Resellers or government agencies a seamless, all-inclusive gateway solution. Our solution is fully scalable to meet any sized business or government deployment. ViVoware also includes a 100% web-enabled interface. The ViVoware platform offers:

•	Tracking and reports Call Detail Records (CDR) in real-time
•	Full customer care and account management tracking
•	Sales Relationship / Account management Tools

Provisioning for VoIP, Wi-Fi, and cellular transmission records, thus enabling us and our resellers the ability to create flexible, strong, and profitable products and services.

Our Business Segments

Our business segment consists generally of providing strategic, legacy and data integration products and services to small, medium and enterprise business, wholesale and governmental customers, including other communication providers. Our strategic products and services offered to these customers include our collocation, hosting, broadband, VoIP, information technology and other ancillary services. Our services offered to these customers primarily include local and long-distance voice, inducing the sale of unbundled network elements (“UNEs”), switched access and other ancillary services. Our product offerings include the sale of telecommunications equipment located on customers’ premises and related products and professional services, all of which are described further below.

Our products and services include local and long-distance voice, broadband, Ethernet, collocation, hosting (including cloud hosting and managed hosting), data integration, video, network, public access, VoIP, information technology and other ancillary services.

We offer our customers the ability to bundle together several products and services. For example, we offer integrated and unlimited local and long0distance3 voice services. Our customers can also bundle two or more services such as broadband, video (including through our strategic partnerships), voice services. We believe our customers value the convenience and price discounts associated with receiving multiple services through a single company.

Most of our products and services are provided using our telecommunications network, which consists of voice and data switches, copper cables, fiber-optic cables and other equipment.

Described in greater detail below are our key products and services.

CORPORATE ORGANIZATION CHART

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SERVICE STRUCTURE

CORPORATE MARKETING STRATEGY

Our corporate strategy in expanding our operations and potential product and service streams is as follows.

MARKETING OBJECTIVE:

Establish our brand as a competitive service and product provider in the communications industry.

ADVERTISING OBJECTIVE:

To create top of mind brand awareness and emotional relevance resulting: TPT Global Tech, Inc. being the preferred and requested product line of products in the industry.

SALES & MERCHANDISING OBJECTIVES:

Our distributor will use direct selling efforts. Their efforts will be supported with our marketing, advertising, and merchandising programs. The primary task will be to increase the sales through retail channels.

PURSUE BRAND RECOGNITION THROUGHOUT THE UNITED STATES

The first marketing objective must be to refine our brand and secure our place in the minds of the consumers. This will be accomplished through the execution of an integrated branding, identity and services marketing programs. The goals for this segment will be an enhanced brand identity, a brand applications and a digital assets suite.

MARKETING STRATEGY

Our plan includes a direct sales program targeting businesses, small business and home office users of communications. The direct sales efforts will be supported with third party marketing integration. To further enhance the sales process, we will offer an offering program including services and product sheets, coupons, point of sale materials (banners, shelf talkers, and end cap displays and danglers) and internet marketing programs.

Based on the above benefit scenarios, we plan to seize the following opportunities:

  Build superior brand recognition and become recognized as a category leader.
  Expand the US distribution into all states.
  Establish distribution internationally.
  Establish and manage a knowledgeable team of account executives with industry experience.
  Create a retail merchandising program that will build a strong market share.

The purpose of our marketing efforts is to move the product sales from their current position into the rapid growing “popularity” stage. Our strategy includes the following marketing programs: Branding; Merchandising; Direct; Display Advertising; Media; Public Relations; Publicity; Events; Investor Relations; Metrics Dashboard; and, Personal Sales. Our objective is to gain the sales momentum required to reach the “brand preference” stage of product growth as soon as possible. This is the stage where we plan sales grow at a steady and stabilized pace.

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THE DIRECT MARKETING PROGRAM

A complete direct marketing program including direct mail, blast email and URLs may be used to introduce the products to new customers and secure leads for the sales team. We plan to employ the services of a database marketing company to leverage techniques to target prospective clients and reinforce product messages throughout the selling process. This process will commence with the modeling of our existing customer data and the analysis of the results using sophisticated analytic tools. Cross-channel marketing will be utilized in conjunction with the direct marketing including social marketing. Our focus of this marketing medium will be relevance and timing, which only this medium can provide full control over and the ability to fully quantify the results.

THE MEDIA MARKETING PROGRAM

We intend to test several media options to determine which, if any, effectively drive sales and sales leads. The mediums being consider include outdoor advertising, both static and mobile, magazine ads, and radio spots. Other media to be explored are direct mail post cards and emails to opt in viewers.

THE PUBLIC RELATIONS/PUBLICITY PROGRAM

We plan to employ the services of a public relations firm to build a corporate profile to keep the name and the services and products in front of consumers. A third-party PR firm will be responsible for writing and publishing press releases, coordinating event marketing and managing investor relations.

We employ marketing, sales and customer service personnel on an as needed basis for specific events to build brand awareness. We use a range of marketing strategies and tactics to build our brand and increase sales, including point-of-sale materials, event sponsorship, in-store and on premise promotions, public relations, and a variety of other traditional and non-traditional marketing techniques to support the sales of all of our products.

We believe that a marketing mix of event promotions, social media, print advertising in local media and internet advertising providing information and samples of our products at social events is a strategy that may help increase sales.

TARGET CUSTOMER

We plan to profile our existing customers and create a sophisticated data model to mathematically and statistically identify our “ideal” customer. Further the model will be used to learn exactly how the target customer wishes to be communicated with and marketed to.

THE INTERNATIONAL MARKET

We plan to market our product internationally. Many of the current products offered by us have features for the international community. This will be a secondary but strong focus by our marketing team.

EXPERIENCED MANAGEMENT

Our senior management team has over 30 years of experience in the various consumer product industries, and has a proven track record of creating value both organically and through strategic acquisitions. Our management intends to utilize the best available and fit-for-purpose technology and experienced contractors to improve production and expand distribution.

CORPORATE STRATEGY

Our Goals

Our primary goal is to continue to grow our business by improving value to our current customers and vendors. In providing a high quality network we intend to continue to grow our business. Additionally, we intend to purchase established telecommunications and technology companies that will immediately generate and increase traffic (revenue) to our Company’s retail and wholesale network. Companies that we are strategically aligned with have in their core business synergistic retail products and services that include, but are not limited to, Telecom Cloud Services Media, Merchant Services/Mobile Banking, Cloud Services and Media (e.g. credit/debit

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card processing, check/ACH payment processing, ecommerce/merchant processing, web hosting, voice, data, GSM/Wi-Fi Mobile, Mobile Money Transfers, IPTV, VOD and Live Mobile Broadcasting, Prepaid Calling Card and PIN-less Prepaid services). If we acquire a strategic partner as a subsidiary, we believe we will have the ability to aggregate their analogous technology platforms onto our proprietary Software Access System operating platform for integration and efficiency.

We intend to work our media to accelerate cohesively in the mobile technology sectors: LIVE Broadcast, Video on Demand (VOD) Apps, and Digital Video Magazine (DVM) Apps. While “white labeling” our technologies as SaaS, our primary focus is what we believe is the first Global Cyber LIVE Mobile TV broadcast network, Viewme Live. The Viewme Live Network™ is a 24-hour LIVE worldwide mobile TV network, delivered via iOS and Android apps. The Viewme Live Network™ presents a diversity of Linear Broadcast Channels (Domestically and International), coupled with Social Media Platforms with combined functions that compete with some of the largest and most powerful Digital Media platforms, to connected audiences who live a mobile-centric life.

DEVELOPMENT FLOW CHART

Network Services

Domestic and Global Telecommunications offerings include: Mobile TV, Phone, Internet, Fiber Optic, Wireless, Hosted PBX, Wi-Fi, Wi-Max, Engineering, Cabling, Wiring and Cloud services. Our telecommunications division has pioneered innovative, hosted firewall and managed MPLS service technologies (SuperCore MPLS) and was the Industry first to engineer patent-pending Bulletproof™ failover services utilizing our own fiber optic and wireless networks to guarantee business continuity and service uptime.

As a retail and business media and telecommunications provider operating a high-speed Fiber Optic Network and Wireless Network in the USA at a cost competitive rate for new technologies, we are growing our operations through sales of our core voice & data connectivity products to small and midsized business clients. We have a growth strategy through acquisitions in order to increase regional operations and deploy more technologies to niche & underserved markets. Unified Cloud Services, Unified Communications (UC) or Unified Communications/Collaboration (UCC) has been a topic of interest to users looking to evolve from a disorderly combination of media, voice, email and message communications to something more structured. Our goal is to target existing and new small and medium businesses (“SMBs”) to transition their older voice system businesses, expand their software collaboration offerings, and most recently build cloud service offerings. Cloud solution gives our customers the flexibility to support a myriad of mobile devices as part of their hardware strategy, whether it's launching a bring-your-own-device initiative, implementing a one-to-one program or equipping SMBs with mobile computing carts full of tablets, netbooks, or notebooks in a secured environment.

Scalability and Cost Efficiency

Our proprietary Software Access System platform currently runs our global operations. In short, it does this by connecting our customer base with the most profitable vendor route while calculating least cost routing, analyzing route quality, and respecting “dipping” protocols. Based on the demand, we have the ability to scale to meet the needs of our customers. Comparable “off the shelf” software systems in the marketplace can cost in the hundreds of thousands of dollars just to purchase, not to mention expensive service contracts, which may continue in perpetuity after the original purchase. Our proprietary platform, in which we have invested and have developed over several years, we are able to operate a global network with better efficiency which we believe differentiates us from other competitors in the marketplace.

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We believe our competitive advantages are:

•	Our products and services are 90% ready to launch globally
•	We offer 3-15 seconds latency Cellular – 1-5 on Wi-Fi
•	We offer Proprietary Optimizing / Stabilizing software
•	We offer Multi-Channel LIVE and Video on Demand worldwide
•	We offer Patent Pending real time dynamic failover solution called Bulletproof™
•	We have 57 route miles of fiber optic network meshed with a microwave canopy in Phoenix, Arizona
•	We offer our own proprietary voice switching and management platform running least cost routing and real time financial analytics
•	We have over 175 existing USA and International Telephone companies already interconnected to our telecom switches. These customers and vendors are ready made strategic technology distribution partners for our Telecom, Media, and Cloud Services products
•	We offer Patent Pending Full HD Naked Eye 3D Smartphone

Our Strategy

Our business, marketing, and sales strategy is structured around:

•	Pursuing selective, strategic, distribution relationships combined with cash positive acquisitions to build immediate revenue streams and increase our Company’s network footprint.

•	Utilize the expanded network to offer our Company’s service thereby increasing marginal revenues through the low risk offering of wholesale termination and prepaid services through existing distribution channels, retail stores and E-Commerce both domestically and internationally.

•	Pursuing markets within countries where there is a lower concentration of communications services that will result in initial higher pricing and potential for gross profit.

•	Providing low cost, pricing leading VoIP/GSM value added services through our Company’s next-generation centralized software platform and network.

•	Partnering and developing joint ventures with incumbent networks or government agencies to penetrate local emerging markets in order to build and operate Intranet Network Infrastructures that would move data over a secured network servicing government buildings and agencies, including police, military, hospitals and schools.

Our Intended Marketing Plan and Product Roll Out for 4th Quarter 2017

•	Satellite radio syndication simulcast with over 25 million domestic U.S. listeners
•	Connected TV partner with over 18 million viewers worldwide.
•	Airline entertainment partnership with over 12 million international viewers.
•	Supported by an international public relations firm.
•	Comprehensive social media marketing campaign involving popular bloggers and podcasters

Our sales and marketing approach to our business and consumer customers emphasizes customer-oriented sales, marketing and service. Our marketing plans include marketing our products and services primarily through direct sales representatives, inbound call centers, local retail stores, telemarketing and third parties, including retailers, satellite television providers, door to door sales agents and digital marketing firms. We support our distribution with digital marketing, direct mail, bill inserts, newspaper and television advertising, website promotions, public relations activities and sponsorship of community events and sports venues.

Similarly, our sales and marketing approach to our business customers includes a commitment to provide comprehensive communications and IT solutions for business, wholesale and governmental customers of all sizes, ranging from small offices to select enterprise customers. We strive to offer our business customers stable, reliable, secure and trusted solutions. Our marketing plans

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include marketing our products and services primarily through digital advertising, direct sales representatives, inbound call centers, telemarketing and third parties, including telecommunications agents, system integrators, value-added resellers and other telecommunications firms. We support our distribution through digital advertising, events, television advertising, website promotions and public relations.

Marketing Designs

We have designed our services and products offered to be:

•	Portable. We offer the ability to access our network from anywhere within our coverage area without being restricted to a specific location.

•	Simple. Our services are easy to install. After connecting our modem to an ATA or computer and a power source, our wireless broadband service is immediately available and requires no software installation.

•	Fast. We offer speeds that typically exceed legacy cellular networks and are competitive with fixed broadband offerings.

•	A Good Value. We generally price our services competitively because our costs to build and operate our network are significantly lower than the networks operated by many of our competitors.

With the popularity of social media, people are demanding fast broadband connectivity on an increasingly mobile basis. We believe that our services meet this demand, and will market this in our efforts to increase our subscriber growth rate.

ViVoware technology was developed to implement intuitive and cost-effective VoIP, WiFi, and cellular billing solutions for next generation networks. The ViVoware application software provides a seamless, all-inclusive gateway solution. ViVoware enables us and our resellers to create a flexible, strong, and potentially profitable business model.

OUR COMPANY STRENGTHS

We believe the following competitive strengths enable us to meet the demand for simple, reliable and portable wireless broadband connectivity:

•	First mover. We are the first company we are aware of to launch a Global Cyber Mobile TV and Social Media Network that incorporates functional feature of the largest Digital Media companies in the world.

•	High barriers to entry. Our issued and pending patents, as well as our proprietary Media platforms and Naked Eye 3D technology trade secrets give, us a strong intellectual property position that we believe creates a significant barrier to entry for potential competitors.

•	Broad range of applications for our platform. This allows us to build a deep new product pipeline that creates multiple paths to build a large and profitable business.

•	Multi-billion-dollar addressable market. “Mobile advertising accounted for more than half (51%) of the record-breaking $72.5 billion spent by advertisers last year, according to the latest IAB Internet Advertising Revenue Report, released today by the Interactive Advertising Bureau (IAB), and prepared by PwC US. The total represents a 22 percent increase, up from $59.6 billion in 2015. Mobile experienced a 77 percent upswing from $20.7 billion the previous year, hitting $36.6 billion in 2016.” http://www.thenewbase.com/home/media-news-events/news-detail/?no_cache=1$newsid=134110&title=mobile-
captures-more-than-half-of-all-us-internet-advertising-revenue-for-the-first-time-ever#WaSg6caZN-U

•	Diverse revenue streams including Digital Media partnerships. We anticipate generating significant revenue from our Digital Media platforms. Our Linear Broadcast partners will play a large part in generating revenues from the sale of mobile and social media advertising.

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•	Strong senior leadership team. Our founders and senior leaders have experience in building, and operating several companies in our business areas. We have phone, network, content, SaaS, product development, and commercialization experience that has enabled us to establish market leadership positions for the companies where we previously were employed.

•	Differentiated Services. We believe our service is unique because of our combination of our Worldwide Operational Platform, Worldwide Affiliates, Cutting Edge Technology, Portability, Simplicity and Speed to Market with a competitive domestic and International Price Structure. We believe this combination of factors differentiates our subscriber’s experience when compared to broadband services provided by DSL, cable modem, wireless third-generation or 3G, networks.

•	Strong Spectrum Position. We use unlicensed and licensed spectrum (in Arizona), which avoids radio frequency interference that hinders competitors using non-licensed spectrum, such as WiFi network operators. Access to spectrum is a fundamental barrier to entry for the delivery of high quality wireless communications. Through our partnerships, we believe that we have access to the second largest spectrum position in our band within the United States.

•	Advanced, Scalable Technology. Because we intend to design our own software and equipment, we can refine our product development roadmap to meet our subscriber’s needs. We believe our NLOS, IP-based Ethernet architecture and compression technology confers competitive advantages since it simplifies both network deployment and customer use while supporting a broad range of potential premium services.

•	Efficient Economic Model. We believe our individual market economic model is characterized by low fixed capital and operating expenditures relative to other wireless and wire line broadband service providers. We believe our individual market model is highly scalable and replicable across our markets. As our capabilities evolve, we expect to generate incremental revenue streams from our subscriber base by developing and offering premium products and services.

•	Experienced Management Team. Stephen J. Thomas, our Founder, Chairman, and Chief Executive Officer, has been an active entrepreneur, operator and investor in the industry for more than 17 years in VoIP and wireless communications industry. He previously served as Director of Network Optimization/Validation for WorldxChange, Inc. and CEO and President of New Orbit Communications, Inc., which focused on International Operator Services in United States, Mexico, El Salvador and Guatemala.

FUTURE PLANS

Lion Smart Phone Product

We are currently seeking a manufacturer for our Lion Smart Phone. Our Management believes our patent pending Lion smart phone is the first Full HD Naked Eye 3D smart phone ever launched in the United States. Lion Universe’s mobile 3D technology is patent pending. The smart phone will be distributed through our wholly-owned subsidiary K-TEL, in their existing brick and mortar distribution channel in the Northwest expanding into other areas. It is anticipated that a national and international roll out will soon follow. TPTW is building industry leading personal cellular phones designed for a wide appeal. With a business model built on innovation and progress starting with the Lion Phone technology, we intend to produce high-quality and easy-to-use cellular phones. Our Lion Phone was designed for consumers looking for portable and affordable cutting-edge technology. Our first-generation phones come equipped with full high definition resolution screen for better viewing. We believe this Full HD Naked Eye 3D smart Phone is perfect for watching movies, playing games, even editing photos or videos.

Whether that is looking at photos, playing music, emailing or surfing the web, our management believes consumers want more from their phones. We believe our Lion Phone raises the bar for cellular phones. For the first time ever, cellular users can enjoy quality 3D viewing with the naked eyes no glasses required enjoying full high definition video with smooth playback.

Our Management believes consumers have been waiting for a way to watch their favorite movies in 3D, with the convenience of their phone and Gamers can have the leisure of playing their games without taking all head gear with them. Our Lion Universe Technology strives to give customers the best possible experience with our Full HD Naked Eye 3D smart phone in the US and Global markets.”

We intend to market this phone in 2018.

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Mobile Device Viewer Market Expansion

In general, viewers are consuming more content via mobile TV distribution, while rapidly abandoning expensive subscriptions from standard satellite TV and cable networks. The rise of high quality content on low--cost platforms, such as mobile devices, continues to negatively impact the standard TV industry. The media business is being forced to evolve and adjust to massive disruptions in content distribution methods. Traditional media models are functionally broken and will continue to be disrupted by technology, which is driven by the needs of the younger generation. The future of media is dependent on new technology platforms. These platform models (e.g. smart TV, connected TV boxes, mobile TV devices) are the future of content distribution. Google, through YouTube, has changed the face of video content distribution. Amazon continues to disrupt the book industry. Apple has redefined music and application distribution. And Microsoft is continuing to change the engagement model and distribution of content through its Xbox TV game console.

For the first time in history, in 3Q 2014, the average time spent (per day) on mobile devices exceeded the time spent watching television – 177 minutes versus 168 minutes (source: Flurry Analytics). Because of the meaningful decrease in costs associated with capturing (and processing) video, and due to significant expansions in bandwidth and increases in Wi-Fi, Internet/cloud TV disrupted the traditional television industry. In 2012--2013, cord--cutting, or the process of canceling a cable TV or satellite subscription and watching television over the Internet, began to accelerate. Today, mobile television is becoming even more disruptive as the average mobile user reaches for his or her mobile phone 150 times a day. By June 2017, more than 180 million mobile apps had already been downloaded. (source: Apple 2016.)

We believe mobile delivery has a growing appeal to advertisers and subscribers. Mobile advertising revenue is expected to grow to $40 billion this year (source research firm BIA/Kelsey). In July 2013, Americans viewed 19.6 billion video ads and reached 55.4% of the total U.S. population. Mobile video ad-spend is projected to exceed $6 billion by the end of 2017, meaning 2017 will be a prime moment for mobile marketing to capture its share of resulting media allocations. Pre--roll ads (short commercials that proceed a video) are considered to be 2.5 times more effective than banner ads. And, for brand recall, video advertising has a 3.5 times higher recall pattern than banner advertising across all devices.

Content Mining Plan

Once our planned SaaS media applications, smart phones and tablets are launched into the domestic and international markets, content analytics or marketing data will be gathered from these devices. The data generated from these applications and devices will give us an advantage insight into our subscribers viewing and buying habits. Once data has been scrubbed of personally identifying information, we plan to be able to create original or lease content from broadcast partners to service what our analytics are telling us to produce (or license), with the intent on moving us closer towards predictive analytics. Predictive analytics is being able to predict what our customer likes based on their viewing habits and then produce that content targeted to our subscriber and then “push” that new (or licensed) content to them.

Our Viewme Live Technology Plan

We offer VML technology for which we plan to expand marketing. We believe SaaS Viewme Live (VML) could become a leading Digital Media Mobile TV technology platform in the business-to-business and business-to-consumer markets. Our proprietary software platform can reach a worldwide audience of approximately one billion mobile viewers. VML addresses global mobile distribution of LIVE and Video on Demand (“VOD”) content as a white label Software as a Service (“SaaS”).

VML OTT live streaming technology is similar to what you see with satellite TV such as Dish Network and DirecTV, as well as cable companies. Almost all currently existing live streaming cannot do live broadcast streaming at this level and usually has anywhere from 1 minute to 10 minute delays or continuous buffering, never loading the video. With VML, there is the ability to have “worldwide” access for a live streaming event equal to standard television broadcasting with tens of millions of simultaneous users. We believe that VML is the first technology to be able to achieve this level of live streaming. In emerging countries that do not have fiber, cable and satellite TV, access to VML is simple and cost effective, as long as there is a cellular connection on a 3G network or higher (regardless of provider)[1]. VML aims to provide uninterrupted live streaming on mobile devices without buffering, crashes, pixilation, or audio and video syncing issues. One practical application of this technology is that a viewer can move from a Wi--Fi connection to a 3G connection without interruption. VML has a unique user interface with multi--channel access and built-in social media, and we believe it is unlike anything currently on the market. VML also has the capability to do a Live Linear Broadcast with VOD.VML’s technology has the potential to reduce web content pirating since high quality TV broadcast is now easily accessed worldwide on mobile devices.

[1] Subject to the laws and regulations of each country.

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Currently, we believe we are the only company that does all the above in the industry and we believe VML has the potential to expand our technologies and applications even further.

The hottest technology in the over the top (“OTT”) market and the biggest challenge in the OTT market is “Live Linear Channel Broadcasting” and “Live Event Broadcasting” to equal standard television broadcasting on cable and satellite TV. This type of technology is superior to video on demand (VOD) streaming technology in both acquisition and delivery. The growth of OTT video delivery has been significant. In the past year alone, OTT has grown to $35 billion in global revenue, with $17 billion coming from emerging markets source Digital TV Research. Viewme Live (“VML”) has many technology advantages including: Artificial Intelligence (“AI”); the ability to simultaneously access millions of users simultaneously with virtually no latency equivalent to standard television broadcasting; global distribution (without interruption) on cellular and Wi--Fi; and a fully interactive menu user interface and worldwide advertising brokers in place.

VML’s content delivery network (“CDN”) can potentially reach tens of millions of mobile devices (tablets and smartphones) and has the potential to scale to one billion video streams globally. It loads content within seconds, not only for Wi-Fi, but also more importantly, on cellular networks that are 3G and higher. VML’s core technology is fully developed and is able to support clients on a turnkey native mobile app in less than 60 days. We have already achieved major milestones as the world’s largest private conduit build out for global deployment of LIVE and VOD streaming content. Our OTT live streaming technology is unique and proprietary. Here are some highlights on how VML can help from telecommunication companies to TV station broadcasters to digital film libraries.

VML has the ability to create a “Master Network Mobile App” that can allow for a multiple channel build out, each with its own unique Pay Per View charge (optional). This means a company can have a live event channel per country with a different price per user based on the economics of that country. VML has unlimited channel build out (e.g. a company could have 50 channels or 1000 channels). Any telecommunications company can have professional looking displays and user interfaces for mobile with VML, similar to what the large telecommunications companies provide. A Master Network App also allows a network to expand into other categories by country (e.g. additional sports categories for various sports by country). Expansion can focus on audience aggregation for sports and other forms of entertainment categories. Pay-Per View is an option for these expanded categories as well. We have built-in worldwide ad brokers for pre---roll commercial ads so that revenue can be generated as soon as possible. There is also potential to upsell to existing advertisers and sponsors and it can be brand specific by country.

Our differentiation from webstreaming

We are not a website based video streaming technology. VML is strictly a native mobile app focused on video streaming technology for mobile platforms. We are not a dashboard based video content company where users upload content; we are a complete turnkey SaaS application. A survey released in May 2015, sponsored by Level 3 Communications, stated, “Offering both VOD and Live Linear channels will be critical for OTT providers to entice new prospects and gain market share. This trend is a critical one. For existing OTT providers, offering a VOD service may not be enough to maintain, much less grow, market share.” The trend towards adding live linear channel content has the potential to become “table stakes” in the OTT game over the next several years, with both breaking news and live sports content leading the way in terms of interest for OTT service providers adding live linear channels.

SaaS White Label

We plan to white label our suite of SaaS technologies for yearly licensing and monthly maintenance fees. The prospective user base for the SaaS White Label Suite is extensive as there are more than 200,000 TV broadcasters worldwide alone, and many of them are seeking to migrate to the vast mobile video streaming market space. The sizeable population of potential SaaS clients includes standard television broadcasters in every country, direct marketing companies, low-powered antenna broadcasters (such as universities and churches), IPTV broadcasters, and large content (film and TV) providers that are seeking to further monetize their properties for worldwide syndication.

The SaaS suite includes full app development on Apple iOS, Google Android and Roku connected boxes, user interface (menu system), advertising broker network for pre---roll commercial ads (from date of launch), 24/7 LIVE monitoring of inbound and outbound signals, data analytics, seamless updating to all platforms, Amazon web service (AWS) blade servers, and coverage up to the first 20 million streams. The white label product is offered to stand--alone.

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User Interface

In a preprogrammed live linear broadcast application, viewers have free access via a playlist by category and have the ability to “catch--up” with what they may have missed in the LIVE broadcast, regardless of its original airdate. The video-on-demand (VOD) feature provides the opportunity to access additional viewers and monetize past content. After several years in development, we believe that VML has a significant first to market advantage and that no other companies currently have a comparable commercialized offering.

VML has also been developed and customized for the mobile streaming technology of Viki, a Korean Pop TV content provider. Ten months post--launch, Viki reached 50 million installed apps for mobile devices and attracted 22 million users in approximately 200 countries. This rapid scalability was one factor in Viki’s acquisition by Rakuten for $200 million.

Our Plan for Strategic Partnering with Telecommunication & Media Companies

Currently in the world, viewers usually need to have a contract with a cable provider (e.g. AT&T, Cox, Xfinity, Spectrum, or Cablevision in the U.S.) or satellite TV provider (e.g. DirecTV and DISH Network in the U.S.) and be in range of a residential or business Wi-Fi to be able to watch over the top (OTT) content on a connected TV device, website or mobile access. VML is capable of offering a nearly unlimited number of channels to mobile users virtually anywhere and everywhere, with global reach, far exceeding two U.S. satellite companies (DirecTV and DISH Network), which have 500+ channels each and are only available in the U.S.

We believe VML will immediately appeal to any channel that is currently on DirecTV and DISH Network for global mobile linear broadcast participation, simply because these platforms are only available in the U.S. market.

VML can provide low--powered TV stations (after found in churches and universities), along with high--powered stations, the ability to reach the entire global market. Other potential users are owners of libraries of digitized content, and LIVE event venues such as music concerts, sporting events, festivals, beauty pageants, summer and winter Olympic Games, award shows, red carpet events, trade shows and conventions. Enthusiasts can produce their own show in any area and could launch their own channels for travel, food, spirits, sports, outdoor recreation, retro TV shows, children, cartoons, comedy, drama, reality, education, automobiles, health, corporations, shopping, soap opera, game shows, dating, religion, etc., providing extensive possibilities for media expansion. Content providers will not be limited by the major TV networks and film studios for distribution rights.

We have targeted Telecommunication and Media Company Opportunities to offer:

•	Turn key mobile app for telecommunication and media companies for immediate distribution of TV broadcasts on terrestrial, cable and satellite for free or as subscription.
•	Turn key mobile app for free or pay per view live events.
•	Turn key mobile app for digital libraries of content providers.
•	Reseller program with territorial rights.
•	Worldwide analytics on mobile TV content provided to help with target marketing for products and services.
•	Transitions to the automotive industry car play systems.
•	Option to pre---load Master Network App on telecommunication company’s mobile devices such as smart phones and tablets.
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•	Pre-load the SaaS white label clients on telecommunication company mobile devices.

Geo Fencing Available (The ability to offer broadcast territories by region or regional Networks)

Our Plan to Act as a Reseller with Territorial Rights –

•	Value Added Reseller (VAR) to telecommunication and media companies.
•	Exclusive rights for a country or region for reselling the white label opportunity.
•	Offer to Telecommunication and media companies OTT digital content as a channel or network.
•	Offer 1 to 1000 channels by territory.
•	Approach emerging markets as capital resources permit.

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this the summary.

Our Corporate Information

We are a Florida corporation. Our principal executive offices are located at 501 W. Broadway, Suite 800, San Diego, CA 92101, and our telephone number is (619) 400-4996. Our website address is http://www.tptglobaltech.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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Our Capital Budget for the next 12 months

CYBER RISKS

Like other large telecommunications companies, we are a constant target of cyber-attacks of varying degrees, which has caused us to spend increasingly more time and money to deal with increasingly sophisticated attacks. Some of the attacks may result in security breaches, and we periodically notify our customers, our employees or the public of these breaches when necessary or appropriate. None of these resulting security breaches to date have materially adversely affected our business, results of operations or financial condition.

We rely on several other communications companies to provide services or products for our offerings. We may lease a significant portion of our core fiber network from our competitors and other third parties. Many of these leases will lapse in future years. Our future ability to provide services on the terms of our current offerings will depend in part upon our ability to renew or replace these leases, agreements and arrangements on terms substantially similar to those currently in effect.

For additional information regarding our systems, network, cyber risks, capital expenditure requirements and reliance upon third parties, see "Risk Factors."

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COMPETITION, COMPETITORS, REGULATION AND TAXATION

Competition

General

We compete in a rapidly evolving and highly competitive market, and we expect intense competition to continue. In addition to competition from larger national telecommunications providers, we are facing increasing competition from several other sources, including cable and satellite companies, wireless providers, technology companies, cloud companies, broadband providers, device providers, resellers, sales agents and facilities-based providers using their own networks as well as those leasing parts of our network. Technological advances and regulatory and legislative changes have increased opportunities for a wide range of alternative communications service providers, which in turn have increased competitive pressures on our business. These alternate providers often face fewer regulations and have lower cost structures than we do. In addition, the communications industry has, in recent years, experienced substantial consolidation, and some of our competitors in one or more lines of our business are generally larger, have stronger brand names, have more financial and business resources and have broader service offerings than we currently do.

Wireless telephone services are a significant source of competition with our legacy carrier services. It is increasingly common for customers to completely forego use of traditional wireline phone service and instead rely solely on wireless service for voice services. We anticipate this trend will continue, particularly as our older customers are replaced over time with younger customers who are less accustomed to using traditional wireline voice services. Technological and regulatory developments in wireless services, Wi-Fi, and other wired and wireless technologies have contributed to the development of alternatives to traditional landline voice services. Moreover, the growing prevalence of electronic mail, text messaging, social networking and similar digital non-voice communications services continues to reduce the demand for traditional landline voice services. These factors have led to a long-term systemic decline in the number of our wireline voice service customers.

The Telecommunications Act of 1996, which obligates carriers to permit competitors to interconnect their facilities to the carrier's network and to take various other steps that are designed to promote competition, imposes several duties on a carrier if it receives a specific request from another entity which seeks to connect with or provide services using the carrier's network. In addition, each carrier is obligated to (i) negotiate interconnection agreements in good faith, (ii) provide nondiscriminatory "unbundled" access to all aspects of the carrier's network, (iii) offer resale of its telecommunications services at wholesale rates and (iv) permit competitors, on terms and conditions (including rates) that are just, reasonable and nondiscriminatory, to colocate their physical plant on the carrier's property, or provide virtual colocation if physical colocation is not practicable. Current FCC rules require carriers to lease a network element only in those situations where competing carriers genuinely would be impaired without access to such network elements, and where the unbundling would not interfere with the development of facilities-based competition.

As a result of these regulatory, consumer and technological developments, carriers also face competition from competitive local exchange carriers, or CLECs, particularly in densely populated areas. CLECs provide competing services through reselling a carrier’s local services, through use of a carrier's unbundled network elements or through their own facilities.

Technological developments have led to the development of new products and services that have reduced the demand for our traditional services, as noted above, or that compete with traditional carrier services. Technological improvements have enabled cable television companies to provide traditional circuit-switched telephone service over their cable networks, and several national cable companies have aggressively marketed these services. Similarly, companies providing VoIP services provide voice communication services over the Internet which compete with our traditional telephone service and our own VoIP services. In addition, demand for our broadband services could be adversely affected by advanced wireless data transmission technologies being deployed by wireless providers and by certain technologies permitting cable companies and other competitors to deliver faster average broadband transmission speeds than ours.

Similar to us, many cable, technology or other communications companies that previously offered a limited range of services are now offering diversified bundles of services, either through their own networks, reselling arrangements or joint ventures. As such, a growing number of companies are competing to serve the communications needs of the same customer base. Such activities will continue to place downward pressure on the demand for and pricing of our services.

As customers increasingly demand high-speed connections for entertainment, communications and productivity, we expect the demands on our network will continue to increase over the next several years. To succeed, we must continue to invest in our networks or engage partners to ensure that they can deliver competitive services that meet these increasing bandwidth and speed requirements. In addition, network reliability and security are increasingly important competitive factors in our business.

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Additional information about competitive pressures is located under the heading “Risk Factors.”

Competitors

In connection with providing strategic services to our business customers, which includes our small, medium and enterprise business, wholesale and governmental customers, we compete against other telecommunication providers, as well as other regional and national carriers, other data transport providers, cable companies, CLECs and other enterprises, some of whom are substantially larger than us. Competition is based on price, bandwidth, quality and speed of service, promotions and bundled offerings. In providing broadband services, we compete primarily with cable companies, wireless providers, technology companies and other broadband service providers. We face competition in Ethernet based services in the wholesale market from cable companies and fiber based providers.

Our competitors for providing integrated data, broadband, voice services and other data services to our business customers range from small to mid-sized businesses. Due to the size of some of these companies, our competitors may be able to offer more inexpensive solutions to our customers. To compete, we focus on providing sophisticated, secure and performance-driven services to our business customers through our infrastructure.

The number of companies providing business services has grown and increased competition for these services, particularly with respect to smaller business customers. Many of our competitors for strategic services are not subject to the same regulatory requirements as we are and therefore they are able to avoid significant regulatory costs and obligations.

Government Regulation

Overview

As discussed further below, our operations are subject to significant local, state, federal and foreign laws and regulations.

We are subject to the significant regulations by the FCC, which regulates interstate communications, and state utility commissions, which regulate intrastate communications. These agencies (i) issue rules to protect consumers and promote competition, (ii) set the rates that telecommunication companies charge each other for exchanging traffic, and (iii) have traditionally developed and administered support programs designed to subsidize the provision of services to high-cost rural areas. In most states, local voice service, switched and special access services and interconnection services are subject to price regulation, although the extent of regulation varies by type of service and geographic region. In addition, we are required to maintain licenses with the FCC and with state utility commissions. Laws and regulations in many states restrict the manner in which a licensed entity can interact with affiliates, transfer assets, issue debt and engage in other business activities. Many acquisitions and divestitures may require approval by the FCC and some state commissions. These agencies typically have the authority to withhold their approval, or to request or impose substantial conditions upon the transacting parties in connection with granting their approvals.

The following description discusses some of the major industry regulations that may affect our traditional operations, but numerous other regulations not discussed below could also impact us. Some legislation and regulations are currently the subject of judicial, legislative and administrative proceedings which could substantially change the manner in which the telecommunications industry operates and the amount of revenues we receive for our services. Neither the outcome of these proceedings, nor their potential impact on us, can be predicted at this time. For additional information, see "Risk Factors."

The laws and regulations governing our affairs are quite complex and occasionally in conflict with each other. From time to time, we are fined for failing to meet applicable regulations or service requirements.

Federal Regulation

General

We are required to comply with the Communications Act of 1934. Among other things, this law requires our local exchange carriers to offer various of our legacy services at just and reasonable rates and on non-discriminatory terms. The Telecommunications Act of 1996 materially amended the Communications Act of 1934, primarily to promote competition.

The FCC regulates interstate services we provide, including the special access charges we bill for wholesale network transmission and the interstate access charges that we bill to long-distance companies and other communications companies in connection with the origination and termination of interstate phone calls. Additionally, the FCC regulates a number of aspects of our business related to

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privacy, homeland security and network infrastructure, including our access to and use of local telephone numbers and our provision of emergency 911 services. The FCC has responsibility for maintaining and administering support programs designed to expand nationwide access to communications services (which are described further below), as well as other programs supporting service to low-income households, schools and libraries, and rural health care providers. Changes in the composition of the five members of the FCC or its Chairman can have significant impacts on the regulation of our business.

In recent years, our operations and those of other telecommunications carriers have been further impacted by legislation and regulation imposing additional obligations on us, particularly with regards to providing voice and broadband service, bolstering homeland security, increasing disaster recovery requirements, minimizing environmental impacts and enhancing privacy. These laws include the Communications Assistance for Law Enforcement Act, and laws governing local telephone number portability and customer proprietary network information requirements. In addition, the FCC has heightened its focus on the reliability of emergency 911 services. The FCC has imposed fines on us and other companies for 911 outages and has adopted new compliance requirements for providing 911 service. We are incurring capital and operating expenses designed to comply with the FCC's new requirements and minimize future outages. All of these laws and regulations may cause us to incur additional costs and could impact our ability to compete effectively against companies not subject to the same regulations.

Over the past several years, the FCC has taken various actions and initiated certain proceedings designed to comprehensively evaluate the proper regulation of the provisions of data services to businesses. As part of its evaluation, the FCC has reviewed the rates, terms and conditions under which these services are provided. The FCC's proceedings remain pending, and their ultimate impact on us is currently unknown.

Intercarrier Compensation and Universal Service

For decades, the FCC has regularly considered various intercarrier compensation reforms, generally with a goal to create a uniform mechanism to be used by the entire telecommunications industry for payments between carriers originating, terminating, or carrying telecommunications traffic. The FCC has also traditionally administered support programs designed to promote the deployment of voice and broadband services in high-cost rural areas of the country.

In October 2011, the FCC adopted the Connect America and Intercarrier Compensation Reform order ("the 2011 order"), intended to reform the existing regulatory regime to recognize ongoing shifts to new technologies, including VoIP, and to re-direct universal service funding to foster nationwide broadband coverage. The 2011 order provides for a multi-year transition as terminating intercarrier compensation charges are reduced, universal service funding is explicitly targeted to broadband deployment, and line charges paid by end user customers are increased. These changes have increased the pace of reductions in the amount of switched access revenues related to our wholesale services, while creating opportunities for increased federal USF support and retail revenue funding.

In late 2011, numerous parties filed a petition for reconsideration with the FCC seeking numerous revisions to the 2011 order. Future judicial challenges to the 2011 order are also possible, which could alter or delay the FCC's proposed changes. In addition, based on the outcome of the FCC proceedings, various state commissions may consider changes to their universal service funds or intrastate access rates. Rulemaking designed to implement the order is not complete, and several FCC proceedings relating to the 2011 order remain pending. For these and other reasons, we cannot predict the ultimate impact of these proceedings at this time.

We have had no negative impact from the Connect America and Intercarrier Compensation Reform Order to date. We intend to continue to operate outside the parameters to which the Order applies.

Broadband Regulation

In February 2015, the FCC adopted new regulations that regulate Internet services as a public utility under Title II of the Communications Act of 1934. In 2016, that order was upheld by a court of appeals. We anticipate that these regulations and any related rules may be reviewed by Congress. In addition, the newly-constituted FCC may reconsider these regulations. At this time, we cannot estimate the impact this may have on our business.

In 2015, the FCC adopted a broadband standard of 25 megabits per second download speed and 3 megabits per second of upload speed. At this time, we are not aware of any regulatory mandates requiring us to deploy this target speed. The new target is simply a benchmark by which the FCC will evaluate broadband deployment progress in the future. However, the FCC could attempt to utilize this broadband speed target in future regulatory proceedings, and our failure to attain these speeds in certain markets could place us at a marketing disadvantage.

49

State Regulation

In recent years, most states have reduced their regulation of carriers. Nonetheless, state regulatory commissions generally continue to regulate local service rates, intrastate access charges, state universal service funds and in some cases service quality.

Other Regulations

We are subject to federal and state regulations of customer service standards related to Prism TV. The FCC adopted customer service standards that we must meet in all of our Prism TV markets. The FCC has largely delegated its enforcement powers to local franchise authorities, who have the ability to adopt more stringent standards. We are subject to penalties in many of our local franchise agreements if we fail to meet applicable customer service standards.

Certain of our telecommunications, colocation and hosting services conducted in foreign countries are or may become subject to various foreign laws. Some of the legal requirements governing our foreign operations are more restrictive than or conflict with those governing our domestic operations, which raises our compliance costs and regulatory risks.

Various foreign, federal and state laws govern our storage, maintenance and use of customer data, including a wide range of consumer protection, data protection, privacy, intellectual property and similar laws. The application, interpretation and enforcement of these laws are often uncertain, and may be interpreted and applied inconsistently from jurisdiction to jurisdiction. Various foreign, federal and state legislative or regulatory bodies have recently adopted increasingly restrictive laws or regulations governing the protection or retention of data, and others are contemplating similar actions.

For additional information about these matters, see “Risk Factors.”

LICENSES

Arizona CLEC license in Phoenix area. License #20090393 which expires 2023 and is renewable every seven years.

TITLE TO PROPERTIES

None.

BACKLOG OF ORDERS

We currently have no backlogs of orders for sales, at this time.

GOVERNMENT CONTRACTS

We have no government contracts.

50

COMPANY SPONSORED RESEARCH AND DEVELOPMENT

We are not conducting any research.

NUMBER OF PERSONS EMPLOYED

We have 37 employees who work approximately 45 hours per week. All officers and directors work approximately 60 hours per week as directors.

b. DESCRIPTION OF PROPERTY

DESCRIPTION OF PROPERTIES/ASSETS

(a)	Real Estate.	None.
(b)	Title to properties.	None.
(c)	Patents, Trade Names, Trademarks and Copyrights	See below.

Our executive offices are located in San Diego, California. We do not own any real property, but lease and office space consisting of approximately 27,000 sq. ft. among all of our corporate and subsidiary locations. We believe that substantially all of our property and equipment is in good condition, subject to normal wear and tear, and that our facilities have sufficient capacity to meet the current needs of our business.

PATENTS, TRADE NAMES, TRADEMARKS AND COPYRIGHTS

Either directly or through our subsidiaries, we have rights in various patents, trade names, trademarks, copyrights and other intellectual property necessary to conduct our business. Our services often use the intellectual property of others, including licensed software. We also occasionally license our intellectual property to others as we deem appropriate. Please see Patent Assignment attached as Exhibit 99.2 to this Registration Statement.

We periodically receive offers from third parties to purchase or obtain licenses for patents and other intellectual property rights in exchange for royalties or other payments. We also periodically receive notices, or are named in lawsuits, alleging that our products or services infringe on patents or other intellectual property rights of third parties. In certain instances, these matters can potentially adversely impact our operations, operating results or financial position. For additional information, see “Risk Factors”.

c. LEGAL PROCEEDINGS

We may be subject to various claims and legal actions arising in the ordinary course of business from time to time. We believe that the ultimate resolution of these matters, whether individually or in the aggregate, will not have a material adverse effect on our business, prospects, financial condition and results of operations.

At this time, the Company has been named in a lawsuit, Robert Serrett vs. Trucom, Inc., by a former employee who was terminated by management in 2016. The employee was working under an employment agreement but was terminated for breach of the agreement. The former employee is suing for breach of contract and is seeking around $75,000 in back pay and benefits. Management believes it has good and meritorious defenses and does not belief the outcome of the lawsuit will have any material effect on the financial position of the Company.

As of the date of this filing, the Company has collected $338,725 from one customer in excess of amounts due from that customer in accordance with the customer’s understanding of the appropriate billings activity. The customer has filed a written demand for repayment by the Company of these amounts. Management believes that the customer agreement allows them to keep the amounts under dispute. Given the dispute, the Company has reflected the amounts in dispute as a customer liability on the consolidated balance sheet as of September 30, 2017 and December 31, 2016 and does not believe the outcome of the dispute will have a material effect on the financial position of the Company.

51

d. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Currently there is a limited public trading market for our stock on the OTC Pink Sheets under the symbol TPTG.

Rules Governing Low-price Stocks That May Affect Our Shareholders' Ability to Resell Shares of Our Common Stock

Our stock currently is traded on the OTC Pink Sheets under the symbol TPTG.

Quotations on the OTC Pink Sheets reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Our common stock will be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the NASDAQ system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers are and may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser’s written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Holders

As of the filing of this prospectus, we have 410 shareholders of record of our common stock. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144, a person who has not been an affiliate at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 6 months, is entitled to sell shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, our shareholders hold 136,953,904 shares, 47,184,585 of which may be sold pursuant to this Registration Statement.

Dividends

As of the filing of this prospectus, we have not paid any dividends to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Florida Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

52

e. FINANCIAL STATEMENTS

The following is a complete list of the financial statements filed as a part of this Report.

Consolidated Financial Statements as of December 31, 2016 and 2015
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Balance	F-2-F-3
Consolidated Statement of Operations	F-4
Consolidated Statement of Changes in Stockholders’ Equity (Deficit)	F-5-F-6
Consolidated Statements of Cash Flows	F-7
Notes to the Financial Statements	F-8-F-25

Condensed Consolidated Financial Statements as of September 30, 2017 (Unaudited)
Condensed Consolidated Balance Sheets	F-1-F-2
Condensed Consolidated Statements of Operations	F-3
Condensed Consolidated Statements of Cash Flows	F-4
Notes to Condensed Consolidated Financial Statements	F-5-F-14

53

TPT Global Tech, Inc. and Subsidiaries

Consolidated Financial Statements

As of

December 31, 2016 and 2015

TPT Global Tech, Inc. and Subsidiaries

Consolidated Financial Statements

As of

December 31, 2016 and 2015

Page
Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets	F-3 - F-4
Consolidated Statements of Operations	F-5
Consolidated Statements of Stockholders’ Equity	F-5 - F-6
Consolidated Statements of Cash Flows	F-8 - F-9
Notes to Consolidated Financial Statements	F-10-F-27

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Management of TPT Global Tech, Inc.

We have audited the accompanying consolidated balance sheets of TPT Global Tech, Inc. (“the Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two year period ended December 31, 2016. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TPT Global Tech, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has recorded net losses during recent years and does not have sufficient cash flows from operations to supporting working capital needs. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, UT

August 25, 2017

F-2

TPT Global Tech, Inc.

Consolidated Balance Sheets

Assets

	As of December 31,
	2016 2015
CURRENT ASSETS
Cash and cash equivalents	$93,286	$165,610
Accounts receivable	84,856	89,906
Prepaid expenses and other current assets	190,248	7,638
Total current assets	$368,390	$263,154
NON-CURRENT ASSETS
Property and equipment, net	$2,989,559	$3,028,648
Customer base, net	1,212,041	1,019,074
Developed technology, net	1,382,217	538,884
Goodwill	70,995	70,995
Deposits and other assets	58,020	55,915
Total non-current assets	$5,712,832	$4,713,516

TOTAL ASSETS	$6,081,222	$4,976,670

Liabilities and Stockholders' EQUITY

Current liabilities
Accounts payable and accrued expenses	$1,496,393	$1,089,515
Debt – third party	184,965	2,523,990
Debt – related party	2,981,990	—
Customer liability	249,350	—
Capital leases	104,261	451,103
Capital leases – related party	449,103	—
Accrued interest related to capital leases	93,244	63,173
Vehicle leases	8,250	9,924
Deferred revenue	42,120	—
Total current liabilities	$5,609,676	$4,137,705

NON-CURRENT LIABILITIES
Long term portion:
Debt – third party	$2,819	$—
Debt – related party, convertible	250,000	—
Vehicle leases	4,269	12,519
Total non-current liabilities	257,088	12,519
Total liabilities	$5,866,764	$4,150,224

Commitments and contingencies – See Note 8	—	—
F-3

Stockholders' eQUITY Preferred stock, $.001 par value 100,000,000 shares authorized:

Convertible Preferred Series A - 1,000,000 shares issued and outstanding as of December 31, 2016 and 2015	$1,000	$1,000
Convertible Preferred Series B - 2,588,693 shares issued and outstanding as of December 31, 2016 and 2015	2,589	2,589
Common stock, $.001 par value, 1,000,000,000 shares authorized, 136,953,904 shares issued and outstanding as of December 31, 2016 and 2015	136,954	136,954
Subscriptions payable	7,500	7,500
Additional paid-in capital	9,684,453	5,833,243
Accumulated deficit	(9,618,038)	(5,154,839)
Total stockholders' equity	214,458	826,447

Total liabilities and stockholders' Equity	$6,081,222	$4,976,670

See accompanying notes to consolidated financial statements.

F-4

TPT Global Tech, Inc.

Consolidated Statements of Operations

	For the years ended December 31,
	2016	2015

Revenues:
Products	$410,836	$795,266
Services	2,355,894	2,409,157
Total Revenues	$2,766,730	$3,204,423

COST OF SALES:
Products	$419,478	$773,042
Services	1,407,297	1,009,041
Total Costs of Sales	$1,826,775	$1,782,083
Gross profit	$939,955	$1,422,340
EXPENSES:
Sales and marketing	$153,004	$330,058
Professional	2,906,928	3,851,269
Payroll and related	447,457	481,813
General and administrative	938,100	975,550
Depreciation	162,988	145,396
Amortization	688,518	494,995
Total expenses	$5,296,995	$6,279,081

OTHER INCOME (EXPENSE)
Gain on settlement of accounts payable	$29,235	$—
Interest expense	(135,394)	(107,117)
Total other income (expenses)	$(106,159)	$(107,117)

Net loss before income taxes	(4,463,199)	(4,963,858)
Income taxes	—	—

NET LOSS	$(4,463,199)	$(4,963,858)

Basic and diluted earnings (loss) per common share	$(0.03)	$(0.04)

Weighted average number of common shares outstanding:
Basic and diluted	136,953,904	136,953,904

See accompanying notes to consolidated financial statements

F-5

TPT Global Tech, Inc.

Consolidated Statements OF Stockholders' Equity

For the years ended December 31, 2016 and 2015

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Subscriptions	Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Payable	Capital	Deficit	Total
Balance as of December 31, 2014	—	$—	—	$—	136,753,904	$136,754	$359,791	$(136,754)	$(190,981)	$168,810
Common shares issued for cash	—	—	—	—	200,000	200	—	5,800	—	6,000

Capital contribution by officer for subscriptions payable issued for cash	—	—	—	—	—	—	—	53,000	—	53,000

Issuance of preferred shares from subscriptions	—	—	400,000	400	—	—	(259,200)	258,800	—	—
Capital contribution by officer for subscription payable	—	—	—	—	—	—	(93,091)	93,091	—	—
Preferred shares issued to officer for compensation	1,000,000	1,000	—	—	—	—	—	3,116,000	—	3,117,000
Capital contribution by officer for executive compensation	—	—	—	—	—	—	—	220,000	—	220,000
Preferred shares issued and capital contribution by officer for business acquisitions	—	—	1,988,693	1,989	—	—	—	1,295,848	—	1,297,837
Preferred shares issued to employee for compensation	—	—	200,000	200	—	—	—	129,400	—	129,600
Capital contribution by officer for conversion of debt	—	—	—	—	—	—	—	798,058	—	798,058

Net loss	—	—	—	—	—	—	—	—	$(4,963,858)	$(4,963,858)
Balance as of December 31, 2015	1,000,000	$1,000	2,588,693	$2,589	136,953,904	$136,954	$7,500	$5,833,243	$(5,154,839)	$826,447

See accompanying notes to consolidated financial statements

F-6

TPT Global Tech, Inc.

Consolidated Statements OF Stockholders' Equity- Continued

For the years ended December 31, 2016 and 2015

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Subscriptions	Additional Paid-in	Acculated
	Shares	Amount	Shares	Amount	Shares	Amount	Payable	Capital	Deficit	Total

Balance as of December 31, 2015	1,000,000	$1,000	2,588,693	$2,589	136,953,904	$136,954	$7,500	$5,833,243	$(5,154,839)	$826,447

Capital contribution by officer for acquisition of intangibles assets	—	—	—	—	—	—	—	600,390	—	600,390
Capital contribution by officer for acquisition of businesses	—	—	—	—	—			438,760		438,760
Capital contribution by officer for compensation and expenses	—	—	—	—	—	—	—	2,706,575	—	2,706,575
Capital contribution by officer for settlement of accounts payable	—	—	—	—	—	—	—	105,485	—	105,485

Net Loss	—	—	—	—	—	—	—	—	$(4,463,199)	$(4,463,199)

Balance as of December 31, 2016	1,000,000	$1,000	2,588,693	$2,589	136,953,904	$136,954	$7,500	$9,684,453	$(9,618,038)	$214,458

See accompanying notes to consolidated financial statements.

F-7

TPT Global Tech, Inc.

Consolidated Statements of Cash Flows

	For the years ended December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(4,463,199)	(4,963,858)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	162,988	145,396
Amortization	688,518	494,995
Preferred stock issued for expenses	—	162,000
Gain on settlement of accounts payable	(29,235)	—
Share based compensation	2,541,881	3,466,600
Changes in operating assets and liabilities:
Decrease in accounts receivable	34,932	61,248
Increase (decrease) in prepaid expenses and other assets	3,246	(8,182)
Increase in accounts payable and accrued expenses	416,607	118,072
Increase in customer liability	249,350	—
Increase in deferred revenue	42,120	—
Net cash used in operating activities	$(352,792)	(523,729)

Cash flows from investing activities:
Cash paid in acquisition	$(22,500)	—
Cash received with acquisitions	36,425	41,863
Purchase of property and equipment	(3,337)	(10,044)
Net cash provided by investing activities	$10,588	31,819

Cash flows from financing activities:
Proceeds from capital contribution of officer	—	59,000
Increase in debt	287,010	615,258
Payments for debt	(7,206)	(13,000)
Payments for property and equipment and vehicle leases	(9,924)	(9,859)
Net cash provided by financing activities	$269,880	651,399

Net increase (decrease) in cash	$(72,324)	159,489
Cash and cash equivalents - beginning of period	$165,610	6,121

Cash and cash equivalents - end of period	$93,286	165,610

See accompanying notes to consolidated financial statements

F-8

TPT Global Tech, Inc.

Consolidated Statement of Cash Flows - Continued

Supplemental Cash Flow Information:

	2016	2015
Cash used for:
Interest expense	$69,307	$69,735
Taxes	—	—

Non-Cash Investing and Financing Activity:

	2016	2015
Equipment acquired through capital leases	$110,044	—
Capital contribution by officer for settlement of accounts payable	$105,485	—
Capital contribution by officer for services	$385,000	—
Capital contribution by officer and liabilities assumed in acquisition of Lion Phone	$910,000	—
Capital contribution by officer for net assets of Goodwin Global	$40,400	—
Capital contribution by officer and liabilities assumed in acquisition of SDM	$852,009	—
Capital contribution by officer for conversion of convertible debt	$—	798,058
Series B Preferred Stock issuance for subscription payable	$—	259,200
Capital contribution by officer for subscription payable	$—	93,091
Capital contribution by officer and Series B Preferred Stock issued and liabilities assumed for acquisition of Copperhead Digital	$—	5,183,364
Series B Preferred Stock issued for acquisition of Port2Port assets	$—	143,601

See accompanying notes to consolidated financial statements

F-9

TPT Global Tech, Inc.

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Company was originally incorporated in 1988 in the state of Florida. TPT Global, Inc., a Nevada corporation formed in June 2014, merged with Ally Pharma US, Inc., a Florida corporation, (“Ally Pharma”, formerly known as Gold Royalty Corporation) in a “reverse merger” wherein Ally Pharma issued 110,000,000 shares of Common Stock, or 80% ownership, to the owners of TPT Global, Inc. in exchange for all outstanding common stock of TPT global Inc. and Ally Pharma agreed to change its name to TPT Global Tech, Inc. (jointly referred to as “the Company” or “TPTG”).

The following acquisitions have resulted in entities or assets which have been consolidated into TPTG. In 2014 the Company acquired all the assets of K Telecom and Wireless LLC (“K Telecom”) and Global Telecom International LLC (“Global Telecom”). Effective January 31, 2015, TPTG completed its acquisition of 100% of the outstanding stock of Copperhead Digital Holdings, Inc. (“Copperhead Digital”) and Subsidiaries, TruCom, LLC (“TruCom”), Nevada Utilities, Inc. (“Nevada Utilities”) and CityNet Arizona, LLC (“CityNet”). In October 2015, the Company acquired the assets of Port2Port Inc. (“Port2Port”) and Digithrive Inc. (“Digithrive”). Effective September 30, 2016, the company acquired 100% ownership in San Diego Media Inc. (“SDM”). See Note 2.

We generate revenues primarily through operating as a Competitive Local Exchange Carrier (“CLEC”) in Arizona, as a distributor of cell phones and telecommunications equipment and as provider of ecommerce and cloud solutions in the western United States.

Principles of Consolidation

Our accompanying consolidated financial statements include the accounts of K Telecom and Global Telecom, Copperhead Digital, Port2Port, Digithrive and SDM since September 30, 2016. All intercompany accounts and transactions have been eliminated in consolidation (see Note 2).

Revenue Recognition

We primarily recognize revenue when the following four basic criteria have been met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) the fee is fixed or determinable and (4) collection is reasonably assured.

Revenue generated from product sales, cell phones and telecommunications equipment, is recognized as revenue upon transfer of the title and risk of loss of the products to third-party customers, less a reserve for estimated product returns and other incentive arrangements including rebates.

Revenue generated from sales of telecommunications services are recognized as the transaction with the customer is considered closed and begins receiving and accepts the services that were the result of the transaction.

For products that include installation, if the installation meets the criteria to be considered a separate element, product revenue is recognized upon delivery, and installation revenue is recognized when the installation is complete. For sales that include customer-specified acceptance criteria, revenue is recognized after the acceptance criteria have been met. Certain of our products require specialized installation. Revenue for these products is deferred until installation is completed. Revenue from services is deferred and recognized over the contractual period, or as services are rendered and accepted by the customer. Some of our sales transactions qualify as multiple-element arrangements which require us to identify separate units of accounting within the arrangement and allocate the transaction consideration across these separate accounting units. For arrangements that include non-software elements, the transaction’s consideration is allocated to each unit of accounting based on its relative selling price. When applying the relative selling price method, the selling price of each deliverable is determined based upon the following hierarchy of evidence: vendor-specific objective evidence, which is generally based upon historical prices in stand-alone transactions; third-party evidence, which is generally based on market data on sales of similar products and services, if available; and management’s best estimate of selling price. Management’s best estimate of selling price is generally based upon the following considerations: stand-alone sales prices, established price lists, costs to produce and profit margins for similar products.

F-10

For cloud based solutions, we use the relative fair value method to allocate transaction consideration to each unit of accounting, whereby the evidence used in the determination of fair value estimates are based solely on vendor specific objective evidence. To the extent that vendor specific objective evidence does not exist for delivered elements of the transaction, we apply the residual method.

Share-based Compensation

The Company is required to measure and recognize compensation expense for all share-based payment awards (including stock options) made to employees and directors based on estimated fair value. Compensation expense for equity-classified awards is measured at the grant date based on the fair value of the award and is recognized as an expense in earnings over the requisite service period.

The Company records compensation expense related to non-employees that are awarded stock in conjunction with selling goods or services, and recognizes compensation expenses over the vesting period of such awards.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in our income tax provision in the period of enactment.

We recognize deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversal of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations, including taxable income in carryback periods. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce our income tax provision.

We account for uncertain tax positions using a “more-likely-than-not” recognition threshold. We evaluate uncertain tax positions on a quarterly basis and consider various factors, including, but not limited to, changes in tax law, the measurement of tax positions taken or expected to be taken in tax returns, the effective settlement of matters subject to audit, new audit activity and changes in facts or circumstances related to a tax position.

During November 2015, the FASB issued Accounting Standards Update No. 2015-17, ASU 2015-17, Balance Sheet Classification of Deferred Taxes, which simplifies the presentation of deferred income taxes. ASU 2015-17 requires that deferred tax assets and liabilities be classified as non-current in a statement of financial position. We adopted ASU 2015-17 effective December 31, 2015.

It is our policy to record costs associated with interest and penalties related to tax in the selling, general and administrative line of the consolidated statements of operations.

Cash and Cash Equivalents

The company considers all investments with a maturity date of three months or less when purchased to be cash equivalents. There are no cash equivalents as of December 31, 2016 and 2015.

Accounts Receivable

We establish an allowance for potential uncollectible accounts receivable. All accounts receivable 60 days past due are considered uncollectible unless there are circumstances that support collectability. Those circumstances are documented. As of December 31, 2016 and 2015, the allowance for uncollectible accounts receivable was zero.

 Property and Equipment

Property and equipment are stated at cost or fair value if acquired as part of a business combination. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. Maintenance and

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repairs are charged to expense as incurred. The carrying amount of accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss in s included in results of operations. The estimated useful lives of property and equipment are telecommunications network - 20 years, telecommunications equipment - 7 to 10 years and computers and office equipment - 3 years.

Goodwill and Intangible Assets

Goodwill relates to amounts that arose in connection with our various business combinations and represents the difference between the purchase price and the fair value of the identifiable tangible and intangible net assets when accounted for using the acquisition method of accounting. Goodwill is not amortized, but is subject to periodic review for impairment.

We test goodwill and other intangible assets with indefinite lives at the reporting unit level for impairment on an annual basis and between annual tests, if events and circumstances indicate it is more likely than not that the fair value of a reporting unit is less than its carrying value. Events that would indicate potential impairment and trigger an interim impairment assessment include, but are not limited to, current economic and market conditions, including a decline in market capitalization, a significant adverse change in legal factors, business climate or operational performance of the business and an adverse action or assessment by a regulator.

In performing the annual goodwill impairment test, we utilize the two-step approach. The first step, or Step 1, requires a comparison of the carrying value of each reporting unit to its estimated fair value. To estimate the fair value of our reporting units for Step 1, we use a combination of the income approach, the market comparable approach and the market transaction approach. The income approach is based on a discounted cash flow analysis, or DCF approach, and calculates the fair value by estimating the after-tax cash flows attributable to a reporting unit and then discounting the after-tax cash flows to a present value, using a risk-adjusted discount rate. Assumptions used in the DCF approach require the exercise of significant judgment, including judgment about appropriate discount rates and terminal values, growth rates and the amount and timing of expected future cash flows. The forecasted cash flows are based on our most recent operating activities and assumed growth rates. We believe our assumptions are consistent with the plans and estimates used to manage the underlying businesses. The discount rates, which are intended to reflect the risks inherent in future cash flow projections, used in the DCF approach are based on estimates of the weighted-average cost of capital, or WACC, of market participants relative to each respective reporting unit. The market approaches consider comparable and transactional market data based on multiples of revenue or earnings before interest, taxes, depreciation and amortization, or EBITDA, based on trading multiples of selected guidelines companies and deal multiples of selected target companies.

If the carrying value of a reporting unit exceeds its estimated fair value, we are required to perform the second step, or Step 2, of the annual goodwill impairment test to measure the amount of impairment loss, if any. Step 2 of the goodwill impairment test compares the implied fair value of a reporting unit’s goodwill to its carrying value. The implied fair value of goodwill is calculated as the difference between the fair value of the reporting unit and the estimated fair value of its assets and liabilities. To the extent this amount is below the carrying value of goodwill, an impairment charge is recorded to write down the carrying value to its implied value. Based on our impairment testing, we do not consider an impairment charge to goodwill necessary as of December 31, 2016.

Impairment charges related to goodwill, if any, have no impact on our cash balances.

Impairment of Other Long-lived Tangible and Intangible Assets

Our intangible assets consist primarily of customer relationships and developed technology. The majority of our intangible assets were recorded in connection with our various business combinations. Our intangible assets are recorded at fair value at the time of their acquisition. We amortize intangible assets over their estimated useful lives.

The estimated useful lives of the individual categories of intangible assets were based on the nature of the applicable intangible asset and the expected future cash flows to be derived from the intangible asset. Amortization of intangible assets with finite lives is recognized over the shorter of the respective lives of the agreement or the period of time the intangible assets are expected to contribute to future cash flows. We amortize our finite-lived intangible assets based on patterns on which the respective economic benefits are expected to be realized. We amortize the majority of our intangible assets on a straight-line basis from three to nine years, as this methodology most closely approximates the pattern of economic benefits for these assets.

We evaluate long-lived tangible and intangible assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If indicators of impairment are present with respect to long-lived tangible and intangible assets used in operations and undiscounted future cash flows are not expected to be sufficient to recover the assets’ carrying amount, additional analysis is performed as appropriate and the carrying value of the long-lived assets is reduced to the estimated fair value, if this is lower, and an impairment loss is charged to expense in the period the impairment is identified. Factors we generally consider important which could trigger an impairment review on the carrying value of other long-lived tangible and intangible assets include the following: (1) significant underperformance relative to expected historical or projected future operating results, (2) significant changes in the manner of our use of acquired assets or the strategy for our overall business, (3) underutilization of our tangible assets,

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(4) discontinuance of product lines by ourselves or our customers, (5) significant negative industry or economic trends, (6) significant decline in our stock price for a sustained period, (7) significant decline in our market capitalization relative to net book value and (8) goodwill impairment identified during an impairment review.

Business Acquisitions

Our business acquisitions have historically been made at prices above the fair value of the assets acquired and liabilities assumed, resulting in goodwill or some identifiable intangible. Significant judgment is required in estimating the fair value of intangible assets and in assigning their respective useful lives. The fair value estimates are based on available historical information and on future expectations and assumptions deemed reasonable by management, but are inherently uncertain.

We generally employ the income method to estimate the fair value of intangible assets, which is based on forecasts of the expected future cash flows attributable to the respective assets. Significant estimates and assumptions inherent in the valuations reflect a consideration of other marketplace participants, and include the amount and timing of future cash flows (including expected growth rates and profitability), the underlying product life cycles, economic barriers to entry, a brand’s relative market position and the discount rate applied to the cash flows. Unanticipated market or macroeconomic events and circumstances may occur, which could affect the accuracy or validity of the estimates and assumptions.

Net assets acquired are recorded at their fair value and are subject to adjustment upon finalization of the fair value analysis.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earning per Share””. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of thee income statement. Basic EPS is computed by dividing net income (loss) available to common shareholder (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of December 31, 2016 and 2015, the Company had shares that were potentially common stock equivalents as follows:

	2016	2015
Series A Preferred Stock	26,680,856	—
Series B Preferred Stock	2,588,693	2,588,693
Convertible Debt	250,000	—
	29,519,549	2,588,693

Concentration of Credit Risk, Off-Balance Sheet Risks and Other Risks and Uncertainties

Financial instruments that potentially subject us to concentration of credit risk primarily consist of cash and cash equivalents and accounts receivable. We invest our excess cash primarily in high quality securities and limit the amount of our credit exposure to any one financial institution. We do not require collateral or other securities to support customer receivables; however, we perform on-going credit evaluations of our customers and maintain allowances for potential credit losses.

At December 31, 2016 and 2015, no individual customer’s accounts receivable balance was more than 10% of our aggregate accounts receivable. During 2016 and 2015, one customer represented, at times, approximately 20 to 30% of monthly revenue. This customer terminated service with the Company during 2017.

Financial Instruments and Fair Value of Financial Instruments

Our primary financial instruments at December 31, 2016 and 2015 consisted of cash equivalents, accounts receivable, accounts payable and debt. We apply fair value measurement accounting to either record or disclose the value of our financial assets and liabilities in our financial statements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. A fair value hierarchy requires an entity to maximize the use of observable inputs, where available, and minimize the use of unobservable inputs when measuring fair value.

Described below are the three levels of inputs that may be used to measure fair value:

Level 1 Quoted prices in active markets for identical assets or liabilities.

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Level 2 Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Research and Development

Our research and development programs focus on telecommunications products and services. Research and development costs are expensed as incurred. Any payments received from external parties to fund our research and development activities reduce the recorded research and development expenses.

Advertising Costs

Advertising costs are expensed as incurred. The Company incurred advertising costs of $2,391 and $238 for the years ended December 31, 2016 and 2015, respectively.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results will differ, and could differ materially from those estimates.

Recently Adopted Accounting Pronouncements

In March 2017, the FASB issued ASU No. 2017-07, Compensation — Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, or ASU 2017-07. ASU 2017-07 improves the presentation of net periodic pension cost and net periodic postretirement benefit cost by requiring that an employer that offers to its employees defined benefit pension or other postretirement benefit plans report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. The other components of net benefit cost are required to be presented in the income statement separately from the service cost component and outside a subtotal of income from operations, if one is presented. ASU 2017-07 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, with early adoption permitted within the first interim period. The amendments should be applied using a retrospective transition method for the presentation of the service cost component and other components of net periodic pension cost and net periodic postretirement benefit cost in the income statement and prospectively, on and after the effective date, for the capitalization of the service cost component of net periodic pension cost and net periodic postretirement benefit in assets. We are currently evaluating the impact of the adoption of ASU 2017-07 on our consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Accounting for Goodwill Impairment, or ASU 2017-04. ASU 2017-04 removes the requirement to perform a hypothetical purchase price allocation to measure goodwill impairment. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. ASU 2017-04 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, and should be applied prospectively with early adoption permitted. We are currently evaluating the impact of the adoption of ASU 2017-04 on our consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, or ASU 2017-01. ASU 2017-01 clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. ASU 2017-01 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, and should be applied prospectively with early adoption permitted under certain scenarios. We are currently evaluating the impact of the adoption of ASU 2017-01 on our consolidated financial statements.

In December 2016, the FASB issued ASU No. 2016-20, Technical Corrections and Improvements to Topic 606: Revenue from Contracts with Customers, or ASU 2016-20. ASU 2016-20 clarifies specific aspects of previously issued guidance in ASU 2014-09, Revenue from Contracts with Customers (discussed below). ASU 2016-20 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, with early adoption permitted. We are currently evaluating the impact of the adoption of ASU 2016-20 on our consolidated financial statements.

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In December 2016, the FASB issued ASU No. 2016-19, Technical Corrections and Improvements, or ASU 2016-19. ASU 2016-19 provides simplification and minor improvements to Topics on insurance and troubled debt restructuring that result in editorial changes to the Accounting Standards Codification, or ASC. Most of the amendments in this ASU 2016-19 do not require transition guidance and are effective immediately. Early adoption is permitted for the amendments that require transition guidance. We do not expect the adoption of ASU 2016-19 to have a significant impact on our consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, or ASU 2016-18. ASU 2016-18 requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. As a result, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. ASU 2016-18 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, with early adoption permitted. The amendments should be applied using a retrospective transition method to each period presented. We are currently evaluating the impact of the adoption of ASU 2016-18 on our consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory, or ASU 2016-16. ASU 2016-16 requires an entity to recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs and eliminates the exception for an intra-entity transfer of an asset other than inventory. ASU 2016-16 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, with early adoption permitted. We are currently evaluating the impact of the adoption of ASU 2016-16 on our consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, or ASU 2016-15. ASU 2016-15 provides cash flow statement classification guidance for: (1) debt prepayment or debt extinguishment costs; (2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; (3) contingent consideration payments made after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies; (6) distributions received from equity method investees; (7) beneficial interests in securitization transactions; and (8) separately identifiable cash flows and application of the predominance principle. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, with early adoption permitted. We are currently evaluating the impact of the adoption of ASU 2016-15 on our consolidated financial statements.

In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, or ASU 2016-12. ASU 2016-12: (1) clarifies the objective of the collectability criterion for applying Accounting Standards Codification, or ASC, paragraph 606-10-25-7; (2) permits an entity to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price; (3) specifies that the measurement date for non-cash consideration is contract inception; (4) provides a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations; (5) clarifies that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application, and (6) clarifies that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. ASU 2016-12 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. We are currently evaluating the impact of the adoption of ASU 2016-12 on our consolidated financial statements.

In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, or ASU 2016-10. ASU 2016-10 adds further guidance on identifying performance obligations and also to improve the operability and understandability of the licensing implementation guidance. ASU 2016-10 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, with early adoption permitted. We are currently evaluating the impact of the adoption of ASU 2016-10 on our consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, or ASU 2016-09. ASU 2016-09 simplifies several aspects of the accounting for share-based payment award transactions including income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years, with early adoption permitted. We do not expect the adoption of ASU 2016-09 to have a significant impact on our consolidated financial statements.

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In March 2016, the FASB issued ASU No. 2016-07, Investments — Equity Method and Joint Ventures (Topic 323): Simplifying the Transition to the Equity Method of Accounting, or ASU 2016-07. ASU 2016-07 eliminates the requirement that when an investment qualifies for use of the equity method as a result of an increase in the level of ownership interest or degree of influence, an investor must adjust the investment, results of operations, and retained earnings retroactively on a step-by-step basis as if the equity method had been in effect during all previous periods that the investment had been held. ASU 2016-07 requires that the equity method investor add the cost of acquiring the additional interest in the investee to the current basis of the investor’s previously held interest and adopt the equity method of accounting as of the date the investment becomes qualified for equity method accounting. Therefore, upon qualifying for the equity method of accounting, no retroactive adjustment of the investment is required. ASU 2016-07 also requires that an entity that has an available-for-sale equity security that becomes qualified for the equity method of accounting recognize through earnings the unrealized holding gain or loss in accumulated other comprehensive income at the date the investment becomes qualified for use of the equity method. ASU 2016-07 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years, and should be applied prospectively with early adoption permitted. We do not expect the adoption of ASU 2016-07 to have a significant impact on our consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), or ASU 2016-02. ASU 2016-02 requires lessees to recognize for all leases (with the exception of short-term leases) at the commencement date, a lease liability which is a lessee‘s obligation to make lease payments arising from a lease measured on a discounted basis, and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, and should be applied with a modified retrospective transition approach, with early adoption permitted. We are currently evaluating the impact of the adoption of ASU 2016-02 on our consolidated financial statements.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory, or ASU 2015-11. ASU 2015-11 requires an entity to measure in-scope inventory at the lower of cost and net realizable value. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016, and for interim periods within those fiscal years. A reporting entity should apply ASU 2015-11 prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. We do not expect the adoption of ASU 2015-11 to have a significant impact on our consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, or ASU 2014-09, as a new Topic, Accounting Standards Codification Topic 606. ASU 2014-09 sets forth a new revenue recognition standard that provides for a five-step analysis of transactions to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In August 2015, the FASB finalized a one-year delay in the effective date of this standard, which will now be effective for us on January 1, 2018; however, early adoption is permitted any time after the original effective date, which for us is January 1, 2017. We have not yet selected a transition method and are currently evaluating the impact of ASU 2014-09 on our consolidated financial statements.

In September 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments, or ASU 2015-16. ASU 2015-16 requires that an acquirer recognize adjustments to estimated amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. ASU 2015-16 is effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. The amendments should be applied prospectively to adjustments to provisional amounts that occur after the effective date with earlier application permitted for financial statements that have not been issued. Effective January 1, 2016, we adopted ASU 2015-16. The adoption did not have a significant impact on our consolidated financial statements.

In July 2015, the FASB issued ASU No. 2015-12, Plan Accounting: Defined Benefit Pension Plans (Topic 960), Defined Contribution Pension Plans (Topic 962), and Health and Welfare Benefit Plans (Topic 965) — I. Fully Benefit-Responsive Investment Contracts, II. Plan Investment Disclosures, and III. Measurement Date Practical Expedient, or ASU 2015-12. ASU 2015-12 amendments are in 3 parts. Among other things: Part I amendments designate contract value as the only required measure for fully benefit-responsive investment contracts; Part II amendments eliminate the requirement that plans disclose: (a) individual investments that represent five percent or more of net assets available for benefits; and (b) the net appreciation or depreciation for investments by general type requirements for both participant-directed investments and nonparticipant-directed investments; Part III amendments provide a practical expedient to permit plans to measure investments and investment-related accounts (e.g., a liability for a pending trade with a broker) as of a month-end date that is closest to the plan’s fiscal year-end, when the fiscal period does not coincide with month-end. ASU 2015-12 Parts I and II are effective on a retrospective basis, and Part III is effective on a prospective basis, for fiscal years beginning after December 15, 2015. We adopted ASU 2015-12 effective January 1, 2016. The adoption did not have a significant impact on our consolidated financial statements.

In April 2015, the FASB issued ASU 2015-06 Earnings Per Share, contains guidance that addresses master limited partnerships that originated from Emerging Issues Task Force (EITF) Issue No. 07-4 (Topic 260), “Application of the Two-Class Method under FASB Statement No. 128 to Master Limited Partnerships.” Under Topic 260, master limited partnerships apply the two-class method of calculating earnings per unit because the general partner, limited partners, and incentive distribution rights holders

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each participate differently in the distribution of available cash in accordance with the contractual rights contained in the partnership agreement. The amendments in this Update are effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Earlier application is permitted. The amendments in this Update should be applied retrospectively for all financial statements presented. Effective January 1, 2016, we adopted ASU 2015-06. The adoption did not have a significant impact on our consolidated financial statements.

In April 2015, the FASB issued ASU No. 2015-03, Interest — Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, or ASU 2015-03. ASU 2015-03 is intended to simplify the presentation of debt issuance costs. It requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. ASU 2015-03 is effective for fiscal years beginning after December 15, 2015, and for interim periods within those fiscal years. Early adoption is permitted. In August 2015, the FASB issued ASU No. 2015-15, Interest — Imputation of Interest (Subtopic 835-30) — Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements (Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015 EITF Meeting), or ASU 2015-15. ASU 2015-15 adds the authoritative guidance on presentation or subsequent measurement of debt issuance costs related to line-of-credit arrangements to ASU 2015-03. Effective January 1, 2016, we adopted ASU 2015-03 and ASU 2015-15. The adoption did not have a significant impact on our consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements — Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, or ASU 2014-15. ASU 2014-15 is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. ASU 2014-15 is effective for fiscal years ending after December 15, 2016, and for interim periods within fiscal years beginning after December 15, 2016. Early adoption is permitted. Effective December 31, 2016, we adopted ASU 2014-15. The adoption of ASU 2014-15 did not have a significant impact on our consolidated financial statements.

In June 2014, the FASB issued ASU No. 2014-12, Compensation — Stock Compensation (Topic 718) — Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period, or ASU 2014-12. ASU 2014-12 requires that a performance target which affects vesting and which could be achieved after the requisite service period be treated as a performance condition. ASU 2014-12 is effective for fiscal years beginning after December 15, 2015, and for interim periods within those fiscal years. Effective January 1, 2016, we adopted ASU 2014-12. The adoption of ASU 2014-12 did not have a significant impact on our consolidated financial statements.

NOTE 2 – ACQUISITIONS

(a)    Goodwin Global Acquisition of Customer Base

In July 2016, the Company entered into an Acquisition and Purchase Agreement to purchase the assets of Goodwin Global Communications LLC (“the Goodwin Agreement”) for $22,500 in cash, payable in cash increments through January 2017, and up to 200,000 shares of restricted common shares of the Company given by an officer of the Company in satisfaction of shares owing. The actual number of shares given upon acquisition was 50,000 and may increase, in defined increments, up to 200,000 depending on the monthly revenue generation from the assets (the additional 150,000 common shares potentially owing is defined as follows: 50,000 common shares when the Goodwin assets generate $30,000 of revenue in a given month, 50,000 common shares when the assets generate $125,000 of revenue in a given month, and 50,000 common shares when the Goodwin assets generate $125,000 of revenue in a given month). As part of the acquisition, the Company will pay a 25% commission on the gross profit from the assets. As of December 31, 2016, there were no additional common shares owing and no commissions paid or due pursuant to the terms of the agreement stated above. Subsequent to December 31, 2016, the Goodwin Agreement was amended to cancel the potential additional 150,000 shares of common stock and to cancel the related 25% commission on the gross profits.

The company evaluated this acquisition in accordance with ASC 805-10-55-4 to discern whether the assets and operations of the assets purchased met the definition of a business. The company concluded there were a sufficient number of key processes that developed the inputs into outputs. Accordingly, the Company accounted for this transaction as the acquisition of a business with the only asset being the customer base.

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The transaction was accounted for in accordance with purchase accounting of a business. The consideration transferred, assets acquired and share consideration recognized is as follows:

Consideration Given:
Cash	$22,500
Capital contribution by officer in satisfaction of shares owing	40,400
Total consideration value	$62,900

Consideration received:
Intangibles-customer base	$62,900

In December 2016, after performing an impairment test, the Company impaired the customer base and amortized any remaining balance in the statement of operations for 2016.

(b)    San Diego Media Acquisition

Effective September 30, 2016, the Company acquired 100% of the outstanding stock of SDM for 750,000 shares of restricted Common Stock of the Company contributed by an officer, assumption of debt of approximately $163,259, and a convertible promissory note of $250,000.

The company evaluated this acquisition in accordance with ASC 805-10-55-4 to discern whether the assets and operations of the assets purchased met the definition of a business. The company concluded there were a sufficient number of key processes that developed the inputs into outputs. Accordingly, the Company accounted for this transaction as the acquisition of a business.

The transaction was accounted for in accordance with purchase accounting of a business. The consideration transferred, assets acquired and share consideration recognized is as follows:

Consideration given:
Capital contribution by officer in satisfaction of shares owing	$438,750
Convertible note	250,000
Liabilities assumed	163,259
Total consideration given	$852,009

Consideration received:
Intangibles-customer base	$751,918
Assets-current and long-term	100,091
Total consideration received	$852,009

(c)  Lion Phone Technology Acquisition

In December 2016, TPTG acquired the Lion Phone Technology from four former interest holders. The Lion Phone technology agreement allows for the technology and intellectual property and technology of the Lion Phone to be acquired for 2,100,000 shares of restricted Common Stock of the Company contributed by an officer, and $350,000 in cash. The sellers will also have a right to a royalty of $5.00 for each phone sold. As of December 31, 2016, no sales have taken place and no royalties have been paid.

The Company evaluated this acquisition in accordance with ASC 805-10-55-4 to discern whether the assets and operations of the assets purchased met the definition of a business. The company concluded there were not a sufficient number of key processes that developed the inputs into outputs. Accordingly, the Company accounted for this transaction as an asset acquisition as follows.

Consideration given:
Cash payable	$350,000
Capital contribution by officer in satisfaction of shares owing	560,000
Total consideration given	$910,000

Consideration received:
Intangibles-developed technology	$910,000

F-18

(d) Digithrive Acquisition of Assets

Effective September 30, 2015, TPTG acquired the assets of Digithrive, a web technology company for 250,000 shares of Series B Preferred Stock of the Company. All shares issued are restrictive shares and are convertible into common shares according to the Certificate of Designation of the Series B Preferred Shares. The shares were valued at $.648 per share or $162,000. The Company evaluated this acquisition in accordance with ASC 805-10-55-4 to discern whether the assets and operations of the assets purchased met the definition of a business. The Company concluded there was not sufficient number of key processes that developed the inputs into outputs. Accordingly, the Company accounted for this transaction as a technology expense and is recorded in general and administrative expense in the consolidated statement of operations for 2015.

(e)  Port2Port Acquisition of Assets

Effective September 30, 2015, TPTG acquired the assets of Port2Port, a wholesale telecommunications carrier for 200,000 shares of Series B Preferred Stock of the Company, and $10,000 in cash. An additional 200,000 shares of Series B Preferred Stock valued at $.648 per share were issued to a former employee of Port2Port as incentive to work for the Company. These shares were expensed in professional expenses in the consolidated statement of operations for 2015 in the amount of $129,600. All shares issued are restrictive shares and are convertible into common shares according to the Certificate of Designation of the Series B Preferred Shares.

The Company evaluated this acquisition in accordance with ASC 805-10-55-4 to discern whether the assets and operations of the assets purchased met the definition of a business. The Company concluded there were a sufficient number of key processes that developed the inputs into outputs. Accordingly, the Company accounted for this transaction as the acquisition of a business.

The transaction was accounted for in accordance with purchase accounting of a business. The consideration transferred, assets acquired and share consideration recognized is as follows:

Consideration given:
Cash	$10,000
Series B share value	129,600
Liabilities assumed	4,001
Total consideration value	$143,601

Consideration received:
Intangible-customer base	$139,753
Current assets	3,848
Total consideration received	$143,601

(f)      Copperhead Digital Acquisition

Effective January 31, 2015, TPTG completed its acquisition of 100% of the outstanding stock of Copperhead Digital and its subsidiaries, TruCom, Nevada Utilities and CityNet. As part of the agreement, TPTG issued 1,538,693 of Series B Preferred Stock valued at $.648 per share and committed to issue 679,310 shares of Common Stock valued at $.011 per share, and assumed all assets and liabilities of CDH. All shares are restricted shares.

The company evaluated this acquisition in accordance with ASC 805-10-55-4 to discern whether the assets and operations of CDH met the definition of a business. The Company concluded there were a sufficient number of key processes that developed the inputs into outputs. Accordingly, the Company accounted for this transaction as the acquisition of a business.

The transaction was accounted for in accordance with purchase accounting of a business. The consideration transferred, assets acquired, liabilities assumed and share consideration recognized is as follows:

F-19

Consideration given:
Series B Preferred Stock value	$997,073
Capital contribution by officer in satisfaction of shares owing	7,472
Current liabilities, net of financing arrangements	941,020
Financing arrangements	2,717,790
Capital leases	520,029
Total consideration given	$5,183,384

Consideration received:
Goodwill	$70,995
Intangibles-developed technology	600,000
Intangibles-customer base	1,100,000
Current assets	196,358
Property and equipment	3,164,000
Other assets	51,851
Total consideration received	$5,183,384

(g)    Share Exchange Agreement and Reverse Merger

In August 2014, TPTG Global, Inc. merged with Ally Pharma in a “reverse merger” wherein Ally Pharma issued 110,000,000 shares of Common Stock, or 80% ownership, to the owners of TPT Global, Inc. in exchange for all outstanding common stock of TPT Global Inc. and Ally Pharma agreed to change its name to TPT Global Tech, Inc. Because of this change in control of Ally Pharma, the transaction is accounted for as a non-monetary transaction (specifically referred to as a reverse recapitalization) wherein the operations of the accounting Acquirer are re-casted in terms of the accounting Acquiree’s (legal acquirer, TPTG fka Ally Pharma) common stock. 110,000,000 shares of common stock were issued equaling 80% of the 136,753,685 post-merger common shares outstanding.

(h)    K Telecom and Global Telecommunications Acquisitions

Concurrent with the merger with Ally Pharma, TPTG acquired the assets of KTel and GTel, from CJ Singh for 400,000 shares of Series B Preferred Stock of the Company. All shares issued are restrictive shares and are convertible into common shares according to the Certificate of Designation of the Series B Preferred Shares at $2.00 per share. The Company recorded a subscription payable of $259,200 as of December 31, 2014 and then issued the Series B Preferred Shares in 2015.

The company evaluated this acquisition in accordance with ASC 805-10-55-4 to discern whether the assets and operations of the assets purchased met the definition of a business. The company concluded there were a sufficient number of key processes that developed the inputs into outputs. Accordingly, the Company accounted for this transaction as the acquisition of a business.

The transaction was accounted for in accordance with purchase accounting of a business. The consideration transferred, assets acquired and share consideration recognized is as follows:

Consideration Given:
Series B Preferred Share value	$259,200
Subscription payable	$259,200

Consideration received:
Intangibles-customer base	$259,200
Current assets	7,947
Total	267,147
Less gain on bargain purchase	(7,947)
Total consideration received	$259,200

F-20

Pro Forma Information (Unaudited)

The following unaudited supplemental pro forma information (presented for informational purposes only) assumes the 2016 and 2015 acquisitions referred to above had been completed as of January 1, 2015 and is not indicative of the results of operations that would have been achieved had the transactions been consummated on such date or of results that might be achieved in the future.

	2016	2015
Revenues	3,292,000	4,710,000
Gross profit	1,261,000	2,012,000
Net loss	(4,371,000)	(4,784,000)
Net loss per shares	(0.03)	(0.03)
Weighted average number of common shares outstanding	136,953,904	136,953,904

NOTE 3 – GOING CONCERN

Cash flows generated from operating activities were not enough to support all working capital requirements for the years ended December 31, 2016 and 2015. Financing activities described below, have helped with working capital and other capital requirements. We incurred $4,463,199 and $4,963,858, respectively, in losses, and we used $352,792 and $523,729, respectively, in cash for operations for the years ended December 31, 2016 and 2015. Cash flows from financing activities were $269,880 and $651,399 for the same periods.

Subsequent to December 31, 2016, shareholders extended loans to the Company in the amount of approximately $250,000 under the same terms and conditions of existing debt from shareholders which is secured by assets of the company. See Note 5. In addition, the Company entered into a short-term cash arrangement for $70,500 for which the terms require in a weekly payment of $3,682, equal to a 15% interest rate, until completely paid back with interest.

In June 2016, the Company entered into a Factoring Agreement with a company controlled by one of its shareholders. The Factoring Agreement is such that the Company will pay a discount of 2% per each 30-day period for each advance received against accounts receivable or future billings. The Company was advanced funds under the Factoring Agreement for which $152,810, including accrued interest, remained outstanding as of December 31, 2016. See Note 5.

In 2016, shareholders extended cash to TPTG of $134,200 through the Line of credit-related party for $100,000 and business loans and advances for $34,200 which was used for working capital. See Note 5.

In conjunction with the acquisition of Copperhead Digital, some of the previous controlling shareholders of Copperhead Digital agreed to certain financing arrangements as part of the acquisition which amounted to $796,377 in convertible debt being contributed to the Company. See Note 5. In 2015, these financing arrangements were exchanged for Common Stock.

In order for us to continue as a going concern, we will need to obtain additional debt or equity financing, and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

F-21

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment and related accumulated depreciation as of December 31st are as follows:

	2016	2015
Property and equipment	3,297,943	3,174,044
Accumulated depreciation	(308,384)	(145,396)
Property and equipment, net	2,989,559	3,028,648

Depreciation expense was $162,988 and 145,396 for the years ended December 31, 2016 and 2015, respectively.

NOTE 5 – FINANCING ARRANGEMENTS

Financing arrangements as of December 31, 2016 and 2015 are as follows:

	2016	2015
Business loans and advances (1)	$34,974	26,200
Line of credit, secured by assets (2)	—	2,497,790
Factoring agreements (3)	152,810	—
Debt – third party	$187,784	2,523,990

Line of credit, related party secured by assets (2)	$2,597,790	—
Debt– other related party (4)	384,200	—
Convertible debt – related party (5)	250,000	—
Debt – related party	$3,231,990

Total financing arrangements	$3,419,774	2,523,990

Less current portion:
Debt – third party	$(184,965)	(2,523,990)
Debt – related party	(2,981,990)	—
	(3,166,955)	(2,523,990)
Total long term debt	$252,819	—

(1)	The Business Loans and Advances are amounts advanced to the Company of which most do not bear interest and are being paid to the lenders as cash is available. Other amounts included herein, are amounts under credit card financing lines of credit and are being used for working capital purposes.

(2)	The Line of Credit originated with a bank and was secured by the personal assets of certain shareholders of Copperhead Digital. During 2016, the Line of Credit was assigned to the Copperhead Digital shareholders, who subsequent to the Copperhead Digital acquisition by TPTG became shareholders of TPTG, and the secured personal assets were used to pay off the bank. See Note 2(f). The Line of Credit bears a variable interest rate based on the 1 Month LIBOR plus 2.0% for amounts up to and including $1,250,000 or plus 3.5% for amounts above $1,250,000, is payable monthly, and is secured by the assets of the Company. The Company has an agreement, entered into with the acquisition of Copperhead Digital, with the applicable shareholders whereby the Company will raise funds through debt or equity, and pay off the Line of Credit. 1,000,000 shares of Common Stock of the Company have been reserved to accomplish raising the funds. Prior to the Line of Credit being assigned to certain shareholders, it was increased by $100,000 and funded to the Company in 2016 to allow for additional operating funds. Subsequent to December 31, 2016, other shareholders extended approximately $250,000 of working capital at the same terms as the outstanding line of credit balance.

(3)	The Factoring Agreement was established in June 2016 with a company that is controlled by a shareholder. The Factoring Agreement is such that the Company pays a discount of 2% per each 30-day period for each advance received against accounts receivable or future billings. The Company was advanced funds from the Factoring Agreement for which $152,810 remained unpaid as of December 31, 2016.

(4)	$34,200 represents funds given to TPTG or subsidiaries as working capital. There are no written terms of repayment or interest that is being accrued to these amounts and they will only be paid back, according to management, if cash flows support it. $350,000 represents cash due to the prior owners of the technology acquired from the owner of the Lion Phone. See Note 2.
F-22

(5)	Debt – related party represents a note payable to the former principals of SDM which is in the form of a convertible promissory note, due September 30, 2018 and convertible at any time into restricted Common Shares at $1.00 per share.

NOTE 6 - INCOME TAXES

The following table sets forth the components of the Company’s income tax expense (benefit) for the years ended December 31, 2016 and 2015:

Current:	2016	2015
Federal State and local	$—	—
Total Current	$—	—
Deferred:
Federal State and local benefit	$(1,785,272)	(1,985,543)
Net operating loss	(44,865)	(23,511)
Meals and entertainment	11,724	6,130
Stock based expenses	17,370	—
Other	4,370
Allowance	1,796,702	2,002,924
Total Benefit	$—	—

The following table sets forth a reconciliation of the Company’s income tax expense (benefit) as the federal statutory rate to recorded income tax expense (benefit) for the years ended December 31, 2016 and 2015:

	2016	2015
Statutory rate	40%	40%
Change in valuation allowance	(9%)	(8%)
Stock based compensation	(24%)	(28%)
Intangibles	(6%)	(4%)
Other	(1%)	—
Total	$—	—

The following table sets forth the components of the Company’s deferred income taxes as of December 31, 2016 and 2015:

Current deferred tax assets (liabilities):	2016	2015
Valuation allowance	$—	—
Total current deferred tax asset (liability)	$—	—

Noncurrent deferred tax assets (liabilities):
Intangible assets	$492,125	187,918
Net operating loss carry forwards	897,290	470,226
Stock base compensation	2,452,070	1,386,640
Less; Valuation allowance	(3,841,485)	(2,044,784)
Total noncurrent deferred tax asset (liability)	$—	—

Total deferred tax asset (liability)	$—	—

The Company has approximately $2,243,225 and 1,175,564 of net operating loss carry forwards as of December 31, 2016 and 2015, respectively, which expire in varying amounts, if unused. Because of the change in ownership of more than 50% of the Company in accordance with Section 382 of the IRS Code, these net operating loss carry forwards may be significantly limited to use in future periods. The federal and state tax returns for the Company have not been filed for the years ended December 31, 2016 and 2015.

F-23

NOTE 7 - STOCKHOLDERS' EQUITY

Preferred Stock

As of December 31, 2016 and 2015, we had authorized 100,000,000 shares of Preferred Stock, of which certain shares had been designated as Series A Preferred Stock and Series B Preferred Stock.

Series A Convertible Preferred Stock

In February 2015, the Company designated 1,000,000 shares of Preferred Stock as Series A Preferred Stock.

The Series A Preferred Stock was designated in February 2015, has a par value of $.001, is senior to any other class or series of outstanding Preferred Stock or Common Stock and does not bear dividends. The Series A Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined, and of an amount equal to $100 per share. Holders of the Series A Preferred Stock shall, collectively have the right to convert all of their Series A Preferred Stock when conversion is elected into that number of shares of Common Stock of the Company, determined by the following formula: 60% of the issued and outstanding Common Shares as computed immediately after the transaction for conversion. For further clarification, the 60% of the issued and outstanding common shares includes what the holders of the Series A Preferred Stock may already hold in common shares at the time of conversion. The Series A Preferred Stock, collectively, shall have the right to vote as if converted prior to the vote to an amount of shares equal to 60% of the outstanding Common Stock of the Company.

In February 2015, the Board of Directors authorized the issuance of 1,000,000 shares of Series A Preferred Stock to Stephen Thomas, Chairman, CEO and President of the Company, valued at $3,117,000 for compensation expense.

Series B Convertible Preferred Stock

In February 2015, the Company designated 3,000,000 shares of Preferred Stock as Series B Preferred Stock.

The Series B Preferred Stock was designated in February 2015, has a par value of $.001, is senior to any other class or series of outstanding Preferred Stock, except the Series A Preferred Stock, or Common Stock and does not bear dividends. The Series B Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A Preferred Stock, and of an amount equal to $2.00 per share. Holders of the Series B Preferred Stock have a right to convert all or any part of the Series B Preferred Shares and will receive and equal amount of common shares at the conversion price of $2.00 per share. The Series B Preferred Stock holders have a right to vote on any matter with holders of Common Stock and shall have a number of votes equal to that number of Common Shares on a one to one basis.

Issuances Related to Acquisitions

In 2015, 1,538,693 of Series B Preferred Stock valued at $997,073 were issued in conjunction with the acquisition of Copperhead Digital. See Note 2(f) for details of the acquisition and other consideration given.

In October 2015, the Company acquired the assets of Port2Port, a wholesale telecommunications company, for 200,000 shares, as amended, of the Company’s Series B Preferred Stock valued at $129,600. An additional 200,000 shares of Series B Preferred Stock valued at $129,600 were issued to a former employee of Port2Port as incentive to work the assets for the Company. See Note 2(e) for details of the acquisition and other consideration given.

In October 2015, the Company acquired the assets of Digithrive Inc., a California company, for 250,000 shares of the Company’s Series B Preferred Stock valued at $162,000. See Note 2(d) for details of the acquisition.

In 2014 the Company acquired all the assets of K Telecom and Global Telecom for 400,000 shares of Series B Preferred Stock valued at $259,200. The Company recorded a subscription payable as of December 31, 2014 and then issued the shares in 2015. See Note 2(h) for details of the acquisition and other consideration given.

Common Stock and Capital Contributions

As of December 31, 2016, we had authorized 1,000,000,000 shares of Common Stock.

F-24

Capital Contributions Related to Acquisitions

In July 2016, the Company acquired the customer base of Goodwin Global for 50,000 shares of Common Stock from a capital contribution of an officer of the Company valued at $40,400. See Note 2(a) for details of the acquisition and other consideration given.

Effective September 30, 2016, the Company acquired 100% of the outstanding stock of SDM for 750,000 shares of Common Stock as a capital contribution from an officer of the Company valued at $438,750. See Note 2(b) for details of the acquisition and other consideration.

In December 2016, the Company acquired the Lion Phone technology for 2,100,000 shares of Common Stock as a contribution of capital from an officer of the Company valued at $560,000. See Note 2(c) for details of the acquisition and other consideration given.

In 2015 the company acquired 100% of the outstanding stock of Copperhead Digital and TruCom, a subsidiary. In conjunction with this acquisition, the Company used 679,310 shares of Common Stock from a capital contribution from an officer of the Company as partial consideration. See Note 2(f) for details of the acquisition and other consideration given.

Capital Contributions Related to Expenses and Liabilities

In December 2016, a subsidiaries landlord agreed to terminate a facilities lease for 150,000 shares of Common Stock valued at $43,350 from a capital contribution of an officer of the Company. Subsequent to the agreement, the landlord requested more shares against the Company’s agreement. As such, $40,404 remains in liabilities payable to the landlord and the $43,350 was expensed as rent expense in 2016.

In December 2016, the Company settled accounts payable to multiple vendors of $134,720 for 365,000 shares of restricted Common Stock valued at $105,485 from a capital contribution of an officer of the Company. A gain on settlement of $29,235 was recognized.

In December 2016, the Company used for compensation expense 9,175,000 restricted shares of Common Stock valued at $2,663,575 received from a capital contribution from an officer of the Company.

Capital Contributions Related to Debt Conversions

In conjunction with the acquisition of Copperhead Digital, the former shareholders of Copperhead Digital agreed to bring accounts payable current for which they would receive promissory notes. As such, they funded a total of $220,000 of Commercial Promissory Notes. The Commercial Promissory Notes did not bear interest, except under default which then would be at the lessor of 12% per annum or the maximum allowable rate under applicable law. Due dates were from December 16, 2016 to January 28, 2017. The Commercial Promissory Notes were convertible at $0.50 per share and were unsecured. In October 2015, all Commercial Promissory Notes were exchanged for a contribution of capital from an officer of the Company, including 440,000 Common Shares.

Previously Convertible Promissory Notes of $250,000 were due to a shareholder, were due three years from the date of issuance, between March 16, 2018 and April 28, 2018, bear interest at 8% per annum, except under default which then would be at the lessor of 12% per annum or the maximum allowable rate under applicable law, and were convertible at $0.50 per share. The Convertible Promissory Notes were unsecured. In October 2015, all Convertible Promissory Notes were exchanged for a contribution of capital from an officer of the Company, including 500,000 Common Shares.

In July and August 2015, the Company through a private offering issued Unsecured Commercial Promissory Notes to the former shareholders of Copperhead Digital for $326,377. The Unsecured Commercial Promissory Notes were due as the holder designated in writing, did not bear an interest rate, except under default which then would be at the lessor of 12% per annum or the maximum allowable rate under applicable law. The Unsecured Commercial Promissory Notes were convertible at $0.20 to $0.25 per share. In October 2015, all Unsecured Commercial Promissory Notes were exchanged for a contribution of capital from an officer of the Company, including 1,496,899 Common Shares.

Capital Contributions related to stock subscriptions

During 2015, 600,000 shares of Common Stock were provided to an investor for $53,000, which stock was contributed by an officer of the Company as a capital contribution.

F-25

Cash from Subscriptions

In January 2015, 200,000 shares of Common Stock were issued for $6,000. In 2017, the Company committed to issue another 50,000 shares to a certain shareholder for which a subscription was received in 2014 for $7,500. This balance is recorded as a subscription payable as of December 31, 2016 and 2015. See also 400,000 of Preferred Series B stock subscribed for $259,200 described above.

Stock Options and Warrants

We do not have any warrants outstanding as of December 31, 2016.

Subsequent to December 31, 2016, shareholders extended loans to the Company in the amount of approximately $250,000 under the same terms and conditions of existing debt from shareholders which is secured by assets of the company. Terms of the loans included issuing options to purchase approximately 41,000 shares of common stock of the Company at prices ranging from $0.046 to $0.265 per share. See Note 5.

Common Stock Reservations

The Company has reserved 1,000,000 shares of Common Stock of the Company for the purpose of raising funds to be used to pay off debt described in Note 5.

We have reserved 2,000,000 shares of Common Stock of the Company to grant to certain employee and consultants as consideration for services rendered and that will be rendered to the Company.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Lease Obligations

Future minimum lease payments are as follows:

Obligation	Delinquent (1)	2017	2018	2019	Total
Telecom Equipment Finance (2)	$542,347	—	—	—	$542,347
New Equipment Lease (3)		44,424	44,424	37,020	125,868
Vehicles Leases					12,518
Total	$542,347	56,942	44,424	37,020	$680,733

(1) In December 2016, a subsidiary’s landlord agreed to terminate a facility lease for 150,000 shares of Common Stock. See Note 7.

(2) The Telecom Equipment Lease is with an entity owned and controlled by shareholders of the Company and is in default. The Company is in the process of negotiating revised lease terms.

(3) The New Equipment Lease requires payments of $3,702 per month for 36 months beginning in November 2016. The lease is currently in default for nonpayment.

Other Commitments and Contingencies

There are other debt, accounts payable or accrued liabilities that the Company assumed in conjunction with the acquisitions during 2015 and 2016. All of these have been accounted for on the books and records of the Company as of December 31, 2016. See Note 2.

The Company has employment agreements with certain employees of SDM and K Telecom. The agreements are such that SDM and K Telecom, on a standalone basis in each case, must provide sufficient cash flow to financially support the financial obligations within the employment agreements.

The Company has been named in a lawsuit by a former employee who was terminated by management in 2016. The employee was working under an employment agreement but was terminated for breach of the agreement. The former employee is

F-26

suing for breach of contract and is seeking around $75,000 in back pay and benefits. Management believes it has good and meritorious defenses and does not belief the outcome of the lawsuit will have any material effect on the financial position of the Company.

As of December 31, 2016, the company has collected $249,350 from one customer in excess of amounts due from that customer in accordance with the customer’s understanding of the appropriate billings activity. The customer has filed a written demand for repayment by the Company of amounts owed which, including subsequent payments, currently amounts to approximately $370,000. Management believes that the customer agreement allows them to keep the amounts under dispute. Given the dispute, the Company has reflected the amounts in dispute as a customer liability on the consolidated balance sheet as of December 31, 2016 and does not believe the outcome of the dispute will have a material effect on the financial position of the Company.

NOTE 9 – RELATED PARTY ACTIVITY

During the year ended December 31, 2016, the Company paid Stephen Thomas, Chairman, CEO and President of the Company, approximately $50,000 in rent and utility payments related to corporate office space.

There are shares issuances and capital contributions from an officer of the Company. See Note 7. Also, there are debt and lease balances outstanding due to shareholders of the Company. See Notes 5 and 8.

NOTE 10 – GOODWILL AND INTANGIBLE ASSETS

Goodwill and intangible assets are comprised of the following:

December 31, 2016

	Gross carrying amount	Accumulated Amortization	Net Book Value	Useful Life
Customer Base	$2,303,771	(1,091,730)	1,212,041	3
Developed Technology	$1,510,000	(127,783)	1,382,217	9
Goodwill	$70,995	—	70,995	—

December 31, 2015

	Gross carrying amount	Accumulated Amortization	Net Book Value	Useful Life
Customer Base	$1,488,953	(469,879)	1,019,074	3
Developed Technology	$600,000	(61,116)	538,884	9
Goodwill	$70,995	—	70,995	—

NOTE 11 – SUBSEQUENT EVENTS

Subsequent to December 31, 2016, shareholders extended loans to the Company in the amount of approximately $250,000 under the same terms and conditions of existing debt from shareholders which is secured by assets of the company. In addition, the Company entered into a short-term cash arrangement for $70,500 for which the terms require a weekly payment of $3,682, equal to a 15% interest rate, until paid back with interest.

The Company has entered into a non-binding Letter of Intent Agreement with Blue Collar Inc. (“Blue Collar”), a Media Production and California Corporation and its shareholders to acquire 100% of the outstanding ownership of Blue Collar for 6,500,000 shares of restricted Series C Preferred Stock, designation yet to be done, convertible at $1.00 per share into common stock of the Company when trading is over $2.00 per share, $1,000,000 in cash and a loan of $600,000. The acquisition is pending securing financing and may not occur.

The Company has also entered into an Acquisition and Purchase Agreement with Hollywood Riviera LLC and HRS Mobile LLC and their members who share common ownership to acquire 100% ownership interest in both of these companies for 3,465,000 shares of Series C Preferred Stock, designation yet to be done, convertible at $1.00 per share into common stock of the Company when trading is over $2.00 per share, and $3,325,000 in cash to be used to retire debt and pay for ownership interests. These acquisitions are pending securing financing and may not occur.

F-27

TPT Global Tech, Inc. and Subsidiaries

Condensed Consolidated Financial Statements

As of

September 30, 2017

TPT Global Tech, Inc. and Subsidiaries

Condensed Consolidated Financial Statements

As of

September 30, 2017

Page
Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets	F-29 - F-30
Condensed Consolidated Statements of Operations	F-31
Condensed Consolidated Statements of Cash Flows	F-32
Notes to Condensed Consolidated Financial Statements	F-33 -F-45

F-28

TPT Global Tech, Inc.

Condensed Consolidated Balance Sheets

Assets

	September 30, 2017	December 31, 2016
CURRENT ASSETS	(unaudited)
Cash and cash equivalents	$15,577	$93,286
Accounts receivable	115,498	84,856
Prepaid expenses and other current assets	10,959	190,248
Total current assets	$142,034	$368,390
NON-CURRENT ASSETS
Property and equipment, net	$2,857,940	$2,989,559
Customer base, net	651,821	1,212,041
Developed technology, net	1,256,382	1,382,217
Goodwill	70,995	70,995
Deposits and other assets	58,049	58,020
Total non-current assets	$4,895,187	$5,712,832

TOTAL ASSETS	$5,037,221	$6,081,222

Liabilities and Stockholders' EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued expenses	$2,020,293	$1,496,393
Current portion of debt – third party	216,435	184,965
Current portion of debt – related party	3,332,490	2,981,990
Derivative liability	53,859
Customer liability	338,725	249,350
Capital leases	101,348	104,261
Capital leases – related party	449,103	449,103
Accrued interest related to capital leases	123,798	93,244
Current portion of vehicle leases	7,044	8,250
Deferred revenue	9,594	42,120
Total current liabilities	$6,652,689	$5,609,676

NON-CURRENT LIABILITIES
Long term portion:
Debt – third party, net of current portion	$2,897	$2,819
Debt – related party, convertible, net of current portion	258,975	250,000
Vehicle leases, net of current portion	—	4,269
Total non-current liabilities	261,872	257,088
Total liabilities	$6,914,561	$5,866,764

Commitments and contingencies – See Note 7	—	—
F-29

Stockholders' eQUITy (DEFICIT) Preferred stock, $.001 par value 100,000,000 shares authorized:

Convertible Preferred Series A - 1,000,000 shares issued and outstanding as of September 30, 2017 and December 31, 2016	$1,000	$1,000
Convertible Preferred Series B - 2,588,693 shares issued and outstanding as of September 30, 2017, and December 31, 2016	2,589	2,589
Common stock, $.001 par value, 1,000,000,000 shares authorized, 136,953,904 shares issued and outstanding as of September 30, 2017 and December 31, 2016	136,954	136,954
Subscriptions payable	—	7,500
Additional paid-in capital	9,730,717	9,684,453
Accumulated deficit	(11,748,600)	(9,618,038)
Total stockholders' equity (deficit)	(1,877,340)	214,458

Total liabilities and stockholders' Equity (DEFICIT)	$5,037,221	$6,081,222

See accompanying notes to condensed consolidated financial statements.

F-30

TPT Global Tech, Inc.

Condensed Consolidated Statements of Operations

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Products	$130,051	169,184	404,126	314,018
Services	347,133	652,802	1,378,596	1,838,826
Total Revenues	$477,184	821,986	1,782,722	2,152,844

COST OF SALES:
Products	$128,181	108,112	393,296	283,211
Services	224,804	390,989	938,426	1,187,335
Total Costs of Sales	$352,985	499,101	1,331,722	1,470,546
Gross profit	$124,199	322,885	451,000	682,298
EXPENSES:
Sales and marketing	$18,981	150,907	32,302	240,096
Professional	162,509	161,295	609,920	345,156
Payroll and related	84,424	104,502	364,777	309,477
General and administrative	186,847	226,666	626,842	717,018
Depreciation	43,873	38,844	131,619	119,900
Amortization	228,685	140,740	686,055	422,219
Total expenses	$725,319	822,954	2,451,515	2,153,866

OTHER EXPENSE:
Derivative expense	(7,912)	—	(7,912)	—
Interest expense	(44,465)	(38,494)	(122,135)	(91,142)
Total other expense	$(52,377)	(38,494)	(130,047)	(91,142)

Net loss before income taxes	(653,497)	(538,563)	(2,130,562)	(1,562,710)
Income taxes	—	—	—	—

NET LOSS	$(653,497)	(538,563)	(2,130,562)	(1,562,710)

Basic and diluted loss per common share	$(0.00)	(0.01)	(0.02)	(0.01)

Weighted average number of common shares outstanding:
Basic and diluted	136,953,904	136,953,904	136,953,904	136,953,904

See accompanying notes to condensed consolidated financial statements

F-31

TPT Global Tech, Inc.

CONDENSED Consolidated Statements of Cash Flows

	For the nine months ended September 30,
	2017	2016
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(2,130,562)	(1,562,710)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	131,619	119,900
Amortization	686,055	422,219
Accretion of interest	3,104	—
Derivative expense	7,912	—
Share based expenses	3,764	123,500
Changes in operating assets and liabilities:
Increase in accounts receivable	(30,642)	(29,776)
Increase (decrease) in prepaid expenses and other assets	179,258	(3,852)
Increase in accounts payable and accrued expenses	515,191	491,070
Increase in customer liability	89,375	186,990
Increase in other liabilities	6,779	8,500
Net cash used in operating activities	$(538,187)	(244,159)

Cash flows from investing activities:
Cash paid in acquisition	$—	(15,000)
Purchase of property and equipment	—	(6,616)
Net cash used in investing activities	$—	(21,616)

Cash flows from financing activities:
Proceeds from stock sales	$35,000	—
Increase in debt – third party	94,933	158,590
Increase in debt – related party	400,500	100,000
Payments for debt	(61,567)	(5,600)
Payments for property and equipment and vehicle leases	(8,388)	(8,155)
Net cash provided by financing activities	$460,478	244,835

Net change in cash	$(77,709)	(20,940)
Cash and cash equivalents - beginning of period	$93,286	165,610

Cash and cash equivalents - end of period	$15,577	144,670

Supplemental Cash Flow Information:

Cash used for interest is $15,147 and $60,000 for the nine months ended September 30, 2017 and 2016, respectively. There has been no cash used for taxes in either period.

Non-Cash Investing and Financing Activities:

	2017	2016
Recognition of derivative liability	$46,805
Capital contribution by officer for net assets of Goodwin Global	$—	40,500
Capital contribution by officer for services	$—	385,000
Capital contribution by officer and liabilities assumed in acquisition of SDM	$—	853,138

 See accompanying notes to condensed consolidated financial statements

F-32

TPT Global Tech, Inc.

Notes to Condensed Consolidated Financial Statements

September 30, 2017

(unaudited)

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Company was originally incorporated in 1988 in the state of Florida. TPT Global, Inc., a Nevada corporation formed in June 2014, merged with Ally Pharma US, Inc., a Florida corporation, (“Ally Pharma”, formerly known as Gold Royalty Corporation) in a “reverse merger” wherein Ally Pharma issued 110,000,000 shares of Common Stock, or 80% ownership, to the owners of TPT Global, Inc. in exchange for all outstanding common stock of TPT global Inc. and Ally Pharma agreed to change its name to TPT Global Tech, Inc. (jointly referred to as “the Company” or “TPTG”).

The following acquisitions have resulted in entities or assets which have been consolidated into TPTG. In 2014 the Company acquired all the assets of K Telecom and Wireless LLC (“K Telecom”) and Global Telecom International LLC (“Global Telecom”). Effective January 31, 2015, TPTG completed its acquisition of 100% of the outstanding stock of Copperhead Digital Holdings, Inc. (“Copperhead Digital”) and Subsidiaries, TruCom, LLC (“TruCom”), Nevada Utilities, Inc. (“Nevada Utilities”) and CityNet Arizona, LLC (“CityNet”). In October 2015, the Company acquired the assets of both Port2Port Inc. (“Port2Port”) and Digithrive Inc. (“Digithrive”). Effective September 30, 2016, the company acquired 100% ownership in San Diego Media Inc. (“SDM”). See Note 2.

We generate revenues primarily through operating as a Competitive Local Exchange Carrier (“CLEC”) in Arizona, as a distributor of cell phones and telecommunications equipment and as provider of ecommerce and cloud solutions in the western United States.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared according to the instructions to Form 10-Q and Section 210.8-03(b) of Regulation S-X of the Securities and Exchange Commission (“SEC”) and, therefore, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been omitted.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine-month periods ended September 30, 2017 are not necessarily indicative of the results that may be expected for the year ending December 31, 2017.

These condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2016 included in the Company’s Form S-1. The condensed consolidated balance sheet at December 31, 2016, has been derived from the audited consolidated financial statements at that date, but does not include all of the information and footnotes required by GAAP.

Our condensed consolidated financial statements include the accounts of K Telecom and Global Telecom, Copperhead Digital and SDM. All intercompany accounts and transactions have been eliminated in consolidation (see Note 2).

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earning per Share””. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of thee income

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statement. Basic EPS is computed by dividing net income (loss) available to common shareholder (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of September 30, 2017, the Company had shares that were potentially common stock equivalents as follows:

2017
Series A Convertible Preferred Stock	59,108,809
Series B Convertible Preferred Stock	2,588,693
Stock Options	30,400
Convertible Debt	703,507
Total common stock equivalents	63,431,133

Derivative Financial Instruments

Derivative financial instruments, as defined in ASC 815, “Accounting for Derivative Financial Instruments and Hedging Activities”, consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

The Company does not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, the Company has issued financial instruments including convertible promissory notes payable with features as of September 30, 2017 that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by ASC 815, in certain instances, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

The Company estimates the fair values of derivative financial instruments using the Black-Scholes option valuation technique. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates (such as volatility, estimated life and interest rates) that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, the Company’s operating results will reflect the volatility in these estimate and assumption changes.

The Company recorded derivative liability of $53,859 as of September 30, 2017 and a derivative expense of $7,912 for the nine months ended September 30, 2017. There were no derivative instruments in the prior period.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results will differ, and could differ materially from those estimates.

Recently Adopted Accounting Pronouncements

Management has reviewed recent recently issued accounting pronouncements and have determined there are not any that would have a material impact on the condensed consolidated financial statements.

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NOTE 2 – ACQUISITIONS

(a)	Goodwin Global Acquisition of Customer Base

In July 2016, the Company entered into an Acquisition and Purchase Agreement to purchase the assets of Goodwin Global Communications LLC (“the Goodwin Agreement”) for $22,500 in cash, payable in cash increments through January 2017, and up to 200,000 shares of restricted common shares of the Company given by an officer of the Company in satisfaction of shares owing. The actual number of shares given upon acquisition was 50,000 and may increase, in defined increments, up to 200,000 depending on the monthly revenue generation from the assets (the additional 150,000 common shares potentially owing is defined as follows: 50,000 common shares when the Goodwin assets generate $30,000 of revenue in a given month, 50,000 common shares when the assets generate $125,000 of revenue in a given month, and 50,000 common shares when the Goodwin assets generate $125,000 of revenue in a given month). As part of the acquisition, the Company will pay a 25% commission on the gross profit from the assets. As of December 31, 2016, there were no additional common shares owing and no commissions paid or due pursuant to the terms of the agreement stated above. During 2017, the Goodwin Agreement was amended to cancel the potential additional 150,000 shares of common stock and to cancel the related 25% commission on the gross profits.

The transaction was accounted for in accordance with purchase accounting of a business. The consideration transferred, assets acquired and share consideration recognized is as follows:

Consideration Given:
Cash	$22,500
Capital contribution by officer in satisfaction of shares owing	40,400
Total consideration value	$62,900

Consideration received:
Intangibles-customer base	$62,900

(b)	San Diego Media Acquisition

Effective September 30, 2016, the Company acquired 100% of the outstanding stock of SDM for 750,000 shares of restricted Common Stock of the Company contributed by an officer, assumption of debt of approximately $163,259, and a convertible promissory note of $250,000.

The transaction was accounted for in accordance with purchase accounting of a business. The consideration transferred, assets acquired and share consideration recognized is as follows:

Consideration given:
Capital contribution by officer in satisfaction of shares owing	$438,750
Convertible note	250,000
Liabilities assumed	163,259
Total consideration given	$852,009

Consideration received:
Intangibles-customer base	$751,918
Assets-current and long-term	100,091
Total consideration received	$852,009

(c)	Lion Phone Technology Acquisition

In December 2016, TPTG acquired the Lion Phone Technology from four former interest holders. The Lion Phone technology agreement allows for the technology and intellectual property and technology of the Lion Phone to be

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acquired for 2,100,000 shares of restricted Common Stock of the Company contributed by an officer, and $350,000 in cash. The sellers will also have a right to a royalty of $5.00 for each phone sold. As of December 31, 2016, no sales have taken place and no royalties have been paid.

The Company accounted for this transaction as an asset acquisition as follows.

Consideration given:
Cash payable	$350,000
Capital contribution by officer in satisfaction of shares owing	560,000
Total consideration given	$910,000

Consideration received:
Intangibles-developed technology	$910,000

(d)	Digithrive Acquisition of Assets

Effective September 30, 2015, TPTG acquired the assets of Digithrive, a web technology company for 250,000 shares of Series B Preferred Stock of the Company. All shares issued are restrictive shares and are convertible into common shares according to the Certificate of Designation of the Series B Preferred Shares. The shares were valued at $.648 per share or $162,000. The Company evaluated this acquisition in accordance with ASC 805-10-55-4 to discern whether the assets and operations of the assets purchased met the definition of a business. The Company concluded there was not sufficient number of key processes that developed the inputs into outputs. Accordingly, the Company accounted for this transaction as a technology expense and is recorded in general and administrative expense in the consolidated statement of operations for 2015.

(e)	Port2Port Acquisition of Assets

Effective September 30, 2015, TPTG acquired the assets of Port2Port, a wholesale telecommunications carrier for 200,000 shares of Series B Preferred Stock of the Company, and $10,000 in cash. An additional 200,000 shares of Series B Preferred Stock valued at $.648 per share were issued to a former employee of Port2Port as incentive to work for the Company. These shares were expensed in professional expenses in the consolidated statement of operations for 2015 in the amount of $129,600. All shares issued are restrictive shares and are convertible into common shares according to the Certificate of Designation of the Series B Preferred Shares.

The transaction was accounted for in accordance with purchase accounting of a business. The consideration transferred, assets acquired and share consideration recognized is as follows:

Consideration given:
Cash	$10,000
Series B share value	129,600
Liabilities assumed	4,001
Total consideration value	$143,601

Consideration received:
Intangible-customer base	$139,753
Current assets	3,848
Total consideration received	$143,601

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(f)	Copperhead Digital Acquisition

Effective January 31, 2015, TPTG completed its acquisition of 100% of the outstanding stock of Copperhead Digital and its subsidiaries, TruCom, Nevada Utilities and CityNet. As part of the agreement, TPTG issued 1,538,693 of Series B Preferred Stock valued at $.648 per share and committed to issue 679,310 shares of Common Stock valued at $.011 per share, and assumed all assets and liabilities of CDH. All shares are restricted shares.

The transaction was accounted for in accordance with purchase accounting of a business. The consideration transferred, assets acquired, liabilities assumed and share consideration recognized is as follows:

Consideration given:
Series B Preferred Stock value	$997,073
Capital contribution by officer in satisfaction of shares owing	7,472
Current liabilities, net of financing arrangements	941,020
Financing arrangements	2,717,790
Capital leases	520,029
Total consideration given	$5,183,384

Consideration received:
Goodwill	$70,995
Intangibles-developed technology	600,000
Intangibles-customer base	1,100,000
Current assets	196,358
Property and equipment	3,164,000
Other assets	51,851
Total consideration received	$5,183,384

(g)	Share Exchange Agreement and Reverse Merger

In August 2014, TPTG Global, Inc. merged with Ally Pharma in a “reverse merger” wherein Ally Pharma issued 110,000,000 shares of Common Stock, or 80% ownership, to the owners of TPT Global, Inc. in exchange for all outstanding common stock of TPT Global Inc. and Ally Pharma agreed to change its name to TPT Global Tech, Inc. Because of this change in control of Ally Pharma, the transaction is accounted for as a non-monetary transaction (specifically referred to as a reverse recapitalization) wherein the operations of the accounting Acquirer are re-casted in terms of the accounting Acquiree’s (legal acquirer, TPTG fka Ally Pharma) common stock. 110,000,000 shares of common stock were issued equaling 80% of the 136,753,685 post-merger common shares outstanding.

(h)	K Telecom and Global Telecommunications Acquisitions

Concurrent with the merger with Ally Pharma, TPTG acquired the assets of KTel and GTel, from CJ Singh for 400,000 shares of Series B Preferred Stock of the Company. All shares issued are restrictive shares and are convertible into common shares according to the Certificate of Designation of the Series B Preferred Shares at $2.00 per share

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The transaction was accounted for in accordance with purchase accounting of a business. The consideration transferred, assets acquired and share consideration recognized is as follows:

Consideration Given:
Series B Preferred Share value	$259,200
Subscription payable	$259,200

Consideration received:
Intangibles-customer base	$259,200
Current assets	7,947
Total	267,147
Less gain on bargain purchase	(7,947)
Total consideration received	$259,200

NOTE 3 – GOING CONCERN

Cash flows generated from operating activities were not enough to support all working capital requirements for the nine months ended September 30, 2017 and 2016. Financing activities described below, have helped with working capital and other capital requirements. We incurred $2,130,562 and $1,562,710, respectively, in losses, and we used $538,187 and $244,159, respectively, in cash for operations for the nine months ended September 30, 2017 and 2016. Cash flows from financing activities were $460,478 and $244,835 for the same periods.

These factors raise substantial doubt regarding the Company’s ability to continue as a going concern for a period of one year from the date these financial statements were issued. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. In order for us to continue as a going concern, we will need to obtain additional debt or equity financing, and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

During 2017 and through the date of this report, existing shareholders extended loans to the Company in the amount of approximately $624,600, $435,500 of which was outstanding as of September 30, 2017. Of the $624,600, $400,600 is under similar terms and conditions of existing debt from shareholders which is secured by assets of the company. $157,000 was advanced from officers and related parties of officers of the Company and have no documented terms. $67,000 was funded under convertible debt instruments. In addition, the Company entered into a short-term cash arrangement for $70,500 of which $25,725 remained outstanding as of September 30, 2017. See Note 5.

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NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment and related accumulated depreciation as of September 30, 2017 and December 31, 2016 are as follows:

	2017	2016
Property and equipment	$3,297,943	3,297,943
Accumulated depreciation	(440,003)	(308,384)
Property and equipment, net	$2,857,940	2,989,559

Depreciation expense was $131,619 and $119,900 for the nine months ended September 30, 2017 and 2016, respectively.

NOTE 5 – FINANCING ARRANGEMENTS

Financing arrangements, excluding convertible promissory notes for which the conversion features have been classified as derivative instruments, as of September 30, 2017 and December 31, 2016 are as follows:

	2017	2016
Business loans and advances (1)	$82,670	$34,974
Factoring agreements (2)	136,584	152,810
Debt – third party	$219,254	$187,784

Line of credit, related party secured by assets (3)	$2,855,790	$2,597,790
Debt – other related party (4)	126,700	384,200
Debt – acquisition related party (5)	350,000
Convertible debt – related party, (6)	250,000	250,000
Debt – related party	$3,582,490	$3,231,990

Total financing arrangements	$3,801,744	$3,419,774

Less current portion:
Debt – third party	$(216,435)	$(184,965)
Debt – related party	(3,332,490)	(2,981,990)
	$(3,548,925)	$(3,166,955)
Total long-term debt, net of current portion	$252,819	$252,819

(3)	The Company entered into a short-term cash arrangement during 2017 for $70,500 for which the terms require a weekly payment of $3,682, equal to a 15% interest rate, until completely paid with interest. This balance as of September 30, 2017 for this is $25,725. $30,000 of this balance bears interest at adjustable rates, 2.75% as of September 30, 2017, and is under similar terms and conditions of existing debt from shareholders which is secured by assets of the Company. The remaining balances generally bear interest at approximately 10% and are unsecured.

(4)	The Factoring Agreement was established in June 2016 with a company that is controlled by a shareholder. The Factoring Agreement is such that the Company pays a discount of 2% per each 30-day period for each advance received against accounts receivable or future billings. The Company was advanced funds from the Factoring Agreement for which $136,584 remained unpaid as of September 30, 2017.

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(5)	The Line of Credit originated with a bank and was secured by the personal assets of certain shareholders of Copperhead Digital. During 2016, the Line of Credit was assigned to the Copperhead Digital shareholders, who subsequent to the Copperhead Digital acquisition by TPTG became shareholders of TPTG, and the secured personal assets were used to pay off the bank. See Note 2(f). The Line of Credit bears a variable interest rate based on the 1 Month LIBOR plus 2.0% for amounts up to and including $1,250,000 or plus 3.5% for amounts above $1,250,000, is payable monthly, and is secured by the assets of the Company. The Company has an agreement, entered into with the acquisition of Copperhead Digital, with the applicable shareholders whereby the Company will raise funds through debt or equity, and pay off the Line of Credit. 1,000,000 shares of Common Stock of the Company have been reserved to accomplish raising the funds. Prior to the Line of Credit being assigned to certain shareholders, it was increased by $100,000 and funded to the Company in 2016 to allow for additional operating funds. During the nine months ended September 30, 2017, shareholders extended approximately $258,000 of working capital at the same terms as the outstanding line of credit balance. In conjunction with this debt issuance, 53,600 options to acquire common shares of the Company’s stock were issued.

(6)	$126,700 represents funds given to TPTG or subsidiaries by officers and managers of the Company as working capital. There are no written terms of repayment or interest that is being accrued to these amounts and they will only be paid back, according to management, if cash flows support it. They are classified as current in the balance sheets.

(7)	$350,000 represents cash due to the prior owners of the technology acquired from the owner of the Lion Phone which is due to be paid as agreed by TPTG and the former owners of the Lion Phone technology and has not been determined.

(8)	Convertible Debt – related party represents a note payable to the former principals of SDM, now managers of SDM, which is in the form of a convertible promissory note, due September 30, 2018, unsecured with no stated interest rate and convertible at any time into restricted Common Shares at $1.00 per share.

Derivative Financial Instruments as of September 30, 2017 and 2016 are as follows:

	2017	2016
Convertible promissory notes (1)	$5,000	$—
Convertible promissory notes – related party (1)	50,000	—
Total convertible promissory notes	$55,000	$—
Discount	(45,947)	—
Convertible promissory notes, net	$9,053	$—

The Company recognized $45,947 in debt discounts in connection with the convertible promissory notes.

(1)	During September 2017, the Company issued convertible promissory notes in the amount of $55,000 (comprised of two $25,000 notes to two related parties and one $5,000 note to a former officer of CDH), all which are due May 1, 2020 and bear 6% annual interest and are convertible into common stock of the Company at 60% of the average closing market share price for the prior 10-trading days. Subsequent to September 30, 2017, the Company issued an additional $12,000 of the same convertible promissory notes with the same conversion features. In addition, in November 2017, all convertible promissory notes included as derivative financial instruments were amended such that the conversion price became fixed at $0.25 per share.

The Company values its derivative financial instruments upon initial recognition at fair value and revalues its derivative financial instruments at the end of each reporting period or in the case of any conversion or modification of terms, at the date of any such modification or conversion. Any change in fair value is charged to earnings of the period where the derivative financial instrument is modified or converted. During the

F-40

current fiscal year, with the issuance of convertible promissory notes, that have a conversion price 60% of the average closing market share price, these derivative financial instruments was determined using the Black Scholes method.

The ranges of inputs (or assumptions) the Company used to value the derivative liabilities at issuance, conversion dates, and as of September 30, 2017 were as follows:

(1)	Dividend yield of 0%

(2)	expected annual volatility of 353% - 357%

(3)	risk-free interest rate of 1.42% - 1.55%

(4)	expected life of 2.54 to 2.64 years, and

(5)	estimated fair value of the Company’s common $.10 to .14 per share.

NOTE 6 - STOCKHOLDERS' EQUITY

Preferred Stock

As of September 30, 2017, and December 31, 2016, we had authorized 100,000,000 shares of Preferred Stock, of which certain shares had been designated as Series A Preferred Stock and Series B Preferred Stock.

Series A Convertible Preferred Stock

In February 2015, the Company designated 1,000,000 shares of Preferred Stock as Series A Preferred Stock.

The Series A Preferred Stock was designated in February 2015, has a par value of $.001, is senior to any other class or series of outstanding Preferred Stock or Common Stock and does not bear dividends. The Series A Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined, and of an amount equal to $100 per share. Holders of the Series A Preferred Stock shall, collectively have the right to convert all of their Series A Preferred Stock when conversion is elected into that number of shares of Common Stock of the Company, determined by the following formula: 60% of the issued and outstanding Common Shares as computed immediately after the transaction for conversion. For further clarification, the 60% of the issued and outstanding common shares includes what the holders of the Series A Preferred Stock may already hold in common shares at the time of conversion. The Series A Preferred Stock, collectively, shall have the right to vote as if converted prior to the vote to a number of shares equal to 60% of the outstanding Common Stock of the Company.

There were no shares of Series A Convertible Preferred Stock issued during the nine months ended September 30, 2017.

Series B Convertible Preferred Stock

In February 2015, the Company designated 3,000,000 shares of Preferred Stock as Series B Preferred Stock.

The Series B Preferred Stock was designated in February 2015, has a par value of $.001, is senior to any other class or series of outstanding Preferred Stock, except the Series A Preferred Stock, or Common Stock and does not bear dividends. The Series B Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A Preferred Stock, and of an amount equal to $2.00 per share. Holders of the Series B Preferred Stock have a right to convert all or any part of the Series B Preferred Shares and will receive and equal number of common shares at the conversion price of $2.00 per share. The Series B

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Preferred Stock holders have a right to vote on any matter with holders of Common Stock and shall have a number of votes equal to that number of Common Shares on a one to one basis.

There were no shares of Series B Convertible Preferred Stock issued during the nine months ended September 30, 2017.

Common Stock and Capital Contributions

As of September 30, 2017, and December 31, 2016, we had authorized 1,000,000,000 shares of Common Stock with a par value of $.001.

Stock Issuances

During the nine months ended September 30, 2017, the Company received $35,000 in cash from a relative of an officer of the Company for 350,000 shares of restricted common stock. The shares were a capital contribution from an officer of the Company wherein 350,000 common shares were returned to the Company and issued to the relative.

Effective September 30, 2016, the Company acquired 100% of the outstanding stock of SDM for 750,000 shares of Common Stock as a capital contribution from an officer of the Company valued at $438,750.

During the nine months ended September 30, 2016, the Company issued 500,000 shares of restricted common stock for services valued at $385,000 related to marketing efforts.

In July 2016, the Company acquired the customer base of Goodwin Global for 50,000 shares of Common Stock from a capital contribution of an officer of the Company valued at $40,400.

Subscriptions Payable

In 2017, the Company committed to issue another 50,000 shares to a relative of an officer of the Company for which a subscription was received in 2014 for $7,500. This balance is recorded as a subscription payable as of December 31, 2016 and reclassified during 2017 as the shares were issued during November 2017.

Stock Options and Warrants

We do not have any warrants outstanding as of September 30, 2017 and December 31, 2016.

During the nine months ended September 30, 2017, shareholders extended short term nonconvertible loans to the Company in the amount of approximately $258,000 under similar terms and conditions of existing debt from shareholders which is secured by assets of the company, except that these loans included issuing unattached options to purchase approximately 53,600 shares of common stock of the Company at exercise prices ranging from $0.05 to $0.22 per share and expire December 31, 2019. We used the Black Scholes method to value the stock options and expensed them in the nine months ended September 30, 2017 in the amount of $3,764. Inputs for this calculation included dividend yield of 0%, expected annual volatility of 355% to 363%, risk-free interest rate of 1.5%, expected life of 2.3 to 2.7 years, and estimated fair value if the Company’s common stock of $0.06 to $0.22. See Note 5.

Common Stock Reservations

The Company has reserved 1,000,000 shares of Common Stock of the Company for the purpose of raising funds to be used to pay off debt described in Note 5.

We have reserved 20,000,000 shares of Common Stock of the Company to grant to certain employee and

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consultants under the 2017 TPT Global Tech, Inc. Stock Option And Award Incentive Plan, adopted by the Board of Directors and Shareholders in October 2017, as consideration for services rendered and that will be rendered to the Company. The Plan includes terms such as the life of stock options shall not be greater than 10 years, the exercise price of options granted shall be at 100% of Market Value in relation to Incentive Stock Options and any others will be at the discretion of the Administrator, vesting for non-officers or directors or consultants over three years, otherwise, the administrator sets the vesting period.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Lease Obligations

Future minimum lease payments as of September 30, 2017 are as follows:

Obligation	Delinquent (1)	2017	2018	2019	Total
Telecom Equipment Finance (2)	$—	—	449,103	—	$449,103
New Equipment Lease (3)	101,348	—	—	—	101,348
Vehicles Leases		2,598	4,446	—	7,044
Total	$101,348	2,598	553,549	—	$557,495

(1) In December 2016, a subsidiary’s landlord agreed to terminate a facility lease for 150,000 shares of Common Stock.

(2) The Telecom Equipment Lease is with an entity owned and controlled by shareholders of the Company and is due April 30, 2018, as amended in October 2017.

(3) The New Equipment Lease requires payments of $3,702 per month for 36 months beginning in November 2016. The lease is currently in default for nonpayment and classified as delinquent.

Other Commitments and Contingencies

The Company has employment agreements with certain employees of SDM and K Telecom. The agreements are such that SDM and K Telecom, on a standalone basis in each case, must provide sufficient cash flow to financially support the financial obligations within the employment agreements.

The company has been named in a lawsuit by a former employee who was terminated by management in 2016. The employee was working under an employment agreement but was terminated for breach of the agreement. The former employee is suing for breach of contract and is seeking around $75,000 in back pay and benefits. Management believes it has good and meritorious defenses and does not believe the outcome of the lawsuit will have any material effect on the financial position of the Company.

As of September 30, 2017, the company has collected $338,725 from one customer in excess of amounts due from that customer in accordance with the customer’s understanding of the appropriate billings activity. The customer has filed a written demand for repayment by the Company of these amounts. Management believes that the customer agreement allows them to keep the amounts under dispute. Given the dispute, the Company has reflected the amounts in dispute as a customer liability on the consolidated balance sheet as of September 30, 2017 and December 31, 2016 and does not believe the outcome of the dispute will have a material effect on the financial position of the Company.

NOTE 8 – RELATED PARTY ACTIVITY

During the nine months ended September 30, 2017 and 2016, the Company paid Stephen Thomas, Chairman, CEO and President of the Company, approximately $30,000 for each period in rent and utility payments related to corporate office space. See note 5 for additional related party debt activity and Note 6 for shares issued to related party.

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NOTE 9 – GOODWILL AND INTANGIBLE ASSETS

Goodwill and intangible assets are comprised of the following:

September 30, 2017

	Gross carrying amount	Accumulated Amortization	Net Book Value	Useful Life
Customer Base	$2,303,771	$(1,651,950)	$651,821	3
Developed Technology	$1,510,000	$(253,618)	$1,256,382	9
Goodwill	$70,995	$—	$70,995	—

December 31, 2016

	Gross carrying amount	Accumulated Amortization	Net Book Value	Useful Life
Customer Base	$2,303,771	$(1,091,730)	$1,212,041	3
Developed Technology	$1,510,000	$(127,783)	$1,382,217	9
Goodwill	$70,995	$—	$70,995	—

Amortization expense for the nine months ended September 30, 2017 and 2016 was $686,055 and $422,219, respectively.

NOTE 10 – SUBSEQUENT EVENTS

Subsequent to September 30, 2017, shareholders extended loans to the Company in the amount of approximately $112,600, most of which is under the same or similar terms and conditions of existing debt from shareholders which is secured by assets of the company, and included 22,520 options to purchase common stock at share prices of $0.12 to $0.22 per share. In addition, Officers and related parties to officers of the Company advanced $64,500 due on demand and non-interest bearing. Also an affiliate of the Company loaned $12,000 to the Company under terms of a convertible promissory note with an interest rate of 6%, a maturity date of May 1, 2020, and a strike price of 60% of the stock price which causes it to be included as derivative financial instruments. See Note 5.

The Company entered into an Acquisition and Purchase Agreement dated November 3, 2017 with Blue Collar Inc. (“Blue Collar”), a Media Production and California Corporation and its shareholders to acquire 100% of the outstanding ownership of Blue Collar, including equipment, furniture and other assets, for 6,500,000 shares of restricted Common Stock and $1,600,000 in a Seller loan that is to be paid within eighteen months. The previous owners retain a right to 100% ownership reversal if TPT declares bankruptcy or has not become fully eligible to be traded on a listed US stock market within twelve months. For nine months ended September 30, 2017, Blue Collar generated $1.9 million in revenue and approximately $450,000 in pretax income.

The Company has also entered into an Acquisition and Purchase Agreement dated November 1, 2017 with Hollywood Riviera LLC and HRS Mobile LLC (“HRS”) and their members who share common ownership to acquire 100% ownership interest in both of these companies for 3,265,000 restricted shares of Common Stock and $3,250,000, paid by way of assumed liabilities primarily. Any amounts not paid by assumed liabilities will be distributed to their members after the assumed liabilities have been paid off. HRS generated $3.2 million in revenue and approximately $164,000 in pretax income for the nine months ended September 30, 2017.

The Company has also entered into an Acquisition and Purchase Agreement dated October 31, 2017 between the Company and Matrixsites Inc. (“Matrix”) and its owners for the acquisition of the assets of Matrix related to Viewme Live, including all intellectual property and backend code and technology for Mobile TV Broadcast Network and Social Media Platform for 4,000,000 restricted shares of the Company and a promissory note for $4,000,000, terms of which will be agreed to by the Company and Matrix. The Company also entered into

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an employment agreement with the principal owner for $10,000 per month for five years. There were no revenues being generated from these assets prior to the acquisition.

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f. SELECTED FINANCIAL INFORMATION

Not applicable.

g. SUPPLEMENTARY FINANCIAL INFORMATION

Not applicable.

h. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements and notes thereto included herein. In connection with, and because we desire to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward-looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on our behalf. We disclaim any obligation to update forward-looking statements.

We generate revenues primarily through operating as a Competitive Local Exchange Carrier (“CLEC”) in Arizona as a distributor of cell phones and telecommunications equipment and as a provider of ecommerce and cloud solutions in the western United States.

Our operating divisions historically have been those that sale telecommunications services and those that sale telecommunications products. Cloud based services were acquired in 2016 and will be more of a contributing factor to revenues in 2017 and forward.

Our primary revenues in 2016 and 2017 are primarily from telecommunications services and products.

Our plan of operations for the next 12 months is as follows:

MILESTONES

4th Quarter 2017	Expand Sales of products and services organically and through acquisitions.
Raise additional capital through offering of common stock or loans to support sales growth strategy

1st Quarter 2018	Sales expansion through Media, Telecom, SaaS, and Content Product Releases

2nd Quarter 2018	Expansion of national and international sales

3rd Quarter 2018	Additional acquisitions and development costs marketing capital to launch our mobile banking division

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Results of Operations

For the Three Months Ended September 30, 2017 Compared to the Three Months Ended September 30, 2016

During the three months ended September 30, 2017, we recognized total revenues of $477,184 compared to the prior period of $821,986. We incurred a decrease in revenues for Copperhead Digital during 2017 from a decrease in customers compared to the prior period offset by an increase in revenues from the acquisition of SDM during the fourth quarter of 2016.

Gross profit for the three months ended September 30, 2017 was $124,199 compared to $322,885 for the prior period. The decrease of $198,686 pertained primarily to decrease in Copperhead Digital revenue.

During the three months ended September 30, 2017, we recognized $725,319 in expenses compared to $822,954 for the prior period. The change results from an increase in amortization of intangibles related to customer bases acquired in 2016 offset by decreases in various general expenses for 2017.

During the three months ended September 30, 2017, we recognized a net loss of $653,497 compared to $538,563 for the prior period. The increase in the net loss of $114,934 was a result of the decrease in gross profits from a decrease in revenues from Copperhead Digital.

For the Nine Months Ended September 30, 2017 Compared to the Nine Months Ended September 30, 2016

During the nine months ended September 30, 2017, we recognized total revenues of $1,782,722 compared to the prior period of $2,152,844. We incurred a decrease in revenues for Copperhead Digital during 2017 compared to the prior period offset by an increase in revenues from the acquisition of SDM during the fourth quarter of 2016.

Gross profit for the nine months ended September 30, 2017 was $451,000 compared to $682,298 for the prior period. The decrease of $231,298 pertained primarily to decreases in Copperhead Digital revenue.

During the nine months ended September 30, 2017, we recognized $2,451,535 in expenses compared to $2,153,866 for the prior period. The increase of $297,669 was primarily a result of an increase in professional fees of $264,764 from increased expenses for outside contractors including accounting, legal and auditing fees and an increase in amortization of intangibles related to customer bases acquired in second half of 2016.

During the nine months ended September 30, 2017, we recognized a net loss of $2,130,562 compared to $1,562,710 for the prior period. The increase in net loss of $567,852 was a result of the decrease in gross profits in addition to the increases in expenses discussed in the preceding paragraphs.

Cash flows generated from operating activities were not enough to support all working capital requirements for the nine months ended September 30, 2017 and 2016. Financing activities described below, have helped with working capital and other capital requirements. We incurred $2,130,562 and $1,562,710, respectively, in losses, and we used $538,187 and $244,159, respectively, in cash for operations for the nine months ended September 30, 2017 and 2016. Cash flows from financing activities were $460,478 and $244,835 for the same periods.

For the Years Ended December 31, 2016 Compared to the Year Ended December 31, 2015

During the year ended December 31, 2016, we recognized total revenues of $2,766,730 compared to the prior period of $3,204,423. Acquisition activity added to revenues 2016 compared to the prior period. 2016 included a full year of revenues from the Port2Port customer base acquired during 2015 and revenues from SDM from the 3rd quarter 2016 acquisition. These acquisitions added approximately $716,000 in revenues in 2016 compared to 2015. These increases in revenues were more than offset by decreases in revenues from K Telecom of $384,431 and from Copperhead Digital of $849,745.

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Gross profit for the year ended December 31, 2016 was $939,955 compared to $1,422,340 for the prior period. The decrease of $482,385 pertained primarily to net decreases in revenue discussed in the preceding paragraph.

During the year ended December 31, 2016, we recognized $5,296,995 in expenses compared to $6,279,081 for the prior period. The decrease of $982,086 was primarily a result of a difference in professional fees of $944,341 primarily from $2,541,881 in share based compensation in 2016 versus $3,466,000 in 2015, offset by an increase of $193,523 in amortization of intangibles related to customer bases and developed technology acquired in acquisitions.

During the year ended December 31, 2016, we recognized a net loss of $4,463,199 compared to $4,963,858 for the prior period. The decrease in the loss of $500,659 was a result of the decrease in gross profits in addition to the increases in expenses discussed in the preceding paragraphs.

Cash flows generated from operating activities were not enough to support all working capital requirements for the years ended December 31, 2016 and 2015. Financing activities described below, have helped with working capital and other capital requirements. We incurred $4,463,199 and $4,963,858, respectively, in losses, and we used $352,792 and $523,729, respectively, in cash for operations for the years ended December 31, 2016 and 2015. Cash flows from financing activities were $269,880 and $651,399 for the same periods.

LIQUIDITY AND CAPITAL RESOURCES

During 2017 and through the date of this report, existing shareholders extended loans to the Company in the amount of approximately $624,000, $435,500 of which was outstanding as of September 30, 2017. Of the $624,000, $400,600 is under similar terms and conditions of existing debt from shareholders which is secured by assets of the company. $157,000 was advanced from officers and related parties of officers of the Company and have no documented terms. $67,000 was funded under convertible debt instruments. In addition, the Company entered into a short-term cash arrangement for $70,500 of which $25,725 remained outstanding as of September 30, 2017.

In order for us to continue as a going concern, we will need to obtain additional debt or equity financing, and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

Our sources of capital are loans and sales of equity from common or preferred stock. We have no commitments for loans or equity sales at this date.

CRITICAL ACCOUNTING POLICIES

Revenue Recognition

We primarily recognize revenue when the following four basic criteria have been met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) the fee is fixed or determinable and (4) collection is reasonably assured.

Revenue generated from product sales, cell phones and telecommunications equipment, is recognized as revenue upon transfer of the title and risk of loss of the products to third-party customers, less a reserve for estimated product returns and other incentive arrangements including rebates.

Revenue generated from sales of telecommunications services are recognized as the transaction with the customer is considered closed and begins receiving and accepts the services that were the result of the transaction.

For products that include installation, if the installation meets the criteria to be considered a separate element, product revenue is recognized upon delivery, and installation revenue is recognized when the installation is

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complete. For sales that include customer-specified acceptance criteria, revenue is recognized after the acceptance criteria have been met. Certain of our products require specialized installation. Revenue for these products is deferred until installation is completed. Revenue from services is deferred and recognized over the contractual period, or as services are rendered and accepted by the customer. Some of our sales transactions qualify as multiple-element arrangements which require us to identify separate units of accounting within the arrangement and allocate the transaction consideration across these separate accounting units. For arrangements that include non-software elements, the transaction’s consideration is allocated to each unit of accounting based on its relative selling price. When applying the relative selling price method, the selling price of each deliverable is determined based upon the following hierarchy of evidence: vendor-specific objective evidence, which is generally based upon historical prices in stand-alone transactions; third-party evidence, which is generally based on market data on sales of similar products and services, if available; and management’s best estimate of selling price. Management’s best estimate of selling price is generally based upon the following considerations: stand-alone sales prices, established price lists, costs to produce and profit margins for similar products.

For cloud based solutions, we use the relative fair value method to allocate transaction consideration to each unit of accounting, whereby the evidence used in the determination of fair value estimates are based solely on vendor specific objective evidence. To the extent that vendor specific objective evidence does not exist for delivered elements of the transaction, we apply the residual method.

Share-based Compensation

We are required to measure and recognize compensation expense for all share-based payment awards (including stock options) made to employees and directors based on estimated fair value. Compensation expense for equity-classified awards is measured at the grant date based on the fair value of the award and is recognized as an expense in earnings over the requisite service period.

We record compensation expense related to non-employees that are awarded stock in conjunction with selling goods or services, and recognizes compensation expenses over the vesting period of such awards.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in our income tax provision in the period of enactment.

We recognize deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversal of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations, including taxable income in carryback periods. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce our income tax provision.

We account for uncertain tax positions using a “more-likely-than-not” recognition threshold. We evaluate uncertain tax positions on a quarterly basis and consider various factors, including, but not limited to, changes in tax law, the measurement of tax positions taken or expected to be taken in tax returns, the effective settlement of matters subject to audit, new audit activity and changes in facts or circumstances related to a tax position.

During November 2015, the FASB issued Accounting Standards Update No. 2015-17, ASU 2015-17, Balance Sheet Classification of Deferred Taxes, which simplifies the presentation of deferred income taxes. ASU 2015-17 requires that deferred tax assets and liabilities be classified as non-current in a statement of financial position. We adopted ASU 2015-17 effective December 31, 2015.

It is our policy to record costs associated with interest and penalties related to tax in the selling, general and administrative line of the consolidated statements of operations.

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Goodwill and Intangible Assets

Goodwill relates to amounts that arose in connection with our various business combinations and represents the difference between the purchase price and the fair value of the identifiable tangible and intangible net assets when accounted for using the acquisition method of accounting. Goodwill is not amortized, but is subject to periodic review for impairment.

We test goodwill and other intangible assets with indefinite lives at the reporting unit level for impairment on an annual basis and between annual tests, if events and circumstances indicate it is more likely than not that the fair value of a reporting unit is less than its carrying value. Events that would indicate potential impairment and trigger an interim impairment assessment include, but are not limited to, current economic and market conditions, including a decline in market capitalization, a significant adverse change in legal factors, business climate or operational performance of the business and an adverse action or assessment by a regulator.

In performing the annual goodwill impairment test, we utilize the two-step approach. The first step, or Step 1, requires a comparison of the carrying value of each reporting unit to its estimated fair value. To estimate the fair value of our reporting units for Step 1, we use a combination of the income approach, the market comparable approach and the market transaction approach. The income approach is based on a discounted cash flow analysis, or DCF approach, and calculates the fair value by estimating the after-tax cash flows attributable to a reporting unit and then discounting the after-tax cash flows to a present value, using a risk-adjusted discount rate. Assumptions used in the DCF approach require the exercise of significant judgment, including judgment about appropriate discount rates and terminal values, growth rates and the amount and timing of expected future cash flows. The forecasted cash flows are based on our most recent operating activities and assumed growth rates. We believe our assumptions are consistent with the plans and estimates used to manage the underlying businesses. The discount rates, which are intended to reflect the risks inherent in future cash flow projections, used in the DCF approach are based on estimates of the weighted-average cost of capital, or WACC, of market participants relative to each respective reporting unit. The market approaches consider comparable and transactional market data based on multiples of revenue or earnings before interest, taxes, depreciation and amortization, or EBITDA, based on trading multiples of selected guidelines companies and deal multiples of selected target companies.

If the carrying value of a reporting unit exceeds its estimated fair value, we are required to perform the second step, or Step 2, of the annual goodwill impairment test to measure the amount of impairment loss, if any. Step 2 of the goodwill impairment test compares the implied fair value of a reporting unit’s goodwill to its carrying value. The implied fair value of goodwill is calculated as the difference between the fair value of the reporting unit and the estimated fair value of its assets and liabilities. To the extent this amount is below the carrying value of goodwill, an impairment charge is recorded to write down the carrying value to its implied value. Based on our impairment testing, we do not consider an impairment charge to goodwill necessary as of December 31, 2016.

Impairment charges related to goodwill, if any, have no impact on our cash balances.

Impairment of Other Long-lived Tangible and Intangible Assets

Our intangible assets consist primarily of customer relationships and developed technology. The majority of our intangible assets were recorded in connection with our various business combinations. Our intangible assets are recorded at fair value at the time of their acquisition. We amortize intangible assets over their estimated useful lives.

The estimated useful lives of the individual categories of intangible assets were based on the nature of the applicable intangible asset and the expected future cash flows to be derived from the intangible asset. Amortization of intangible assets with finite lives is recognized over the shorter of the respective lives of the agreement or the period of time the intangible assets are expected to contribute to future cash flows. We amortize our finite-lived intangible assets based on patterns on which the respective economic benefits are expected to be realized. We amortize the majority of our intangible assets on a straight-line basis from three to nine years, as this methodology most closely approximates the pattern of economic benefits for these assets.

We evaluate long-lived tangible and intangible assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If indicators of impairment are present with respect to long-lived tangible and intangible assets used in operations and undiscounted future cash flows are not expected to be

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sufficient to recover the assets’ carrying amount, additional analysis is performed as appropriate and the carrying value of the long-lived assets is reduced to the estimated fair value, if this is lower, and an impairment loss is charged to expense in the period the impairment is identified. Factors we generally consider important which could trigger an impairment review on the carrying value of other long-lived tangible and intangible assets include the following: (1) significant underperformance relative to expected historical or projected future operating results, (2) significant changes in the manner of our use of acquired assets or the strategy for our overall business, (3) underutilization of our tangible assets, (4) discontinuance of product lines by ourselves or our customers, (5) significant negative industry or economic trends, (6) significant decline in our stock price for a sustained period, (7) significant decline in our market capitalization relative to net book value and (8) goodwill impairment identified during an impairment review.

Business Acquisitions

Our business acquisitions have historically been made at prices above the fair value of the assets acquired and liabilities assumed, resulting in goodwill or some identifiable intangible. Significant judgment is required in estimating the fair value of intangible assets and in assigning their respective useful lives. The fair value estimates are based on available historical information and on future expectations and assumptions deemed reasonable by management, but are inherently uncertain.

We generally employ the income method to estimate the fair value of intangible assets, which is based on forecasts of the expected future cash flows attributable to the respective assets. Significant estimates and assumptions inherent in the valuations reflect a consideration of other marketplace participants, and include the amount and timing of future cash flows (including expected growth rates and profitability), the underlying product life cycles, economic barriers to entry, a brand’s relative market position and the discount rate applied to the cash flows. Unanticipated market or macroeconomic events and circumstances may occur, which could affect the accuracy or validity of the estimates and assumptions.

Net assets acquired are recorded at their fair value and are subject to adjustment upon finalization of the fair value analysis.

Research and Development

Our research and development programs focus on telecommunications products and services. Research and development costs are expensed as incurred. Any payments received from external parties to fund our research and development activities reduce the recorded research and development expenses.

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i. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

Not applicable.

j. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

k. DIRECTORS and EXECUTIVE OFFICERS

Name	Age	Position	Term
Stephen J. Thomas, III	53	President, Chief Executive Officer and Chairman of the Board	Annual
Richard Eberhardt	60	Executive Vice-President and Director	Annual
Gary Cook	59	Chief Financial Officer	Annual
Stacie Stricker	45	Corporate Secretary and Controller	Annual

Stephen J. Thomas, III – President, Chief Executive Officer and Chairman of the Board

Mr. Thomas was appointed President, CEO and Chairman of the Board of TPT Global Tech, Inc. on August 11, 2014. Previously, Mr. Thomas was founder and CEO of Trans Pacific Telecom Group, Inc. and prior to that was president and CEO of New Orbit Communications (1999-2001). In 2002, as CEO of Trans Pacific Telecom Group, Mr. Thomas was featured on CBS MarketWatch for winning “Product of the Year Award for 2002” VIVOware at the Internet Telephony Conference and Expo an event focused on voice, video, fax and data convergence. During his employment with New Orbit, Mr. Thomas worked extensively throughout Latin America, gaining extensive expertise and resources in the international telecom marketplace. Mr. Thomas has also served as Director of Network Optimization/Validation for WorldxChange Communications, one of the largest privately held facilities-based telecommunications company with headquarters in San Diego, California and international operations all over the globe. His responsibilities included Cost Assurance for expenses. As a matter of disclosure, in 2005 Mr. Thomas was an ISP equipment provider to Access Point Africa (“APA”). APA allowed its license to expire in Sierra Leone, and as a result APA and several individuals were alleged to have violated the Sierra Leone Telecommunications Act by operating an unlicensed internet access point. Mr. Thomas was charged as well as for the offense which bears a fine of up to $3,000 but the charge is unresolved at this time, but he intends to resolve it in the next several months.

Mr. Thomas attended Northeastern University majoring in Finance and Management (1984 to 1987).

Richard Eberhardt- Executive Vice- President and Director

Mr. Eberhardt was appointed Executive Vice-President and Director of TPT Global Tech, Inc. on October 10, 2014. Mr. Eberhardt also serves as Chief Operating Officer of Copperhead Digital Holdings, LLC, a wholly-owned subsidiary of TPT Global, Inc. Founding member of a telecommunications firm, WorldxChange, located in San Diego, CA. (1989-2001) With WorldxChange, he researched, designed, and implemented start-up business sales and marketing models resulting in wholesale, commercial, and consumer revenue channels. He opened and operated offices in approximately 23 countries. He created and managed channels with 25K+ agents and $15M in monthly revenue.

We believe his management experience is valuable to our company because he is an experienced sales and business development executive with strong business acumen and more than thirty years of experience leading sales and marketing operations. He has managed growth and revenue expansion through effective management of accounts and consultative sales approach that aligns the interests of all parties.

He has sought, and negotiated, partnerships and asset management agreements across multiple channels, including wholesale telecom providers (AT&T, Verizon, Global Crossing, and Worldcom). He has managed structured methodologies that combined strengths of marketing, sales, and operations to reduce redundancies, improve order-processing times, and streamline business flow. He has experience in reviving product lines with rebranding and repackaging, as well as created communications bundles, and incentive programs to maximize existing client penetration and drive vertical growth.

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Gary Cook – Chief Financial Officer (Contract Services)

Mr. Cook was appointed Chief Financial Officer of TPT Global Tech, Inc. on November 1, 2017. Mr. Cook has served as chief financial officer, secretary or treasurer for several small to medium size public and private companies in various industries for over 25 years including Cognigen Networks, Inc. (2003-2008), eVision USA.com, Inc. (1996-2002) and SolaRover, Inc. (2009-2015). He has assisted with contract CFO services prior to this. Prior to this, Mr. Cook worked in the auditing department for KPMG in both the New Orleans, LA and Denver, CO offices for 12 years.

His experience includes companies from start-ups to multimillion dollar international operating companies in the internet marketing, software development, medical device, alternative energy, telecommunications, securities broker/dealer, private equity and manufacturing industries. While working with KPMG, Mr. Cook worked in other industries such as oil & gas, oil & gas services, cable, theatre exhibition, mining, banking, construction and not-for-profit.

Mr. Cook has a broad experience in accounting, finance, human resources, legal, insurance, contracts, banking relations, shareholder relations, internal controls, SEC matters, financial reporting and other corporate administrative and governance matters for both private and public companies. Mr. Cook has held Series 7, 24, 27 and 63 licenses from FINRA successor to the NASD.

Mr. Cook attended and graduated from Brigham Young University between 1979 and 1982. He is a certified public accountant and licensed with the State of Colorado.

Stacie Stricker – Corporate Secretary and Controller

Ms. Stricker was appointed Corporate Secretary and Controller of TPT Global Tech, Inc. on October 10, 2014.

For nearly twenty years, Ms. Stricker has served as a senior-level financial operations leader and business partner in the telecommunications industry with companies such as Star Telecommunications, Telstra USA, and Acceris Communications. To make the best use of her significant experience in internal Corporate Controller roles, Ms. Stricker launched 2S Accounting Services in 2012. At 2S, Ms. Stricker and her team built strong relationships with specially selected clients, and develop adaptable and efficient solutions to their business and accounting challenges.

In addition to being a passionate and decisive organizational leader with experience transforming business units to deliver profitability and value, Ms. Stricker is experienced in accounting and all facets of financial operations, system and staff development, process development and internal control maintenance, strategy development and high performance team management. She is also a long-standing member of the National Association of Credit Manager’s Telecom Industry Group.

Ms. Stricker completed her undergraduate work at the University of California, Santa Barbara in 1994 and received her MBA from Pepperdine University in 2008. Additionally, in 2010, Ms. Stricker completed the Certificate of Public Accounting program at the University of California, Santa Barbara.

KEY EMPLOYEES OF SUBSIDIARIES

Steve Caudle - CEO Cloud Services

Steve Caudle has been in the technology field for 31 years and brings significant operations and technology development experiences to TPT Global Tech, Inc. Mr. Caudle began his career at the IBM “Think Tank” and Fairchild/National Semiconductor located in Silicon Valley California. Steve then moved on to work for the Department of Defense for eighteen years and specialized in code writing and software applications. Steve moved to the private sector and was the Chief Information Officer (CIO) at North Face Corporation and then moved to become the Executive VP of ZDTV (renamed TechTV) and then became C-NET now owned by CBS.

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Robert Haas, CEO of Levi Strauss, contracted Mr. Caudle as an executive consultant where he was placed in charge of relocating their data center from San Francisco, California to Dallas, Texas (1988).

Subsequently, Mr. Caudle joined ESST, where he was the CIO. ESST was a public company. Steve Caudle then joined Mr. Fred Chan, CEO of ESST in starting a new company called Vialta, Inc. Mr. Caudle was again the CIO and the number two person in charge of Vialta. Vialta designed DVD laser decoder chips that were used in many DVD players in the world. Vialta grew the company from 3 employees to over 4,000 in just five months and over $1.2 billion in revenue while he was there.

Upon leaving Vialta, Mr. Caudle started his own software development company called Matrixsites. Matrixsites has developed software and applications for a variety of companies such as Federal Express, Wells Fargo Bank, Bank of America, Apple, Pixar, ITV Guide and China Mobile.

Mr. Caudle received his Bachelors of Science Degree in Electrical Engineering from San Jose State University in 1977 and holds one U.S. Patent.

Mark Rowen- CEO Media Division

Mark Rowen is a seasoned executive with over 25 years in the film and television business. In 2000, Mr. Rowen founded Blue Collar Productions, Inc., our subsidiary, where he remains President today. Blue Collar is a leader in the creation of original live action and animated content and has produced hundreds of hours of material for the television, theatrical, home entertainment and new media markets. Mr. Rowen works closely with all of the major television networks, cable channels and film studios to produce home entertainment products.

Mr. Rowen also works with a wide array of notable filmmakers including Steven Spielberg, Ron Howard, Brett Ratner and James Cameron to name a few. Mr. Rowen also has very close working relationships with actors including Tom Hanks, Brad Pitt, Julia Roberts, Robert Downey, Jr., Denzel Washington, Ryan Gosling, Sofia Vergara, Mariska Hargitay and many others.

Prior to starting Blue Collar Productions, Mr. Rowen functioned as the head of home entertainment production for DreamWorks SKG from 1997 to 2000. He also serves as the President of Long Leash Entertainment, an aggregator of entertainment based intellectual property and creator of high end entertainment content.

Mr. Rowen is a graduate of the University of California, Los Angeles. He is also actively involved in charitable organizations including Stand Up 2 Cancer, The Joyful Heart Foundation, Save The Children, and other philanthropic endeavors in the arts.

Rolando Nichols- CEO Studio Services

Rolando Nichols has 20 years of experience in Broadcast Media as executive, producer, and on-air talent. Rolando is currently the CEO and Manager of Hollywood Riviera Studios (“HRS”). Under his vision and direction HRS has grown into a full blown media production company serving the major networks in the US and Latin America. Mr. Nichols expanded the company into eSports productions in 2015 and has become a producer in the video game industry. Through his relationships HRS has also expanded into the mobile production arena and HRS owns a 40ft. HD expando mobile production truck.

From 2009 through 2011 he was the voice in Spanish for the Los Angeles Angels of Anaheim on ESPN Deportes Radio and has also worked for Fox Deportes as their play-by-play announcer for Major League Baseball Games during the regular and post-season. Before becoming a Major League Broadcaster he spent 12 years working for Univision as a newscaster.

As a journalist, in 2005 Rolando received the highest recognition in broadcast media, the prestigious Peabody

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Award for a special series titled “15% of the population in the United States” an in-depth look at the past, present and future of the Hispanic community in the U.S.

Mr. Nichols has won the Edward R. Murrow Award for excellence in media, an Emmy, a Gabriel Award among others for his journalistic work.

Mr. Nichols holds a Bachelor of Arts in Broadcast Journalism from The Walter Cronkite School of Journalism at Arizona State University in 1999.

Conflicts of Interest – General.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of non-profit and for-profit organizations. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities.

Conflicts of Interest – Corporate Opportunities

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires our officers and directors to disclose business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

l. EXECUTIVE AND DIRECTORS COMPENSATION

COMPENSATION

The following table sets forth the compensation paid to officers and board members during the fiscal years ended December 31, 2016 and 2015. The table sets forth this information for TPT Global Tech, Inc. including salary, bonus, and certain other compensation to the Board members and named executive officers for the fiscal years ended December 31, 2016 and 2015.

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SUMMARY EXECUTIVE COMPENSATION TABLE

Name & Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compen-sation earnings ($)	All other compen-sation ($)	Total ($)

Stephen J. Thomas, III CEO and President	2016	79,571	—	—	—	—	—	50,000	129,571
	2015	81,028	—	3,117,000	—	—	—	50,000	3,248,028

Richard Eberhardt, Executive Vice-President	2016	77,722	—	220,000	—	—	—	16,000	313,722
	2015	48,900	—	—	—	—	—	16,000	64,900

Gary Cook, CFO	2016	35,500	—	1,650,000	—	—	—	—	1,685,500
	2015	17,322	—	—	—	—	—	—	17,322

Stacie Stricker, Secretary and Controller	2016	30,500	—	145,000	—	—	—	—	175,500
	2015	28,000	—	—	—	—	—	—	28,000

OPTION/WARRANT GRANTS IN THE LAST FISCAL YEAR

On October 14, 2017, the Board of Directors and majority stockholders of TPT approved the 2017 TPT Global Tech, Inc. Stock Option and Award Incentive Plan (“the 2017 Plan.”) There are 20,000,000 shares of our common stock reserved under the 2017 Plan.

During 2017, in conjunction with the issuance of certain debt, options exercisable for 76,120 shares were issued outside of the 2017 Plan 53,600 of which we issued as of September 30, 2017. The number of options, exercise price and expiration date of these options are as follows:

Stock Option	Share	Expire
Granted	Price	Date

6,000	$0.063	12/31/2019
2,000	$0.046	12/31/2019
21,200	$0.22	12/31/2019
6,400	$0.135	12/31/2019
5,500	$0.12	12/31/2019
8,300	$0.22	12/31/2019
8,720	$0.72	12/31/2019
4,000	$0.066	12/31/2019
2,000	$0.063	12/31/2019
4,000	$0.052	12/31/2019
2,000	$0.22	12/31/2019
4,000	$0.062	12/31/2019
2,000	$0.064	12/31/2019
76,120
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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information concerning outstanding equity awards held by our appointed executive officers for the fiscal year ended December 31, 2016 (the "Named Executive Officers"):

	Option Awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expira-tion date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or others rights that have not vested ($)

Stephen J. Thomas, III, CEO and Chairman	—	—	—	—	—	—	—	—	—

Richard Eberhardt, Executive VP	—	—	—	—	—	—	—	—	—

Gary Cook, CFO	—	—	—	—	—	—	—	—	—

Stacie Stricker, Secretary and Controller	—	—	—	—	—	—	—	—	—

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DIRECTOR COMPENSATION

All of our officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

We do not pay any Directors fees for meeting attendance.

The following table sets forth certain information concerning compensation paid to our directors during the year ended December 31, 2016:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Stephen J. Thomas, III (1)	—	—	—	—	—	—	—

Richard Eberhardt (2)	—	—	—	—	—	—	—

(1)	Mr. Thomas is also an officer and as such he receives the compensation as disclosed in the Executive Compensation Table.
(2)	Mr. Eberhardt is also an officer and as such he receives the compensation as disclosed in the Executive Compensation Table

Employment Agreements with Officers and Directors of TPT Global Tech, Inc.

We have employment/consultant agreements with our key officers, as listed below. Described below are the compensation packages our Board approved for our executive officers. The compensation agreements were approved by our board based upon recommendations conducted by the board.

Name	Position	Annual Compensation
Stephen J. Thomas, III (1)	Chief Executive Officer	$150,000

Richard Eberhardt (2)	Executive Vice President	$150,000

Gary Cook (3)	Chief Financial Officer	$150,000

(1) Pursuant to an employment agreement dated November 1, 2017, Mr. Thomas receives a base salary of $150,000 per year. In addition to the base salary, Mr. Thomas is eligible to receive performance bonuses as to be determined by our Board of Directors. The agreement has a three-year term and expires on October 31, 2020.

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Upon an affirmative vote of not less than two-thirds of the Board of Directors, the employment may be terminated without further liability on the part of our Company. Cause is considered to be an act or acts of serious dishonesty fraud, or material and deliberate injury related to our business, including personal enrichment at the expense of our Company. If there is a termination for cause the benefits of any bonus for the period preceding termination would be forfeit.

In addition, the agreement provides for Mr. Thomas to be able to terminate the agreement for Good Reason. Good Reason is considered to be (1) an adverse change in his status or position as CEO, (2) a reduction in base salary, or (3) action by us that adversely affected his participation in the benefits.

(2) Pursuant to an employment agreement dated November 1, 2017, Mr. Eberhardt receives a base salary of $150,000 per year. In addition to the base salary, Mr. Eberhardt is eligible to receive performance bonuses as to be determined by our Board of Directors. The agreement has a three-year term and expires on October 31, 2020.

Upon an affirmative vote of not less than two-thirds of the Board of Directors, the employment may be terminated without further liability on the part of our Company. Cause is considered to be an act or acts of serious dishonesty fraud, or material and deliberate injury related to our business, including personal enrichment at the expense of our Company. If there is a termination for cause the benefits of any bonus for the period preceding termination would be forfeit.

In addition, the agreement provides for Mr. Eberhardt to be able to terminate the agreement for Good Reason. Good Reason is considered to be (1) an adverse change in his status or position as CEO, (2) a reduction in base salary, or (3) action by us that adversely affected his participation in the benefits.

(3) Pursuant to an employment agreement dated November 1, 2017, Mr. Cook receives a base salary of $150,000 per year for which currently he devotes no less than 60% of his full-time. In addition to the base salary, Mr. Cook is eligible to receive performance bonuses as to be determined by our Board of Directors. The agreement has a three-year term and expires on October 31, 2020.

Upon an affirmative vote of not less than two-thirds of the Board of Directors, the employment may be terminated without further liability on the part of our Company. Cause is considered to be an act or acts of serious dishonesty fraud, or material and deliberate injury related to our business, including personal enrichment at the expense of our Company. If there is a termination for cause the benefits of any bonus for the period preceding termination would be forfeit.

In addition, the agreement provides for Mr. Cook to be able to terminate the agreement for Good Reason. Good Reason is considered to be (1) an adverse change in his status or position as CEO, (2) a reduction in base salary, or (3) action by us that adversely affected his participation in the benefits.

m. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF DECEMBER 1, 2017

The following table sets forth information with respect to the beneficial ownership of our outstanding common stock by:

•	each person who is known by TPT to be the beneficial owner of five percent (5%) or more of TPT common stock;
•	Our Chief Executive Officer, our other executive officers, and each director as identified in the “Management — Executive Compensation” section; and
•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of the date of this document into shares of our common stock are deemed to be outstanding and to be beneficially owned by the person

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holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information below is based on the number of shares of our common stock that we believe was beneficially owned by each person or entity as of December 1, 2017.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class Pre-Offering (1)	Percent of Class Post-Offering (2)
Stephen J. Thomas, III, Chairman, President and CEO *	42,493,073	31.03%	29.57%

Richard Eberhardt, Director, Executive Vice- President *	19,000,000	13.87%	12.41%

Gary Cook, CFO *	6,500,000	4.75%	3.29%

Stacie Stricker, Corporate Secretary and Controller *	500,000	0.37%	0%

All Directors and Executive Officers as a group	68,493,073	50.01%	45.27%

5%+ Shareholders

Stephen J. Thomas, III, Chairman, President and CEO *	42,493,073	31.03%	29.57%

Richard Eberhardt, Director, Executive Vice- President *	19,000,000	13.87%	12.41%

Jack Najjur PO Box 692211 Orlando, FL 32869	8,095,000	5.91%	4.45%

Russell Williams 3980 Texas Street #3 San Diego, CA 92104	7,500,000	5.48%	4.02%

*The Address for the above individuals and entities is c/o 501 West Broadway, Suite 800, San Diego, CA 92101.

(1)                Based upon 136,953,904 shares issued and outstanding. Does not contemplate the Series A Preferred Stock held 100% by Stephen J. Thomas, III which guarantees the holder to 60% of the outstanding common stock in shares when converted and 60% of any vote prior to or after conversion. At this time, approximately 105,000,000 additional common shares would be issued if Mr. Thomas were to convert his Series A Preferred Stock holdings to common stock.

(2)       Based upon 136,953,904 shares issued and outstanding and assumes sales of all shares registered hereby. Does not contemplate the Series A Preferred Stock held 100% by Stephen J. Thomas, III which guarantees the holder to 60% of the outstanding common stock in shares when converted and 60% of any vote prior to or after conversion. At this time, approximately 105,000,000 additional common shares would be issued if Mr. Thomas

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were to convert his Series A Preferred Stock holdings to common stock.

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

n. CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, PROMOTERS AND CONTROL PERSONS

Other than the transactions discussed below, we have not entered into any transaction in past two years, nor are there any proposed transactions in which any of the founders, directors, executive officers, shareholders or any members of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Issuance of Equity

In 2014, In August 2014, TPTG Global, Inc. merged with Ally Pharma in a “reverse merger” wherein Ally Pharma issued 110,000,000 shares of Common Stock, or 80% ownership, to the owners of TPT Global, Inc. in exchange for all outstanding common stock of TPT Global, Inc. and Ally Pharma agreed to change its name to TPT Global Tech, Inc. Because of this change in control of Ally Pharma, the transaction is accounted for as a non-monetary transaction (specifically referred to as a reverse recapitalization) wherein the operations of the accounting Acquirer are re-casted in terms of the accounting Acquiree’s (legal acquirer, TPTG fka Ally Pharma) common stock. 110,000,000 shares of common stock were issued equaling 80% of the 136,753,685 post-merger common shares outstanding. Stephen Thomas, as he became an officer and director of the Company, received 110,000,000 shares of common stock at that time.

Related Party Employment Agreements

Pursuant to an employment agreement dated November 1, 2017, Stephen Thomas, CEO, director, and majority shareholder, receives a base salary of $150,000 per year. In addition to the base salary, Mr. Thomas is eligible to receive performance bonuses as to be determined by our Board of Directors. The agreement has a three-year term and expires on October 31, 2020.

Pursuant to an employment agreement dated November 1, 2017, Richard Eberhardt, Executive Vice-President, director and affiliate shareholder, receives a base salary of $150,000 per year. In addition to the base salary, Mr. Eberhardt is eligible to receive performance bonuses as to be determined by our Board of Directors. The agreement has a three-year term and expires on October 31, 2020.

Pursuant to an employment agreement dated November 1, 2017, Gary Cook, CFO, receives a base salary of $150,000 per year for which currently he devotes no less than 60% of his full-time. In addition to the base salary, Mr. Cook is eligible to receive performance bonuses as to be determined by our Board of Directors. The agreement has a three-year term and expires on October 31, 2020.

Capital Contributions by Officer, Director, Principal Shareholder

During 2015, 600,000 shares of common stock were issued to an investor for $53,000, which amount of stock was surrendered for cancellation by Stephen Thomas, an officer and director, to the Company to reduce dilution.

During 2015, the Company acquired 100% of Copperhead Digital and its subsidiaries. As part of this acquisition, the Company issued 679,310 restricted common shares of the Company valued at $7,472. 679,310 shares of common stock were surrendered for cancellation by Stephen Thomas, an officer and director, to the Company to reduce dilution.

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In July 2016, the Company entered into an Acquisition and Purchase Agreement to purchase the assets of Goodwin Global Communications LLC for $22,500 in cash, payable in cash increments through January 2017. The actual number of shares given upon acquisition was 50,000, as amended, valued at $40,400. Stephen Thomas, an officer and Director, surrendered 50,000 shares to treasury to reduce dilution.

Effective September 30, 2016, the Company acquired 100% of the outstanding stock of San Diego Media by issuing 750,000 shares of restricted common stock of the Company valued at $438,750. Stephen Thomas, an officer and director, surrendered 750,000 for cancellation to treasury to reduce dilution.

In December 2016, TPTG acquired the Lion Phone Technology from four former interest holders. The Lion Phone technology agreement allows for the technology and intellectual property and technology of the Lion Phone to be acquired for 2,100,000 shares of restricted common stock issued by the Company valued at $560,000. 2,100,000 shares of common stock were surrendered by an officer, Stephen Thomas, for cancellation to reduce dilution.

During the year ended December 31, 2016, the Company paid Stephen Thomas, Chairman, CEO and President of the Company, approximately $50,000 in rent and utility payments related to corporate office space.

During the year ended December 31, 2016, the Company issued 500,000 shares of restricted common stock for services valued at $385,000. Stephen Thomas, an officer and director of the Company, surrendered 500,000 shares of common stock to reduce dilution.

During the nine months ended September 30, 2017, the Company received $35,000 in cash from a relative of an officer of the Company for issuance of 350,000 shares of restricted common stock. Stephen Thomas, an officer and director of the Company, surrendered 350,000 common shares to the Company to reduce dilution.

In December 2016, a subsidiaries landlord agreed to terminate a facilities lease for 150,000 shares of Common Stock valued at $43,350. Stephen Thomas, an officer and director of the Company surrendered 150,000 shares of common stock for this transaction to reduce dilution.

In December 2016, the Company settled accounts payable to multiple vendors of $134,720 for 365,000 shares of restricted Common Stock valued at $105,485. Stephen Thomas, an officer of the Company, contributed 365,000 shares of common stock to the Company to reduce dilution.

In December 2016, the Company used for compensation expense 9,175,000 restricted shares of Common Stock valued at $2,663,575. Stephen Thomas, an officer and director of the Company, surrendered 9,175,000 shares of common stock for this transaction to reduce dilution.

In conjunction with the acquisition of Copperhead Digital, the former shareholders of Copperhead Digital funded a total of $220,000 of Commercial Promissory Notes. In October 2015, all Commercial Promissory Notes were exchanged for 440,000 common shares of the Company. Stephen Thomas, an officer and director of the Company, surrendered 440,000 shares of common stock for this transaction to reduce dilution.

In October 2015, Convertible Promissory Notes in the amount of $250,000 were exchanged for 500,000 common shares of the Company. Stephen Thomas, an officer and director of the Company, surrendered 500,000 shares of common stock for this transaction to reduce dilution.

In July and August 2015, the Company through a private offering issued Unsecured Commercial Promissory Notes to the former shareholders of Copperhead Digital for $326,377. In October 2015, all Unsecured Commercial Promissory Notes were exchanged for 1,496,899 common shares of the Company. Stephen Thomas, an officer and director of the Company, surrendered 1,496,899 shares of common stock for this transaction to reduce dilution.

During the year ended December 31, 2016 and to the date of this report, approximately $157,000 in funds have been provided to the Company by officers and family to the officers, Stephen Thomas and Richard Eberhardt, for

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working capital purposes. There are no written terms of repayment or interest that is being accrued to these amounts and they will only be paid back, according to management, if cash flows support it. They are classified as current in the balance sheets.

Director Independence

Our board of directors undertook our annual review of the independence of the directors and considered whether any director had a material relationship with us or our management that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the board of directors affirmatively determined that none of our directors are “independent” as such term is used under the rules and regulations of the Securities and Exchange Commission.

ITEM 11A. MATERIAL CHANGES

During 2017, existing shareholders extended loans to the Company in the amount of approximately $624,600, $435,500 of which was outstanding as of September 30, 2017. Of this amount, $400,600 is under similar terms and conditions of existing debt from shareholders which is secured by assets of the company and includes options that were issued with the debt to purchase 76,120 common shares at share prices of between $0.04 to $0.22 until December 31, 2019. $157,000 of the approximately $624,000 was advanced from officers or family of officers of the Company and have no documented terms. $67,000 was funded under convertible debt instruments that were later amended to be convertible at $0.25 per share. In addition, the Company entered into a short-term cash arrangement for $70,500 of which $25,725 remained outstanding as of September 30, 2017. See Note 5 to the condensed consolidated financial statements.

ITEM 12. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and the exhibits filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file reports and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Additionally, you can obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

EXPERTS

The financial statements as of December 31, 2016 and 2015 and for each of the years in the two-year period ended December 31, 2016 have been so included in reliance on the report of Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we have filed with it. The information incorporated by reference is an important part of this prospectus and is considered to be part of this prospectus. We incorporate by reference the documents listed as exhibits to the document in Item 16.

ITEM 12A. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Florida Statutes requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Florida Statutes permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Florida Statutes prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Florida Statutes may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Florida Statutes also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to our bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Florida Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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[OUTSIDE BACK COVER PAGE OF PROSPECTUS]

Dealer Prospectus Delivery Requirements

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We have expended, or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$25,000
Audit Fees	$125,000
Transfer Agent Fees	$2,000
SEC Registration and Blue Sky Registration fees (estimated)	$5,000
Printing Costs and Miscellaneous Expenses (estimated)	$18,000
Total	$175,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Florida Revised Statutes and the bylaws.

Under the Florida Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that it will indemnify the directors to the fullest extent not prohibited by Florida law; provided, however, that we may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in sole discretion, pursuant to the powers vested under Florida law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that it will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of us, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of us.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

In 2014, In August 2014, TPTG Global, Inc. merged with Ally Pharma in a “reverse merger” wherein Ally Pharma issued 110,000,000 shares of Common Stock, or 80% ownership, to the owners of TPT Global, Inc. in exchange for all outstanding common stock of TPT Global, Inc. and Ally Pharma agreed to change its name to TPT Global Tech, Inc. Because of this change in control of Ally Pharma, the transaction is accounted for as a non-monetary transaction (specifically referred to as a reverse recapitalization) wherein the operations of the accounting Acquirer are re-casted in terms of the accounting Acquiree’s (legal acquirer, TPTG fka Ally Pharma) common stock. 110,000,000 shares of common stock were issued equaling 80% of the 136,753,685 post-merger common shares outstanding.

Subsequent to the reverse merger, the 110,000,000 shares were classified originally as founders shares but were used for corporate considerations as noted below. As such, the founders are net of the other share activity.

Number of Shares	Original Consideration	Issue Price Per Share
42,493,073	Founders Shares	$0.001
17,767,670	Asset Acquisition	$0.10 to $0.81
2,983,380	Conversion of Convertible Promissory Notes	$0.20 to $0.80
4,278,496	Private Placement	$0.10 to $0.50
38,392,391	Services	$0.10 to $0.30
4,488,033	Gifts to Family	$0.001

Exemption From Registration Claimed

All of the above sales by us of our unregistered securities were made by us in reliance upon Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). All of the individuals and/or entities that purchased the unregistered securities were primarily existing shareholders, known to us and our management, through pre-existing business relationships, as long standing business associates and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to our management in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to us. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Number	Description
3.1	Articles of Incorporation of Chatham International, Inc. (9.30.96)	Filed Herewith
3.2	Articles of Incorporation of Cornerstone Capital, Inc. (12.30.98)	Filed Herewith
3.3	Articles of Amendment of Art, Music & Entertainment, Inc. – name change to Global Assets & Services, Inc. (7.30.01)	Filed Herewith
3.4	Articles of Merger – Global Assets & Services. Inc. and SDE 3, Inc. (1.17.02)	Filed Herewith
3.5	Articles of Amendment of Global Assets & Services, Inc. – name change to Jointland Development, Inc. (12.27.04)	Filed Herewith
3.6	Articles of Amendment of Jointland Development, Inc. – Article IV amendment (4.5.10)	Filed Herewith
3.7	Articles of Amendment of Jointland Development, Inc. – name change to Gold Royalty Corp. (10.19.10)	Filed Herewith
3.8	Articles of Amendment of Gold Royalty Corp. – new name Reuben Cannon Entertainment, Inc. (8.24.12)	Filed Herewith
3.9	Articles of Amendment of Gold Royalty Corp. – new name Ally Pharma US, Inc. (10.31.12)	Filed Herewith
3.10	Articles of Amendment of Ally Pharma US, Inc. – new name TPT Global Tech, Inc.	Filed Herewith
3.11	Articles of Amendment of TPT Global Tech, Inc. – Preferred Stock Series A & B (2.6.15)	Filed Herewith
3.12	Articles of Incorporation of Copperhead Digital Holdings, Inc.	Filed Herewith
3.13	Articles of Organization of Trucom, LLC	Filed Herewith
3.14	Articles of Organization of CityNet Arizona, LLC	Filed Herewith
3.15	Certificate of Amendment of Transactive Intermedia, Inc. – name change to San Diego Media, Inc.	Filed Herewith
3.16	Articles of Organization of K Telecom and Wireless, LLC	Filed Herewith
3.17	Articles of Incorporation of Blue Collar, Inc.	Filed Herewith
3.18	Articles of Organization of Center for Education in TV and Radio LLC	Filed Herewith
3.19	Articles of Amendment to Articles of Organization of Center for Education in TV and Radio LLC name change to Hollywood Riviera Studio, LLC	Filed Herewith
3.20	Articles of Organization of HRS Mobile, LLC	Filed Herewith
3.21	Bylaws of TPT Global Tech, Inc.	Filed Herewith

4.1	Form of Vesting Warrants	Filed Herewith
4.2	Form of Unsecured Convertible Commercial Promissory Note - $250,000	Filed Herewith
4.3	Form of Commercial Convertible Promissory Notes	Filed Herewith
4.4	2017 TPT Global Tech, Inc. Stock Option And Award Incentive Plan	Filed Herewith
4.5	Series A Designation	Filed Herewith
4.6	Series B Designation	Filed Herewith
5.1	Opinion re: Legality	Filed Herewith
10.1	Employment Agreement, Stephen J. Thomas, III	Filed Herewith
10.2	Employment Agreement, Gary Cook	Filed Herewith
10.3	Employment Agreement, Richard Eberhardt	Filed Herewith
10.4	Agreement and Plan of Merger – Ally Pharma US, Inc. and TPT Global, Inc. (9.30.14)	Filed Herewith
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10.5	Purchase Agreement Ally Pharma US, Inc. and K Telecom and Wireless and Global Telecom International LLC (8.1.14)	Filed Herewith
10.6	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Copperhead Digital Holdings, Inc. (1.31.15)	Filed Herewith
10.7	Lease Agreement between Copperhead Digital Holdings, Inc. and Telecom Finance LLC (9.14.10)	Filed Herewith
10.8	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Port 2 Port, Inc. (9.30.15)	Filed Herewith
10.9	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and San Diego Media, Inc. (9.30.16)	Filed Herewith
10.10	Amendment #1 to Acquisition & Purchase Agreement between TPT Global Tech, Inc. and San Diego Media, Inc. (12.9.16)	Filed Herewith
10.11	Asset Acquisition Agreement between TPT Global Tech, Inc. and Interest Holders of the Lion Phone Technology (12.15.16)	Filed Herewith
10.12	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and MatrixSites, Inc.	Filed Herewith
10.13	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Hollywood Riviera LLC, HRS Mobile LLC (11.1.17)	Filed Herewith
10.14	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Blue Collar Productions, Inc. (11.3.17)	Filed Herewith

21.1	Subsidiaries	Filed Herewith

23.1	Consent of Attorney	Filed Herewith
23.2	Consent of Accountant	Filed Herewith

99.1	Trucom LLC Complete Patent	Filed Herewith
99.2	Patent Assignment – Ellifson to TruCom LLC (2.11.13)	Filed Herewith

ITEM 17. UNDERTAKINGS

We hereby undertake the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)       To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, we will unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 15, 2017.

TPT GLOBAL TECH, INC.

/s/ Stephen J. Thomas III	December 15, 2017
Stephen J. Thomas, III
(Chief Executive Officer and Principal Executive Officer)

/s/ Gary Cook	December 15, 2017
Gary Cook
(Chief Financial Officer/Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Stephen J. Thomas III	December 15, 2017
Stephen J. Thomas, III, Director

/s/ Richard Eberhardt	December 15, 2017
Richard Eberhardt, Director

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